UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

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IQVIA HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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# Accelerating innovation for a healthier world

## OUR MISSION

IQVIA's mission is to accelerate innovation for a healthier world. This focuses us on enabling life sciences clients and broader healthcare stakeholders to accelerate the clinical development and commercialization of innovative medical treatments

## OUR STRATEGY

Our strategy is to leverage IQVIA Connected Intelligence™, which connects information assets, analytics capabilities, transformative technology, and extensive domain expertise to advance healthcare and improve patient outcomes by delivering actionable insights and powerful solutions to our clients and stakeholders

### Create Connections

Utilize our scale and build relationships at local and global levels across 100+ countries and millions of stakeholders

### Apply AI and data science

Deploy Healthcare-grade AI™ powered solutions to enable valuable and actionable insights

### Drive Innovation

Deploy innovations that harness connectivity between information, expertise and technology via IQVIA Connected Intelligence™

### Accelerate Patient Care

Increase speed, effectiveness, and safety of clinical trials and create a more agile and informed approach to bringing the right medicine to the right patient

### Broaden Portfolio

Expand our capabilities through effective capital deployment, including strategic tuck-in acquisitions

Notice of 2025 Annual Meeting of Stockholders

Date and Time Thursday, April 24, 2025 9:00 a.m. Eastern Time	Location Hotel Zero Degrees 15 Milestone Road Danbury, Connecticut 06810	Who May Vote Stockholders of record at the close of business on the record date of February 24, 2025
AGENDA

Item of Business		Board Recommendation		Page Reference

1	Annual election of the director nominees named in the accompanying Proxy Statement	✓	FOR each nominee	12
2	Advisory (non‑binding) vote to approve our executive compensation (say‑on‑pay)	✓	FOR	44
3	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	✓	FOR	108
4	Approve an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	✓	FOR	111
5	Stockholder proposal, if properly presented	✗	AGAINST	113
The full text of these proposals appears in the accompanying Proxy Statement.
YOUR VOTE IS IMPORTANT
To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

INTERNET	TELEPHONE	MAIL
Go to the website shown on your proxy card and follow the instructions	Use the toll‑free number shown on your proxy card or voting instruction form	Mark, sign and date your proxy card and return it in the postage‑ paid envelope

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on April 24, 2025:
Our Notice of Meeting, Proxy Statement, Form of Proxy Card & 2024 Annual Report on Form 10‑K are available at: https://materials.proxyvote.com/46266C
We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the 2025 Annual Meeting and appointing a proxy under “About the 2025 Annual Meeting” on page 119 of the Proxy Statement.
By Order of the Board of Directors,
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
February [ ], 2025
Durham, North Carolina
Our proxy materials, which include the Proxy Statement and our 2024 Annual Report, are first being mailed or made available to stockholders on or about February [ ], 2025.

YOUR VOTE IS IMPORTANT Please register for e‑delivery of proxy materials: Scan the QR Code or visit www.proxyvote.com

IQVIA HOLDINGS INC. 2400 Ellis Road Durham, North Carolina 27703

John M. Leonard, M.D. Lead Independent Director February [ ], 2025
Dear Stockholders:
On behalf of the Board of Directors, I would like to thank you for your continued support of IQVIA. As your Lead Independent Director, it is my distinct pleasure to outline the efforts of the Board to provide robust, independent oversight in furtherance of your interests. Throughout 2024, consistent with prior years, the Board worked closely with our Chief Executive Officer and management team to further IQVIA’s overall mission, continue our strong corporate governance program, advance our sustainability initiatives, and to proactively engage with our stockholders.
We provide robust corporate governance and independent oversight of the Company’s long-term strategy.
An essential role of the Board is to provide robust corporate governance and effective independent oversight of IQVIA’s corporate strategy and execution. The Board regularly reviews our corporate governance policies and practices and over the past several years has made significant enhancements that we believe are in the best interests of the Company and our stockholders. Key achievements, among others, include:
●Completed declassification of the Board of Directors: all of our director nominees are up for election to one-year terms
●Adopted stockholders’ right to request a special meeting of stockholders
●Adopted majority voting standard in uncontested director elections, with a resignation policy
●Removed all supermajority vote standards for stockholder actions
●Adopted two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct
●Increased transparency of our limited corporate political contributions through the publication of an annual Political Spend Report and public disclosure of our Political Activity Policy
The Board works closely with our Chief Executive Officer and senior management to formulate and oversee the Company’s long-term strategy to ensure that we are well positioned to succeed in a complex and rapidly changing healthcare and macroeconomic environment. This includes receiving regular updates at Board meetings on how the Company is harnessing the power of AI, setting appropriate governance and leading in the development and implementation of IQVIA Healthcare-grade AI™ that meets the level of precision, speed and trust needed by the healthcare industry.

Message from our Lead Independent Director
We oversee the Company’s sustainability initiatives.
The Nominating and Governance Committee (N&G Committee) of the Board has oversight responsibility of sustainability matters. Colleen Goggins, the Chair of the N&G Committee, and I oversee our sustainability efforts and initiatives through regular meetings with our Chief Executive Officer and management team and with our stockholders. We are very proud of our recent sustainability accomplishments, which include, among others:
●100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
●We worked cross-functionally to ramp up GHG emissions reduction initiatives related to real estate and suppliers, and streamlined our GHG data and reporting processes. We have achieved a 27% reduction in scope 1 and 2 GHG emissions against our 2019 baseline and 50% of our suppliers by emissions have now set or committed to set science-based targets
●We removed almost 3 metric tons of single-use plastic outer packaging for clinical trial test kits from our supply chain at our Edinburgh and Marietta central labs. We also continued to partner with Kits4Life to repurpose clinical trial test kits, supplies and equipment. These recovered surplus medical supplies reduce shortages around the globe, providing potentially life-saving assistance to those in need
We invite you to review our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability, and to learn more about our sustainability priorities and practices beginning on page 34 of this Proxy Statement.
We have a robust stockholder engagement program and engage regularly with our stockholders.
Engagement with stockholders remains a key focus for IQVIA and an important part of the Board’s longstanding commitment to sound governance practices and responsiveness to stockholder input. Our annual stockholder engagement program involves meetings with a broad base of stockholders to discuss performance, corporate governance, sustainability, human capital management, executive compensation and other matters of importance. Over the past several years, we have consistently requested meetings with stockholders that in aggregate hold 50% or more of our outstanding common stock, and have typically met with stockholders that in aggregate hold at least 30% of our outstanding common stock; we have listened carefully to understand their views and, in response, have taken significant actions to address their feedback. See pages 42-43 of this Proxy Statement for more information regarding our stockholder engagement program including detailed enhancements to our governance practices and executive compensation program made as a direct result of feedback received from our stockholders.
As we move forward in 2025 and beyond, we will continue to work hard on your behalf as stewards of the Company to help ensure the continued success of IQVIA. On behalf of the full Board, I sincerely thank you for your continued trust and investment in IQVIA. Your vote is important, and we kindly request that you support our voting recommendations contained in this Proxy Statement and invite you to share your perspectives with us throughout the year.
Sincerely,
John M. Leonard, M.D.
Lead Independent Director

IQVIA HOLDINGS INC. 2400 Ellis Road Durham, North Carolina 27703

Ari Bousbib Chairman and Chief Executive Officer February [ ], 2025
Dear Stockholders:
At IQVIA, our mission is to accelerate innovation for a healthier world. Our 88,000 dedicated employees—including almost 5,000 physicians and PhDs; more than 4,000 advanced analytics experts, data scientists and statisticians; 9,000 real-world evidence specialists; and more than 12,000 technology specialists—deliver innovative solutions to more than 10,000 life science and healthcare customers in more than 100 countries.
2024 was a challenging year for the industry, with client portfolio reprioritizations and delayed customer decision-making brought on by the U.S. Inflation Reduction Act, persistent high inflation and interest rates, foreign currency headwinds, geopolitical unrest, the uncertainty of elections in the United States and around the world and other turmoil. Despite these challenges, we delivered against our strategic and operational objectives and made significant progress in accelerating innovation for our customers and the patients we collectively serve.
Financial, Strategic and Operational Achievements
In 2024, revenue grew to $15,405 million, representing 5.5% growth at constant currency excluding COVID-related work. Adjusted EBITDA, our primary measure of profitability, grew 3.2% to $3,684 million, and adjusted diluted earnings per share increased by 9.1% to $11.13 per share. Our free cash flow was exceptionally strong, increasing by over 40% since 2023 and exceeding 100% of adjusted net income. Our business segments—Research & Development Solutions, Technology & Analytics Solutions, and Contract Sales & Medical Solutions—delivered growth of 5.2%, 6.3% and 3.2%, respectively, at constant currency excluding COVID-related work.
Our strong cash flow enabled us to re-invest in the business to further innovation, including $602 million for product development and capital improvements and $883 million for strategic acquisitions and other investments. We also returned $1.35 billion to stockholders through the repurchase of more than 6 million shares of our common stock. We ended the year with a net leverage ratio of 3.33 times trailing 12-month Adjusted EBITDA, down from 3.45 at the end of 2023.
A wide range of strategic and operational achievements drove these 2024 financial results, which included:
●Record R&DS achievements. R&DS exited 2024 with many successes despite customer cancellations and delays of two trials due to client-related logistical challenges in the fourth quarter. We achieved a record-breaking contracted backlog of $31.1 billion. We added almost 400 net new customers, the majority of which were emerging biopharma customers, and we successfully renewed all of our large pharmaceutical company strategic relationships last year, even as many large pharma customers re-evaluated and consolidated their key strategic partners. In addition, we established new relationships and expanded the scope of work in several existing partnerships, positively positioning our business for future growth. IQVIA now has partnerships with 22 of the top 25 pharmaceutical companies.

Message from our CEO
●Expansion of our evidence-based patient research. We have continued our focus on patients and addressing their needs with advanced technology and real-world evidence offerings. We expanded our electronic clinical outcome assessments library of scientifically validated instruments that measure how patients feel about their conditions and treatments. We further enhanced IQVIA’s position as a scientific thought leader in real-world evidence, publishing more than 250 scientific papers, including more than 15 papers on the responsible use of AI. We increased our activities in genomics and precision medicine to help reduce adverse drug reactions, improve treatment and shape the future of healthcare. Further, we accelerated growth in our Medical Affairs business, significantly expanding our capabilities through organic and inorganic investment. We were named as a leader in the Life Sciences Regulatory and Medical Affairs Operations PEAK Matrix® Assessment by Everest Group.
●TAS ending the year strong. In the first half of the year, we saw continued client cautiousness on discretionary spending on commercial programs. In the second half of the year, we exceeded revenue expectations, demonstrating that our customers are once again prioritizing new drug launches and critical commercial programs. During the year, we expanded our digital business into Europe where we have doubled the number of websites, publishers and partners that are integrated into our digital network. We grew our Consumer Health business segment by strong double digits for the year. We continued to advance our leadership in the analytics offerings of our commercial technology business by, in part, developing a connected ecosystem of applications, resulting in revenue growth of more than 20% for these applications. We received recognition as a leader in Forbes’ World’s Best Management Consulting Firms and were listed in 10 categories in Gartner’s Hype Cycle for Life Sciences Commercial Operations.
●The launch of exciting new AI solutions and capabilities. Adding to our decade-long history of deploying artificial intelligence to power results for our customers, we made significant strides in expanding our AI capabilities across our business, including the launch of 39 new AI-enabled applications. We launched IQVIA AI Assistant, a generative AI tool designed to provide life sciences customers with quick and powerful insights through a user-friendly, conversational interface in near real time, rather than days or weeks. We embedded targeted AI enhancements into clinical trial processes, resulting in productivity savings and improved execution in protocol design, site selection, trial documents, pathology reports and quality management, among other activities. We developed a new Center for Defensible AI and an AI Governance Council to ensure good governance over privacy, ethics and reliability around AI. We are committed to using AI responsibly, with our AI-powered capabilities built on best-in-class approaches to privacy, regulatory compliance and patient safety, and delivering AI to the high standards of trust, scalability and precision demanded by the industry. And we received significant industry recognition for our AI advances, including a 2024 MedTech Breakthrough Award for “Best Use of Artificial Intelligence in Healthcare” for our SmartSolve® Enterprise Quality Management System, which simplifies quality compliance and connects regulatory and quality processes; a Frost & Sullivan award for Customer Value Leadership for SmartSolve eQMS; and a PM360 Innovation Award in the AI Category for IQVIA AI Assistant.
Investments in Talent
None of these accomplishments would have been possible without the unrivaled talent we have at IQVIA. Our employees are relentlessly focused on the flawless execution of their work in support of our mission to accelerate innovation for a healthier world.
IQVIA invests heavily in employee learning and development so our employees can deliver on our mission. Last year, we continued our focus on strengthening the skills of our employees so they may find additional opportunities for growth within IQVIA. We issued new learning and development materials aligned to business needs, including on such topics as AI, evolving leadership and data insights. We also used technology to match employees to open internal positions based on their skillsets and interests. These efforts resulted in approximately 30% of our open positions being filled by internal transfers, demonstrating IQVIA’s strong career opportunities and our commitment to talent development.
In addition, IQVIA was awarded several Human Capital Management Excellence Awards® from the Brandon Hall Group in recognition of our talent development programs in the areas of best new-hire onboarding program, best unique or innovative talent acquisition program, best custom content and best unique or innovative learning and development program.
We continue to measure our progress in employee engagement through our semi-annual Employee Pulse Survey. We exceeded Fortune 500 benchmarks for key metrics in our employee surveys, confirming employees feel energized by their work and supported by their managers. Notably, 83% of employees see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone everywhere (two points above the Fortune 500 benchmark) and 94.5% of employees were aware of how to report ethical concerns or observed misconduct (three points above the Fortune 500 industry benchmark).

Message from our CEO
Sustainability Enhancements
We are committed to reducing our impact on the environment. We made progress in emissions reduction, achieving a 27% reduction in scope 1 and 2 emissions against our 2019 baseline. In addition, we achieved 71% progress toward our 2027 scope 3 target, with 50% of our suppliers having set or committed to set emission reduction goals.
In our laboratories, we removed almost 3 metric tons of single-use plastics in our clinical test kits and avoided 384 metric tons of CO2e in lab freezer waste. We achieved My Green Lab® certification for 100% of our laboratories and were awarded the Race to Zero Leadership Award by the My Green Lab initiative.
We continue to strengthen our corporate governance program, which is critical for supporting our sustainability goals, promoting accountability and driving long-term stockholder value. During 2024, we incorporated distinct enhancements to our corporate governance program to provide greater transparency on our policies and practices.
Public Health Advancements
IQVIA has placed a significant focus on enhancing the representation of diverse clinical trial participants to improve the provision of critical healthcare, the effectiveness of treatments and the identification of adverse effects for underrepresented populations. Using our global scale, we have expanded our geographic network of trial sites, including in Africa and Latin America, strengthening research capabilities, data access and the representation of patient populations.
Throughout 2024, we continued to progress our mission to advance global public health. Our differentiated capabilities, scientific expertise and global scale make us uniquely placed to help tackle some of the world’s most complex public health problems in collaboration with global health stakeholders. IQVIANs have been deployed around the world to assist in eradicating disease outbreaks, including poliovirus, Marburg virus disease and Mpox. We participated in the World Health Organization’s Global Clinical Trials Forum established to expand access to therapies for everyone around the world.
IQVIANs continue to make a positive impact where they live, donating their time to a variety of community service activities. Our employees participated in our annual IQVIA Day, investing their time to provide support in their local communities, including volunteering at orphanages, participating in waste clean-up initiatives, providing support to local residents dealing with food and resource insecurity and homelessness, and supporting veterans’ activities.
Looking Ahead
I am proud of what we have accomplished in 2024. Indeed, I am honored to report that IQVIA was named No. 1 most admired company in its category on the 2025 Fortune® World’s Most Admired Companies™ list. This is the fourth year in a row IQVIA has earned first place in the Health Care: Pharmacy and Other Services category, and the eighth consecutive year it has appeared on the list. Notably, IQVIA earned first place in its category on four key attributes— innovation, global competitiveness, people management and use of corporate assets.
Going into 2025, the outlook for our industry and the demand for healthcare innovation remain robust—biopharma funding continues to strengthen; historic breakthroughs in certain therapeutic areas, such as obesity and oncology, have occurred; and we have witnessed a time of unprecedented medical and technological progress. These scientific advances are already transforming the industry.
I remain confident that our industry will weather the short-term challenges we face, and that IQVIA stands uniquely positioned to support our customers in improving patient outcomes globally through our differentiated capabilities, innovative offerings and exceptional talent.
I am grateful for the trust and support placed in us by our customers, stockholders and partners. I look forward to keeping you updated on our additional accomplishments throughout 2025.

Ari Bousbib
Chairman and Chief Executive Officer

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
Who We Are
IQVIA is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. Below is a snapshot of our workforce and business.
Our portfolio of solutions are powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, IQVIA Healthcare-grade AI™, advanced analytics, the latest technologies and extensive domain expertise. We are dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA Connected IntelligenceTM
4,000+ Advanced analytics / data scientists / statisticians 9,000+ Real World specialists 12,000+ Technology experts		50K+ Pharmacy and wholesaler partners 25M+ Healthcare professionals 2,000+ Hospital partners

1.2B+ Non-identified patient records ~90% Global pharma sales tracked 64+ Petabytes of unique data		150K+ Data suppliers 10.5B+ Monthly transactions 100B+ Records searched in real-time

IQVIA HOLDINGS INC. | 2025 Proxy Statement 1

Proxy Statement Summary
Financial Highlights
2024 Key Performance Metrics
Revenue (billions)
Adjusted EBITDA (billions)(1)
Adjusted Diluted EPS(1)
Free Cash Flow (billions)(1)

2024 Business Highlights

~400	Net New R&DS Customers
$10.1B	Contracted R&DS Net New Bookings
$31.1B	Clinical Development Contracted Backlog
>10%	Real World Solutions Revenue Growth
60	New Innovations, including 39 AI-enabled Applications

2024 Segment Revenue

$8.5B Research and Development Solutions	$6.2B Technology and Analytics Solutions	$0.7B Contract Sales and Medical Solutions
2024 Capital Deployment

Invested for Growth	● $883M M&A/Investments and $602M Capital Expenditures
$1,485M

Returned to Stockholders	● ~6.4M Shares Repurchased
$1,350M
(1)See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.

2 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Proxy Statement Summary
Financial Highlights
Delivered Strong Performance Despite Macroeconomic and Industry Headwinds
In 2024, IQVIA delivered strong financial results including revenue of $15.4 billion, Adjusted EBITDA of $3.7 billion, and Free Cash Flow of $2.1 billion, up 40.9% compared to 2023. We achieved these results in the face of significant macroeconomic and industry challenges. We outperformed our compensation peer group on each of the key financial metrics shown below.

Consequences of Inflation Reduction Act
Customer discretionary spending reduction
Persistent high inflation
Fewer interest rate cuts than anticipated
Foreign currency headwinds
Global geopolitical unrest
US government transition
2024 Performance Versus Compensation Peer Group(1)

(1)Compensation peer group information from Factset based on actual results and consensus estimates as of February 10, 2025. Our compensation peer group is comprised of 22 publicly-traded companies, including biotechnology, healthcare services, IT consulting and services, life science tools and services and large pharmaceuticals. For more information on our compensation peer group, including a full list of the included companies, please see pages 55-56 of this Proxy Statement. See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.
(2)Excludes Merck & Co. as they were negatively impacted in 2023 by substantial one-off charges, which makes the 2024 versus 2023 comparison an outlier.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 3

Proxy Statement Summary
Financial Highlights
Our Long-Term Growth Algorithm(1)
We believe our long-term growth algorithm has four major drivers. First, we believe our customers, over the long-term, will grow their research and development (R&D) spending and their selling, general and administrative (SG&A) spending in the range of three to five percent. In addition, we believe they will outsource additional clinical and commercial work to IQVIA, which provides another point of long-term growth. We believe our go-to-market and innovation strategies will allow us to win more providing an additional point of growth. And lastly, we believe that acquisitions, which are an important part of our growth algorithm, will contribute another one to two points.
With these combined strategies, under normal market conditions, we estimate our long-term growth rate to be between six to nine percent annually. This is in the same range as our historical compounded annual growth rate of 7.5% since the merger between IMS Health and Quintiles (the Merger) in 2016.

(1)These statements are based on management’s current expectations and projections and are subject to a number of risks and uncertainties that could lead actual results to differ materially from those projected, forecasted or expected, including recent disruptions as a result of the Inflation Reduction Act and the continued uncertain regulatory environment. For additional information, please see “Other Relevant Information—Cautionary Note Regarding Forward-Looking Statements.”

4 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Proxy Statement Summary
Smarter Healthcare for Everyone, Everywhere
Smarter Healthcare for Everyone, Everywhere
We harness the power of data to advance healthcare and improve outcomes for patients worldwide. From earlier diagnosis to the development of new treatments and reducing barriers to healthcare access, we use our information assets to generate insights that enable people to live healthier lives. Our partners span the healthcare spectrum—including governments, non-governmental organizations (NGOs), medical professionals, life sciences companies and patient groups. We bring a wide-range of datasets together to build a holistic picture of a particular condition, to improve care at all stages of the patient journey.
At the Forefront of Creating a Healthier World
We adopt an open approach to innovation, sharing scientific knowledge, experience and perspectives with the wider sector to stimulate advances in healthcare.
Strong networks. IQVIA is uniquely placed to help tackle some of the world’s biggest health challenges in partnership with governments, healthcare providers, NGOs and the biopharma industry. We combine our scale and unique datasets with local knowledge, expertise, tools and operations to develop the appropriate response for all research. These projects often span several years and include a mix of stakeholders and sharing of our knowledge and experience. At an international level, we have ongoing relationships with many of the world’s leading public health organizations, including The Global Fund, the Coalition for Epidemic Preparedness Innovations (CEPI), Africa Centres for Disease Control and Prevention, and the Wellcome Trust.
Patient centricity. We strive to make studies more aligned with the needs and preferences of patients. We have a long‑standing commitment to pursue patient engagement strategies to better educate and include patients in the evolving clinical research environment.
Improving outcomes for patients and populations. We dedicate time and resources to work alongside governments, NGOs, and academia to support faster and more robust approaches to tackling some of the world’s most pressing health challenges. We create intelligent connections that enable these organizations to discover previously unseen insights, drive smarter decisions and unleash new opportunities. We have joined numerous organizations to help develop, enhance and optimize patient registries, which play an important role in healthcare. Patient registries are collections of aggregated, deidentified data related to patients with a specific diagnosis or condition and are a critical tool to provide healthcare professionals with first-hand information about people with that condition, both individually and as a group, and increasing our understanding of that condition.
Regulatory evolution. IQVIA works alongside regulators and policymakers to foster a regulatory environment that advances human health and the conduct of clinical trials. Modernizing clinical trials and evidence generation is at the core of IQVIA’s mission and a key priority for regulators. From validating decentralized trial approaches through innovative AI-enabled trial designs through supporting regulatory engagement, IQVIA provides unparalleled information assets, insights and experience to enable regulators to make informed decisions.
2024 Highlights

Established Presence in Africa Enables Fast Response to Marburg Virus Disease Outbreak
In conjunction with national and regional collaborators, IQVIA and CEPI are working to enhance the world’s preparedness to rapidly conduct life-saving clinical research for vaccines and other biological countermeasures against emerging infectious diseases. When the Ministry of Health of Rwanda declared an outbreak of Marburg virus disease (MVD) in Rwanda in September 2024, IQVIA was able to support the Rwandan government, CEPI, the Sabin Vaccine Institute and other partners to move rapidly to dose the first patient in a new clinical trial for MVD vaccine only ten days after the outbreak was declared. Furthermore, in the following nine days, the coalition of partners supported the enrollment of an additional 700 subjects in the trial. This speed was facilitated by the years of investment we have made establishing relationships, local talent and technical capabilities in Africa and due to strategic partnerships already in place with CEPI and the Government of Rwanda.

Redesign Trials for Sickle Cell Anemia
Our end-to-end approach helped to inform trial design for patients with sickle cell anemia. Using real-world data, we reduced the burden of trials on sites and patients, enabling more efficient recruitment and trial conduct. This work spanned globally, including in the Middle East and sub-Saharan Africa, resulting in a more than two-fold increase in global recruitment rates.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 5

Proxy Statement Summary
Sustainability Highlights
Diverse Representation in Clinical Trials
Ensuring clinical trials reflect more representative patient populations is essential for improving the provision of critical healthcare, effectiveness of treatments, and identification of potential side effects for underrepresented populations. IQVIA’s focus on the participation of diverse, representative patient populations, supported by our global reach and ability to locate trials closer to patients, establishes us as a trusted partner and thought leader in this space. By continually expanding our data assets and network of trial sites—notably in Africa, Latin America and the U.S.—we help strengthen research capabilities and ensure trial designs reflect a wider spectrum of patient needs.
Sustainability Highlights
We are committed to delivering on our vision of powering smarter healthcare for everyone, everywhere. Sustainability is a core consideration in achieving this—identifying and acting on the issues most relevant to our business and stakeholders. Our sustainable business practices are organized in this Proxy Statement under the pillars of People, Public and Planet.

## Mission

**Accelerate innovation for a healthier world**

## Vision

**Power smarter healthcare for everyone, everywhere**

### Sustainability pillars and ambitions

| People | Public | Planet |
|---|---|---|
| Inspire our employees to continuously learn, grow, and collaborate | Harness the power of Connected Intelligence™ and innovation to accelerate transformation in healthcare | Support our customers and the healthcare industry to implement more sustainable research practices |
| Build an engaged community of employees that treat each other with mutual respect and have a passion to advance healthcare | Drive access to healthcare for all | Reduce our waste, focusing on laboratory waste |
| Champion employee health and well-being | Leverage our network to connect stakeholders and improve public health outcomes | Minimize our impact on the environment |

## Foundations

Governance • Ethics and compliance • Data and data privacy • Cybersecurity • Human rights • Responsible procurement

6 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Proxy Statement Summary
Sustainability Highlights
2024 Sustainability Milestones and Achievements

ENVIRONMENT

●100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
●Removed almost 3 metric tons of single-use plastic outer packaging for clinical trial test kits from our supply chain at our Edinburgh and Marietta central labs. We also continued to partner with Kits4Life to repurpose clinical trial test kits, supplies and equipment. These recovered surplus medical supplies reduce shortages around the globe, providing potentially life-saving assistance to those in need
●Worked cross-functionally to ramp up GHG emissions reduction initiatives related to real estate and suppliers, and streamlined our GHG data and reporting processes. We have achieved a 27% reduction in scope 1 and 2 GHG emissions against our 2019 baseline and 50% of our suppliers by emissions have now set or committed to set science-based targets

GOVERNANCE

●Completed declassification of Board of Directors: all of our director nominees are up for election to one-year terms
●Published Political Activity Policy and inaugural Annual Political Spend Report, increasing transparency around our limited political spending
●Adopted refreshed versions of the charters for all three of the committees of the Board and our Corporate Governance Guidelines to ensure latest governance practices
●Further streamlined our short-term incentive award program to be based on four performance measures instead of five

HUMAN CAPITAL

●Drove employee engagement in our 2024 employee pulse surveys, with 83% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above Fortune 500 Benchmark)
●Continued our multi-year favorable attrition and internal movement trends (attrition at 10.4%, 1 percent below 2023 and internal movement at 30.5%, slightly above 2023) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●For the eighth year in a row, IQVIA was named one of the World’s Most Admired Companies™ in FORTUNE’s annual survey. For the fourth year in a row, IQVIA was named the number one most admired company in our category, Healthcare: Pharmacy and Other Services. Notably, IQVIA earned top rankings in the categories of innovation, global competitiveness, people management and use of corporate assets
●IQVIA received four Human Capital Management Excellence Awards from Brandon Hall Group in recognition of our talent development programs, including a Gold award for Best New Hire Onboarding Program and Bronze awards for Best Unique or Innovative Talent Acquisition Program, Best Custom Content, and Best Unique or Innovative Learning & Development Program

For more information about our sustainability program and our performance and data for 2024, we encourage you to read our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 7

Proxy Statement Summary
Corporate Governance Highlights
Corporate Governance Highlights

BOARD OF DIRECTORS

✓	Annual election of 100% of our directors
✓	Lead Independent Director, elected by the independent directors, with power to call special meetings of the Board, among other key responsibilities
✓	All directors except our chairman are independent
✓	100% independent Board committees
✓	56% of our director nominees are women and/or racially or ethnically diverse
✓	Director retirement policy at age 74 to encourage board refreshment
✓	Annual Board and committee self‑assessments
✓	Majority voting standard for directors in uncontested elections, with a resignation policy

STOCKHOLDER RIGHTS AND ENGAGEMENT

✓	Stockholder proxy access
✓	Stockholder right to call a special meeting
✓	Active stockholder outreach and engagement program
✓	Single class of voting stock
✓	No supermajority voting requirement for stockholders
✓	No “poison pill” (stockholder rights plan)

GOVERNANCE BEST PRACTICES

✓	Two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct
✓	Robust share ownership guidelines for both directors and key executives
✓	Securities Trading Policy in place, including anti‑hedging and anti‑pledging terms, without exception
✓	Risk oversight by the Board, Board committees and Enterprise Risk Council
✓	Comprehensive Whistleblower Policy in place
✓	No excise tax gross‑ups on severance or change in control payments or benefits
✓	Annual say‑on‑pay vote
✓	Multi‑year vesting requirements for performance share awards
✓	Long‑term incentive compensation delivered in performance‑based equity
See pages 22‑43 for more information regarding our corporate governance.

8 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Proxy Statement Summary
Corporate Governance Highlights
Board of Directors Nominees
Below is an overview of each of the director nominees you are being asked to elect at the 2025 Annual Meeting.

Name and Principal Occupation	Age	Independent	Audit	N&G*	LDC*	Director Since

Ari Bousbib Chairman and CEO, IQVIA	63					2016
Carol J. Burt Principal at Burt-Hilliard Investments Senior Advisor, Consonance Capital Partners	67	✓	X		Chair	2019
John G. Danhakl Managing Partner, Leonard Green & Partners, L.P.	68	✓		X	X	2016
James A. Fasano Retired Managing Director, CPP Investment Board	55	✓	Chair			2016
Colleen A. Goggins Retired Member of Executive Committee and Worldwide Chair of Consumer Group, Johnson & Johnson	70	✓	X	Chair		2017
John M. Leonard, M.D. President and Chief Executive Officer, Intellia Therapeutics, Inc.	67	✓	X	X		2015
Leslie Wims Morris Chief Executive Officer, Chase Auto JPMorgan Chase	54	✓		X		2022
Todd B. Sisitsky President & Co-Managing Partner, TPG Capital	53	✓		X	X	2016
Sheila A. Stamps Retired Managing Director, Bank of America	67	✓	X			2022
* The Nominating and Governance Committee (N&G Committee) and the Leadership Development and Compensation Committee (LDC Committee).
Director Nominees Snapshot

Age	Independence	Board Refreshment

IQVIA HOLDINGS INC. | 2025 Proxy Statement 9

Proxy Statement Summary
Executive Compensation Highlights
Executive Compensation Practices Highlights
The key features of the program, which are consistent with feedback received from stockholders, are highlighted below.

Transparency Provide specific scoring and/or payouts for each performance measure	Formula Utilize a formula to determine short-term incentive awards with 65% to 80% of total payout based on annual financial targets
Targets Disclose objective targets for key performance metrics
Simplicity Focus on four key performance measures
Limited Discretion Cap the LDC Committee’s upward discretion to no more than 1/6th of the final award, and require a clear and detailed rationale for any individual performance adjustments
Weightings Establish specific weightings for each performance measure for each named executive officer
Below we highlight key practices that we consider good governance features of our executive compensation program.

WHAT WE DO

✓	Align significant percentage of executive pay with performance	✓	Use an objective, formulaic approach to determining short-term incentive awards with 65%-80% of the total payout based on annual financial metrics
✓	Annual say-on-pay vote	✓	Appropriately balance short- and long-term incentives
✓	Set challenging yet achievable performance objectives for our named executive officers	✓	Conduct annual performance evaluations of the named executive officers at the LDC Committee level
✓	Conduct an annual compensation risk review and assessment	✓	Limit LDC Committee discretion to adjust short-term incentive awards to no more than 1/6th of the final award
✓	Offer transparent disclosure of achievements for all performance measures and metrics used to determine short-term incentive awards	✓	Align executive compensation with stockholder returns by providing the majority of total compensation in the form of performance-based long-term incentive awards
✓	Align executive compensation with progress on sustainability matters by including specific sustainability-related objectives in our short-term incentive award program	✓	Regularly engage with our stockholders on our compensation program and implement enhancements based on feedback received
✓	Use multi-year vesting requirements for long-term awards	✓	Utilize expertise of an external independent compensation consultant
✓	Include non-solicitation and non-competition provisions in award agreements	✓	Disclose targets for long-term incentive awards upon vesting
✓	Cap the payout at target for the portion of performance share awards based on Relative Total Stockholder Return if our absolute Total Stockholder Return for the three-year performance period is negative	✓	Have two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct
✓	Maintain meaningful share ownership guidelines	✓	Utilize a competitive peer group

10 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Proxy Statement Summary
Executive Compensation Highlights

WHAT WE DON’T DO

✗	Sign contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✗	Reprice underwater stock options or Stock Appreciation Rights without stockholder approval
✗	Gross up for excise taxes	✗	Pay unearned dividends prior to vesting
✗	Have single-trigger equity vesting	✗	Allow hedging or pledging of Company shares
Recent Enhancements to Short-Term Incentive Awards and Non-Employee Director Awards
In response to investor feedback, and based on discussions with our external compensation consultant, the LDC Committee simplified the Formula-Based Payout Factor for the Short-Term Incentive Awards by reducing the number of performance measures used in the calculation from five to four for 2024. The Balance Sheet/ Liquidity performance measure, which was based on Net Leverage Ratio and Capital Intensity achievement, was eliminated. As the LDC Committee continues to view Capital Intensity as an important metric, it was integrated into the Cash Flow performance measure to ensure the Company continues to be disciplined in its approach to cash management for capital expenditures. The LDC Committee felt this revised Cash Flow performance measure allowed it to adequately assess management’s performance in managing the balance sheet given the consistency in leverage the Company has seen over the last several years.
To align with the annual election of all directors, and upon the recommendation of the LDC Committee, the Board changed the timing of the grant of the annual equity retainer to non-employee directors to be effective on the date of the annual meeting of stockholders beginning with the 2025 Annual Meeting. This decision was based, in part, on the market review conducted by our external compensation consultant and to align with market practice for unclassified boards.
Over the past several years, we have consistently requested meetings with stockholders that in aggregate hold 50% or more of our outstanding common stock, and have typically met with stockholders that in aggregate hold at least 30% of our outstanding common stock; we have listened carefully to understand their views and, in response, have taken significant actions to address their feedback. For more information regarding our stockholder engagement program, including detailed enhancements as a direct result of feedback received from our stockholders, please see “Corporate Governance—Stockholder Engagement” below. For information on changes to our executive compensation practices and disclosures in direct response to stockholder feedback, please see “Compensation Discussion and Analysis—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback.”
CEO and Named Executive Officer Pay Mix
The following charts reflect the mix of pay for our Chief Executive Officer (89.2% performance-linked) and the average for our other named executive officers (87.6% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers

IQVIA HOLDINGS INC. | 2025 Proxy Statement 11

PROPOSAL NO. 1 Election of Directors

Upon the recommendation of the N&G Committee, the Board has nominated the nominees shown below (each of whom currently serves as a director of the Company) for election to a new term of one year at the 2025 Annual Meeting.

Ari Bousbib	Carol J. Burt	John G. Danhakl	James A. Fasano	Colleen A. Goggins

John M. Leonard, M.D.	Leslie Wims Morris	Todd B. Sisitsky	Sheila A. Stamps
If elected, each of the director nominees will serve for a term of one year and until their successor is duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.
The Board believes that each of the nominees has a record of integrity, a strong professional reputation, and a history of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in their respective biographies below.
Shares represented by executed proxies will be voted for or against or abstained from voting on the election of the nominees named above. If a nominee becomes unavailable for election or unable to serve as a director, and the Board does not choose to reduce the size of the Board, such shares will be voted for the election of such substitute nominee as the Board may propose. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve if so elected. Directors are elected by a majority of the votes cast. Pursuant to our Director Resignation Policy, any director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

12 IQVIA HOLDINGS INC. | 2025 Proxy Statement

PROPOSAL NO. 1 Election of Directors
Board of Directors
Board Nominees

ARI BOUSBIB				Age: 63

Director since: 2016 Chairman and Chief Executive Officer
Key skills:	Public Company CEO/President	Public Company Board	Healthcare	Technology
	Financial	Global	Government & Public Policy
Recent Experience:
IQVIA Holdings Inc. (2016-present)
●Chairman and Chief Executive Officer
IMS Health Holdings, Inc. (2010-2016)
●Chairman and Chief Executive Officer
Prior Experience:
●President of UTC’s commercial companies (Otis Elevator Company, Carrier Corporation, UTC Fire & Security and UTC Power Inc.), among other roles, at United Technologies Corporation
●Partner at Booz Allen Hamilton
U.S. public company directorships:
●The Home Depot, Inc. (Finance Committee and Audit Committee)
Former U.S. public company directorships:
●IMS Health (predecessor to IQVIA)
●Best Buy, Inc.
Other positions:
●Member, Harvard Medical School Health Care Policy Advisory Council
●Former member, President’s Commission on White House Fellowships
Education:
●Master of Business Administration, Columbia University
●Master of Science in Mathematics and Mechanical Engineering, Ecole Superieure des Travaux Publics, Paris

Reason for Nomination: Extensive executive leadership and experience leading large global companies and healthcare experience as our Chief Executive Officer and service on the boards of several public companies.

CAROL J. BURT			Age: 67

Director since: 2019 INDEPENDENT		LDC Committee (Chair) Audit Committee Audit Committee Financial Expert
Key skills:	Public Company Board	Healthcare	Technology	Financial	Global
Recent Experience:
Burt‑Hilliard Investments (2008‑present)
●Principal
Consonance Capital Partners (2013‑present)
●Senior Advisor
●Member, Operating Council
Prior Experience:
●SVP Corporate Finance and Development, among other roles, at Wellpoint, Inc. (f/k/a Anthem, Inc. and now Elevance Health, Inc.)
●Founder, Managing Director and Head of the Health Care Banking Group, among other roles, at Chase Securities (now J.P. Morgan)
U.S. public company directorships:
●ResMed Inc. (Audit Committee Chair, Compliance Oversight Committee Chair, and Nominating and Governance Committee)
Former U.S. public company directorships:
●Envision Healthcare Corporation
●WellCare Health Plans, Inc.
●Vanguard Health Systems
●Transitional Hospitals Corporation
Other positions:
●Member, Board of Directors: WellDyneRx, LLC
●Member: Women Corporate Directors; International Women’s Forum
Education:
●Bachelor of Arts in Business Administration, the University of Houston

Reason for Nomination: Extensive executive and board leadership experience in finance, strategy, risk management, operations and governance in the health insurance, healthcare services, medical technology and financial services industries.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 13

PROPOSAL NO. 1 Election of Directors
Board of Directors

JOHN G. DANHAKL				Age: 68

Director since: 2016 INDEPENDENT		LDC Committee N&G Committee
Key skills:	Public Company Board	Healthcare	Financial	Global
Recent Experience:
Leonard Green & Partners, L.P. (1995‑present)
●Managing Partner
Prior Experience:
●Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation
●Vice President at Drexel Burnham Lambert, Inc.
U.S. public company directorships:
●Life Time Group Holdings, Inc. (Compensation Committee, Nominating and Corporate Governance Committee)
●Mister Car Wash, Inc.
Former U.S. public company directorships:
●IMS Health (predecessor to IQVIA)
Other positions:
●Member, Board of Directors: CNG (Charter Next Generation); Convergint Technologies LLC; Lakeshore Learning; Parts Town; Pye‑Barker Fire Safety, LLC; WellSky Corporation
Education:
●Master of Business Administration, Harvard Business School
●Bachelor of Arts in Economics, University of California at Berkeley

Reason for Nomination: Over 30 years’ experience in the investment industry, including extensive leadership and business experience as a managing partner of a global investment firm, and service on the boards of several public and private companies.

JAMES A. FASANO			Age: 55

Director since: 2016 INDEPENDENT		Audit Committee (Chair) Audit Committee Financial Expert
Key skills:	Public Company Board	Healthcare	Technology
	Financial	Global	Government & Public Policy

Recent Experience:
University of Chicago Booth School of Business (2023‑present)
●Adjunct Professor
Prior Experience:
●Managing Director at CPP Investment Board
●Member of Investment Banking group at Merrill Lynch & Co.
●Member of Mergers and Acquisitions group at RBC Capital Markets
●Commissioned Officer in the Canadian Armed Forces
Former U.S. public company directorships:
●IMS Health (predecessor to IQVIA)
Other positions:
●Member, Board of Directors, Asurion (Compensation Committee Chair, Nominating and Governance Committee); LHP Hospital Group; AWAS Aviation Capital
Education:
●Master of Business Administration, University of Chicago Graduate School of Business
●Bachelor of Engineering, Royal Military College of Canada

Reason for Nomination: Over 22 years’ experience in the investment industry, including extensive leadership and finance experience as a managing director of the global investment arm of the Canadian federal pension fund.

14 IQVIA HOLDINGS INC. | 2025 Proxy Statement

PROPOSAL NO. 1 Election of Directors
Board of Directors

COLLEEN A. GOGGINS			Age: 70

Director since: 2017 INDEPENDENT		N&G Committee (Chair) Audit Committee
Key skills:	Public Company Board	Healthcare	Technology
	Financial	Global	Government & Public Policy

Recent Experience:
SIG Combibloc Group (2015‑2023)
●Member, Advisory Board (2015-2017)
●Member, Board of Directors (2018-2023)
Bayer AG (2017‑present)
●Member, Supervisory Board
Prior Experience:
●Member of Executive Committee and Worldwide Chair of Consumer Group, among other roles at Johnson & Johnson
U.S. public company directorships:
●The Toronto‑Dominion Bank (Risk Committee)
Former U.S. public company directorships:
●Bausch Health Companies Inc. (f/k/a Valeant Pharmaceuticals International)
Other positions:
●Member: Citymeals‑on‑Wheels New York City
●University of Wisconsin Foundation
●Member, Board of Trustees: Institute of International Education
Education:
●Masters in Management, Kellogg School of Management
●Bachelor of Science in Food Chemistry, University of Wisconsin‑Madison

Reason for Nomination: Over 20 years’ experience in the healthcare industry, including extensive leadership and service on the boards of several public and private companies.

JOHN M. LEONARD, M.D.			Age: 67

Director since: 2015 INDEPENDENT Lead Independent Director		Audit Committee Audit Committee Financial Expert N&G Committee
Key skills:	Public Company CEO/President	Public Company Board	Healthcare
	Technology	Financial	Global

Recent Experience:
Intellia Therapeutics, Inc. (2014‑present)
●President and Chief Executive Officer (2018‑Present)
●Executive Vice President, Research and Development  (2017‑2018)
●Chief Medical Officer (2014‑2017)
Prior Experience:
●Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc.
●Senior Vice President of Global Pharmaceutical Research and Development, among other roles, at Abbott Laboratories
U.S. public company directorships:
●Intellia Therapeutics, Inc.
Education:
●Doctorate in Medicine, Johns Hopkins University
●Bachelor of Arts in Biochemistry, University of Wisconsin‑Madison

Reason for Nomination: Over 30 years’ experience in the healthcare industry, including extensive executive leadership and healthcare experience at a top ten pharmaceutical company and as the chief executive officer of a healthcare company and service on the boards of public companies.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 15

PROPOSAL NO. 1 Election of Directors
Board of Directors

LESLIE WIMS MORRIS			Age: 54

Director since: 2022 INDEPENDENT		N&G Committee
Key skills:	Financial	Global	Technology
Recent Experience:
JPMorgan Chase (2022‑present)
●Chief Executive Officer, Chase Auto
Prior Experience:
●President, Private Label Captive Finance, Chase Auto
●Managing Director and Head of Corporate Development, Consumer & Community Banking at JPMorgan Chase
●VP, Executive Partnerships at American Express
●SVP, Strategy and Business Development at Broadridge Financial Solutions
●SVP at Jefferies & Company
Other positions:
●Vice Chair, Board of Trustees: Dance Theatre of Harlem
Education:
●Master of Business Administration, Harvard Business School
●Bachelor of Arts in English, Yale University

Reason for Nomination: Over 25 years’ experience in the financial services industry, including extensive leadership and business experience as a senior executive of a commercial banking institution.

TODD B. SISITSKY			Age: 53

Director since: 2016 INDEPENDENT		L&D Committee N&G Committee
Key skills:	Public Company CEO/President	Public Company Board	Healthcare
	Technology	Financial	Global

Recent Experience:
TPG, Inc. (2003‑present)
●President & Co‑Managing Partner of TPG Capital (2015‑present)
●President of TPG, Inc. (2021‑present)
Prior Experience:
●Executive at Forstmann Little & Company
●Executive at Oak Hill Capital Partners
●Member, Board of Directors: Surgical Care Affiliates, Inc. (Nominating and Corporate Governance Committee)
U.S. public company directorships:
●Allogene Therapeutics, Inc. (Nominating and Corporate Governance Committee)
●TPG, Inc. (Executive Committee)
Former U.S. public company directorships:
●Convey Health Solutions Holdings, Inc.
●Endo International plc
●IASIS Healthcare LLC
●IMS Health (predecessor to IQVIA)
Other positions:
●Chair, Board of Advisors, Dartmouth Medical School
●Member, Board of Directors: Ellodi Pharmaceuticals; Immucor Inc. (Compensation Committee); Monogram Health, Inc.; Exatech, Inc.; Convey Holding Parent, Inc.; Confluent Medical Technologies
Education:
●Master of Business Administration, Stanford Graduate School of Business
●Bachelor of Arts, Dartmouth College

Reason for Nomination: Over 25 years’ experience in the investment industry, including extensive leadership and business experience as a managing partner of a global investment firm with a practice focused on the healthcare industry, and service on the boards of several public and private companies.

16 IQVIA HOLDINGS INC. | 2025 Proxy Statement

PROPOSAL NO. 1 Election of Directors
Board of Directors

SHEILA A. STAMPS				Age: 67

Director since: 2022 INDEPENDENT		Audit Committee Audit Committee Financial Expert
Key skills:	Public Company Board	Financial	Global	Government & Public Policy
Prior Experience:
●EVP, Corporate Strategy and Investor Relations at DBI, LLC
●Commissioner, New York State Insurance Fund
●Director, Pensions and Cash Management at New York State Common Retirement Fund
●Managing Director at Bank of America
●Managing Director at Bank One Corporation (now JPMorgan Chase)
U.S. public company directorships:
●MFA Financial, Inc. (Compensation Committee and Nominating and Corporate Governance Committee)
Former U.S. public company directorships:
●Pitney Bowes Inc.
●Atlas Air Worldwide Holdings, Inc.
●CIT Group Inc.
●Forest Road Acquisition Corp.
Other positions:
●Member, Board of Trustees: Bankinter Innovation Foundation
Education:
●Master of Business Administration, University of Chicago
●Bachelor of Science in Management, Duke University
●ESG Certificate and Designation from Competent Boards Professional Development and Advisory Services

Reason for Nomination: Over 40 years of extensive leadership and financial experience in the asset management and commercial banking industries as well as her work in government and public policy and service on the boards of several public companies.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 17

PROPOSAL NO. 1 Election of Directors
Board of Directors
Qualifications and Experience of Director Nominees
We believe our directors bring a well‑rounded variety of experience, qualifications, attributes and skills, provide fresh perspectives and represent a mix of deep knowledge of the Company and our industry. As we review our long‑term strategy, we also evaluate what current and future skills and experience our Board requires, and we weigh those skills when assessing our current directors and potential director candidates. When identifying new directors, the Board will seek to further enhance the mix of experience and backgrounds currently represented, which may include prioritizing those with greater life sciences, cybersecurity, public policy/government, academic and/or international experience. The table below summarizes our director nominees’ key experiences, qualifications and core competencies.(1)

	Ari Bousbib	Carol J. Burt	John G. Danhakl	James A. Fasano	Colleen A. Goggins	John M. Leonard, M.D.	Leslie Wims Morris	Todd B. Sisitsky	Sheila A. Stamps

Public Company CEO/President Experience serving as CEO or President of a publicly‑ traded company
Public Company Board Experience serving on and/ or leading boards/committees of other large publicly‑traded companies
Healthcare Experience in executive positions within the healthcare industry
Technology Knowledge or experience that contributes to the Board’s understanding of technology and/or data protection and/or cybersecurity
Financial Experience analyzing financial statements, capital structures and complex financial transactions, and overseeing accounting and/or financial reporting processes
Global Experience operating in a global context internationally or at a global company
Government & Public Policy Experience in government role, public service, government affairs or community relations
Diversity Racial/ethnic or gender diversity
(1)This summary is not intended to be an exhaustive list of each of our directors’ skills or contributions to the Board.

18 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Director Compensation

Non-Employee Director Compensation Program
The Board has the authority to set the terms of our non-employee director compensation program and may change those terms at any time. The responsibility for reviewing the non-employee director compensation program and recommending changes to the Board is vested in the LDC Committee per its charter.
Non-Employee Director Compensation Structure for 2024
The non-employee director compensation program structure for 2024 was as follows:

Payment	Annual Compensation ($)

Cash retainer (paid in quarterly installments)	100,000
Equity retainer fair value (payable in fully-vested restricted stock units)	240,000
Lead Independent Director fee	50,000
Committee chair fees:
Audit	40,000
Leadership Development and Compensation (LDC)	27,500
Nominating and Governance (N&G)	25,000
Committee member (other than chair) fees:
Audit	15,000
Leadership Development and Compensation (LDC)	10,000
Nominating and Governance (N&G)	10,000
We also reimburse our directors for reasonable costs related to continuing education (including travel and lodging), and travel expenses and other out-of-pocket costs incurred in connection with attendance at Board meetings.
The LDC Committee assessed non-employee director compensation in 2024 based on input from Meridian Compensation Partners, LLC, the independent compensation consulting firm serving the LDC Committee, and taking into account compensation paid to non-employee directors at companies in the same peer group we use for executive compensation purposes. For information on the compensation peer group, see “Compensation Discussion and Analysis—Overview of Our Executive Compensation Program—Benchmarking” on pages 55-56 of this Proxy Statement. The Board reviews the LDC Committee’s recommendations and makes a final determination on the compensation of our non-employee directors. Based on its most recent review, and upon the recommendation of the LDC Committee, in July 2024, the Board approved a modest increase to the lead independent director fee, increasing it from $42,500 to $50,000. The Board maintained all other annual cash retainers for non-employee directors at the 2023 levels.
The decision to increase the lead independent director fee was based, in part, on the market review conducted by our external compensation consultant and was made in order to align director pay levels within the peer group.
To align with the annual election of all directors, and upon the recommendation of the LDC Committee, the Board changed the timing of the grant of the annual equity retainer to non-employee directors to be effective on the date of the annual meeting of stockholders beginning with the 2025 Annual Meeting. This decision was based, in part, on the market review conducted by our external compensation consultant and to align to market practice for unclassified boards.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 19

Director Compensation
Non-Employee Director Compensation Program
Non-Employee Director Compensation Payments for 2024
The following table shows information regarding the compensation earned by our non-employee directors during 2024. The compensation received by our Chief Executive Officer during 2024 is included in “Compensation of Named Executive Officers—2024 Summary Compensation Table.” Our Chief Executive Officer did not receive any additional compensation for his service on the Board.
2024 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Carol J. Burt(3)	142,500	239,910	382,410
John P. Connaughton	110,000	239,910	349,910
John G. Danhakl(3)	120,000	239,910	359,910
James A. Fasano(3)	140,000	239,910	379,910
Colleen A. Goggins(3)	140,000	239,910	379,910
John M. Leonard, M.D.	171,250	239,910	411,160
Leslie Wims Morris(3)	110,000	239,910	349,910
Todd B. Sisitsky(4)	—	—	—
Sheila A. Stamps(3)	115,000	239,910	354,910
(1)Messrs. Danhakl and Fasano and Mses. Goggins and Wims Morris deferred 100% of their annual cash retainers and committee fees under our Non-Employee Director Deferral Plan which amounts were converted into deferred stock units with a market value equal to the cash retainer that are payable in shares of Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company.
(2)In accordance with our non-employee director compensation program, restricted stock units were granted to each of Mses. Burt, Goggins, Wims Morris and Stamps, Messrs. Connaughton, Danhakl and Fasano and Dr. Leonard with a grant date of May 7, 2024 (1,047 restricted stock units each). These restricted stock units were fully vested when granted. Amounts reflect the aggregate grant date fair value of the restricted stock units at May 7, 2024 ($229.14 per share) computed in accordance with Accounting Standards Codification Topic 718, or ASC 718. Assumptions used in the calculation of these amounts in 2024 are included in Notes 1 and 17 to our consolidated audited financial statements for the year ended December 31, 2024 included in Part II of our Annual Report on Form 10-K. Mses. Burt, Wims Morris, Stamps and Mr. Fasano deferred 100% of their stock awards under our Non-Employee Director Deferral Plan, described below, which amounts were converted into deferred stock units with a market value equal to the equity retainer that are payable in shares of Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company.
(3)As of December 31, 2024, the following deferred stock units are outstanding under the Non-Employee Director Deferral Plan:

Name	Total Deferred Stock Units Outstanding at December 31, 2024

Carol J. Burt	1,047
John G. Danhakl	2,123
James A. Fasano	1,676
Colleen A. Goggins	3,948
Leslie Wims Morris	2,547
Sheila A. Stamps	1,047
(4)Mr. Sisitsky has waived his right to participate in the non-employee director compensation program due to his relationship with TPG, Inc.

20 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Director Compensation
Non-Employee Director Compensation Program
Director Share Ownership Guidelines
Pursuant to the Company’s share ownership guidelines, each director who participates in the non-employee director compensation program is expected to hold a number of shares of our common stock with a market value equal to five (5) times the annual cash retainer for service as a director. While there is no set time period in which this ownership level must be met, directors who are subject to the guidelines are required to retain ownership of at least 50% of the shares they receive as a result of equity awards until the share ownership guidelines are met. The LDC Committee annually reviews these guidelines and oversees compliance. As of February 24, 2025, the record date, all director nominees subject to the share ownership guidelines have satisfied their share ownership requirement.
Non-Employee Director Deferral Plan
Pursuant to the Company’s Non-Employee Director Deferral Plan, non-employee directors may elect to defer receipt of their cash and equity retainers. Directors who elect to defer their retainers are credited with a number of deferred stock units with a market value equal to their cash and share-based equity compensation deferred. The deferred stock units become payable in IQVIA common stock following a termination of such director’s Board service, such director’s death, or upon a change in control of the Company.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 21

Corporate Governance

The Board is responsible for supervising the overall affairs of the Company. The Board oversees our senior management, to whom it has delegated authority to manage the Company’s day-to-day operations. Directors are kept informed of our business through discussions with our Chief Executive Officer and other members of senior management of the Company, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has adopted Corporate Governance Guidelines which, together with our Certificate of Incorporation, Bylaws and the other documents listed below, form the governance framework for the Board and its committees. The following sections provide an overview of our corporate governance structure and practices.
Documents Establishing Our Corporate Governance
The following documents are the foundation of corporate governance at IQVIA:

Documents Establishing our Corporate Governance
LDC Committee Charter
N&G Committee Charter
Corporate Governance Guidelines
Code of Conduct
Certificate of Incorporation
Bylaws
Audit Committee Charter

These documents and other important information on our corporate governance are posted under “Governance” on the “Investor Relations” section of our website and may be viewed at http://ir.iqvia.com. We will also provide printed copies of these documents free of charge to any stockholder who sends Investor Relations a request at: IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703. None of the information on, or accessible through, IQVIA’s website is part of this Proxy Statement or incorporated by reference herein.

22 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Corporate Governance Enhancements
Corporate Governance Enhancements
We are committed to maintaining strong corporate governance practices and policies that serve IQVIA’s long-term interests, promote a culture of accountability and contribute to the creation of stockholder value. The Board regularly reviews our corporate governance structure and practices and in recent years has made several enhancements it believes are in the best interest of the Company and its stockholders. In fact, over the last several years, the Board has made significant enhancements to our corporate governance program and enacted significant additional disclosures to provide greater transparency on our policies and practices. Highlights of such enhancements include:

Board Structure/Refreshment	Stockholder Rights/ Engagement

●Fully declassified Board of Directors: all of our director nominees are up for election to one-year terms
●Adopted majority voting standard in uncontested director elections, with a resignation policy
●Instituted director retirement policy
●Updated corporate governance guidelines to affirm the responsibilities currently fulfilled by our Lead Independent Director
●Enhanced disclosures on Lead Independent Director responsibilities, the functioning of our Board and the role of the Board and its committees in risk and sustainability oversight

●Adopted stockholders’ right to request a special meeting
●Removed all supermajority vote standards for stockholder actions
●Adopted annual say-on-pay voting on the compensation of our named executive officers
●Over the last several years, we have consistently requested meetings with stockholders representing 50% or more of our outstanding common stock, and have met with stockholders representing at least 30% of our outstanding common stock; we have listened carefully to understand their views and, in response, have taken significant actions to address their feedback

Sustainability	Governance Charters and Policies

●The Science Based Targets initiative (SBTi) verified our near- and long-term greenhouse gas emissions reduction targets in October 2023
●Two of our three committee chair positions are held by women
●Increased gender diversity on our Board to 40% and total Board diversity to 50%
●Adopted a policy requiring initial list of external candidates for new directors or the Chief Executive Officer position to include qualified diverse candidates
●Designated oversight responsibility of our sustainability matters to the N&G Committee
●Annual publication of our EEO-1 report and enhanced other workforce demographic disclosure
●Aligned our Sustainability Report with gold-standard reporting frameworks, including the Sustainability Accounting Standards Board (SASB), Global Reporting Initiative (GRI), Sustainable Development Goals (SDGs) and United Nations Compact (UNGC)

●Amended the N&G Committee’s charter to formalize the committee’s responsibility over sustainability and corporate citizenship matters and initiatives
●Amended the Audit Committee’s charter to specifically include oversight of cybersecurity risks
●Affirmed commitment to ethics and compliance by all employees as part of our customized Code of Conduct training
●Implemented a compliance-based performance objective for all employees worldwide
●Updated our Securities Trading Policy to implement a full prohibition on the ability to hedge transactions with respect to, or the pledging of, the Company’s securities, without exception
●Adopted two clawback policies, one applicable to our Section 16 officers in the event of a restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct

IQVIA HOLDINGS INC. | 2025 Proxy Statement 23

Corporate Governance
Corporate Governance Enhancements
Our other governance practices and policies include the following:

Independent Board	All our directors are independent, other than our Chairman and Chief Executive Officer.
Independent Board committees	Each of our three Board committees is made up solely of independent directors.
Audit Committee Financial Experts	We have four financial experts on our Audit Committee.
Annual Election of Directors	The Board is fully declassified. All of our director nominees are up for election to one-year terms at the 2025 Annual Meeting.
Lead Independent Director; regular executive sessions	Our Lead Independent Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities as outlined in our Corporate Governance Guidelines and below, including leading regular executive sessions of the Board, where independent directors meet without management present.
Robust Code of Conduct	Our Code of Conduct, Doing the Right Thing, applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and individuals performing similar functions. The Code of Conduct is a guide to the responsibilities we share for ethical business conduct and paints a clear picture of what we stand for as an organization, what we expect from ourselves and what we must do to maintain our reputation.
Sustainability and Corporate Citizenship Oversight	The N&G Committee charter expressly delegates oversight and review of the Company’s strategic plans, objectives and risks related to sustainability and corporate citizenship matters to the N&G Committee.
Majority voting standard in uncontested elections	Directors are elected by receiving a majority of the votes cast in uncontested elections. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.
Annual Board and committee self-assessment process	The Board and each Board committee conducts a self-assessment annually in executive session to determine whether it is functioning efficiently and meeting its governance responsibilities.
Prohibition on hedging or pledging of IQVIA stock	Our Securities Trading Policy prohibits hedging and pledging transactions with respect to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and otherwise prohibits our directors, officers, employees or their immediate family members from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities without exception.
Share ownership requirements	We have robust share ownership guidelines, which require our named executive officers to hold IQVIA stock valued between three- and six-times their base salary and our directors to hold stock valued at five-times their annual cash retainer.
Requirement to include gender and racially or ethnically diverse candidates in director and CEO searches	Our Corporate Governance Guidelines require the initial list of external candidates in any search for new directors or the Chief Executive Officer position to include qualified female and racially or ethnically diverse candidates, also known as the Rooney Rule.
No supermajority stockholder vote required	Our stockholders may act by majority vote on actions that may be taken by stockholders, including approving amendments to the Bylaws and removing a director or directors for cause and filling the related vacancy or vacancies.
Clawback policies	In addition to the mandatory recovery of certain incentive-based compensation paid to executive officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement, as required by the Dodd-Frank Act and the New York Stock Exchange, the Board adopted a supplemental clawback policy that applies to a wider set of employees and covers a broader set of misconduct. Our supplemental clawback policy allows the Company to recover from executive officers and certain other employees who are determined to have engaged in, or in some cases to have been aware of or willfully blind to, certain detrimental conduct.
Special meeting right	Stockholders representing at least 25% or more of our outstanding common stock have the right to request a special meeting of stockholders.
Proxy access right	Eligible stockholders may, subject to certain requirements, include their own director nominees in our proxy materials.

24 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Leadership Structure
Leadership Structure

John M. Leonard, M.D. Lead Independent Director

Ari Bousbib Chief Executive Officer

Carol J. Burt Chair, LDC Committee

James A. Fasano Chair, Audit Committee

Colleen A. Goggins Chair, N&G Committee

Independent Board	Fully independent board, other than the CEO
Committee Independence	All members of each of the Board’s committees, the Audit Committee, LDC Committee and N&G Committee, are independent
The Board, with its diverse skills and experience across a wide range of leadership and management structures, considers our current structure to be the most appropriate leadership structure for our Company in the context of the specific circumstances and challenges facing us today. As structured, the Board functions collaboratively and emphasizes active participation and leadership by all of its members. Our directors regularly engage directly with senior management at each regularly scheduled meeting, where a broad cross-section of senior management present updates on our business and strategy.
Features of our current structure include:
●We have a strong Lead Independent Director who is elected annually by a majority vote of the independent directors.
●We have a diverse and experienced Board that is comprised entirely of independent directors, other than the CEO.
●Each of our three standing Board committees—Audit, LDC and N&G—is comprised solely of, and chaired by, independent directors. This means that the independent directors oversee key matters of the Company, such as the integrity of our financial statements, compensation of our Chief Executive Officer and executive officers, selection and evaluation of directors, development and implementation of corporate governance policies, and sustainability and public policy matters, among others.
●The Board and its committees each meet in executive session on a regular basis without the presence of our CEO or other members of management.
●All Board members have complete access to management, and the Board and its committees have the authority to retain legal, accounting and other outside consultants to advise them as they deem appropriate.
●The independent directors regularly evaluate our leadership structure and seek feedback on the subject from stockholders.
●The N&G Committee is tasked with monitoring the Board’s leadership structure to determine whether it remains in the best interests of our stockholders and to revisit the structure regularly as part of its ongoing Board assessment process.
The Board recognizes there may be circumstances in the future that would lead it to separate the offices of Chairman and Chief Executive Officer. In fact, in the past and as recently as 2016, the Company had separate Chairman and Chief Executive Officer roles. The Board believes that it is currently in the best interests of the Company and its stockholders for Mr. Bousbib to serve as our Chairman and CEO, and not to separate the roles, because it positions Mr. Bousbib to

IQVIA HOLDINGS INC. | 2025 Proxy Statement 25

Corporate Governance
Leadership Structure
effectively drive future strategy and decision-making for our organization. Our Chairman and CEO has deep knowledge of the business and day-to-day operations of the Company, an acute understanding of the Company’s competitive landscape, an in-depth appreciation of stockholder interests and concerns, and strong relationships with customers, business partners and employees, all of which allow him to provide highly effective leadership. This leadership is supplemented by our Lead Independent Director, who has a clearly defined role with significant responsibilities, all to ensure effective oversight and governance by the Board.
Lead Independent Director
The Lead Independent Director provides strong independent leadership of the Board and oversight of management and strikes the appropriate balance among the Chairman and CEO, management and the independent directors. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities, many of which are outlined in our Corporate Governance Guidelines and include the following:

Board Matter	Responsibility

Communicating with directors	Liaising between independent directors and management
Executive sessions	Presiding at executive sessions of independent directors at every regularly scheduled Board meeting
Board meetings	Presiding at Board meetings when the Chairman is not present, including when the performance and compensation of the Chairman and CEO is discussed and approved
Agendas	Consulting with the Chairman and CEO on matters pertinent to the Company and the Board, including approving meeting agendas, schedules and information sent to the Board
Communicating with stockholders	Engaging with major stockholders, as appropriate
In addition, the Lead Independent Director:
●enables open, transparent and candid dialogue during Board and committee meetings, and at other times, by ensuring that the independent directors are fully informed and able to discuss and debate the issues they deem important
●provides the Chairman and CEO and other members of senior management with feedback discussed in executive sessions
●makes himself available to discuss with independent directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the Chairman and CEO or other members of senior management
●acts as a sounding board and advisor to the Chairman and CEO on a variety of topics important to the Company and the functioning of the Board
●actively participates with the Chair of the N&G Committee to advance our sustainability initiatives through regular meetings with our Chairman and CEO and management team and with our stockholders
●as a member of the N&G Committee and in his capacity as Lead Independent Director, actively participates in discussions and reviews of the Board’s leadership structure
Dr. Leonard has served as Lead Independent Director since 2018 and has been elected annually by a unanimous vote of the independent directors. Dr. Leonard’s extensive experience in the healthcare industry, including his leadership experience as the chief executive officer of a public healthcare company and service on the boards of public companies, makes him well qualified to serve as our Lead Independent Director.

26 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Leadership Structure
Chairman and Chief Executive Officer
Mr. Bousbib has been our Chairman and Chief Executive Officer since 2016. We believe that combining the roles of Chairman and Chief Executive Officer provides for effective and efficient leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the Board. This structure also recognizes the fact that our Chairman and Chief Executive Officer has a unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face.
We also have a strong Lead Independent Director, who provides a clear independent voice on the Board and appropriately balances the fact that the Chairman and Chief Executive Officer roles are held by one person. The role of the Chairman is to set the agenda for Board meetings in close coordination with our Lead Independent Director and to preside over general Board sessions, except when the Board meets in executive session without management present to evaluate management’s performance, in which case the Lead Independent Director presides over the Board sessions.
Director Independence
The Board assesses the independence of each director on an annual basis or more frequently as circumstances may require. During its most recent assessment, the Board determined that, other than our Chief Executive Officer, each of our directors is currently independent.
In accordance with our Corporate Governance Guidelines and the corporate governance standards of the New York Stock Exchange (NYSE), this determination of independence means that the Board finds that our independent directors have no material relationships with the Company, directly or indirectly, that would interfere with their exercise of independent judgment as directors of the Company.
The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis, including at each regularly scheduled Board and committee meeting, without the presence of management. These sessions promote open discussion and enable the independent directors to evaluate management’s performance.
Committees of the Board
To assist in carrying out its duties, the Board assigns responsibilities and delegates authority to its committees, and the committees regularly report on their activities and actions to the full Board. Each committee is empowered to engage outside experts, advisors and counsel to assist the committee in its work, as needed.
For 2024, the Board had three standing committees:
●Audit Committee
●Leadership Development and Compensation Committee
●Nominating and Governance Committee
All three committees are made up entirely of independent directors. In addition, the Board has determined that each director who is a member of the Audit Committee or the LDC Committee meets the higher independence standard as required by Securities and Exchange Commission (SEC) and NYSE rules for service on such committees.
The charters for all three committees are available under “Governance” on the “Investor Relations” section of our website and may be viewed at http://ir.iqvia.com.
From time to time, the Board may also create ad hoc or special committees for certain purposes.

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Corporate Governance
Leadership Structure
AUDIT COMMITTEE

Members in 2024:
James A. Fasano (Chair)
Carol J. Burt
Colleen A. Goggins
John M. Leonard, M.D.
Sheila A. Stamps
The Board has determined that Mses. Burt and Stamps, Mr. Fasano and Dr. Leonard are “Audit Committee Financial Experts” as such term is defined in SEC rules, and that each member of the Audit Committee is financially literate.
Meetings in 2024: 6

Responsibilities:
●Assisting the Board in fulfilling its oversight responsibilities relating to:
➢the integrity of the Company’s financial statements
➢the Company’s compliance with legal and regulatory requirements, including its quality assurance function overseeing clinical trial services
➢the independent auditor’s qualifications and independence
➢the performance of the Company’s internal audit function and the independent auditor
➢the performance of the Company’s compliance and ethics program, which is managed by our Chief Compliance Officer, who reports directly to our Executive Vice President, General Counsel and Secretary, and meets with the Audit Committee at least annually
●Reviewing and discussing with management and the independent auditor the annual and quarterly financial statements before the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q
●Discussing earnings press releases and the financial information and financial guidance included therein
●Overseeing the relationship between the Company and our independent registered public accounting firm, including:
➢having direct responsibility for that firm’s appointment, compensation and retention
➢reviewing the scope of that firm’s audit services
➢approving non-audit services
➢reviewing and evaluating that firm’s independence
●Reviewing with internal auditors and the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of resourcing, and monitoring the progress and results of such plans during the year
●Reviewing with internal auditors and the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and management’s response to such problems or difficulties
●Overseeing management’s implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, and reviewing and discussing with management, internal auditors and the independent auditor the Company’s system of internal control, its financial and critical accounting policies and practices, policies relating to risk assessment and risk management, including cybersecurity risk, and our major financial risk exposures
●Reviewing and approving all related party transactions and corporate opportunity transactions

28 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Leadership Structure
LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Members in 2024: Carol J. Burt (Chair) John P. Connaughton John G. Danhakl Todd B. Sisitsky John M. Leonard, M.D. (Ex Officio) Meetings in 2024: 6
Responsibilities:
●Reviewing and approving corporate goals and objectives relevant to the compensation of our Chairman and Chief Executive Officer, the officers of the Company who report directly to our Chief Executive Officer and all “officers” as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (collectively, the Senior Officers)
●Evaluating the performance of our Chairman and Chief Executive Officer and other Senior Officers in light of those goals and objectives and determining and approving, or recommending to the independent members of the Board for approval in the case of the Chief Executive Officer, their respective compensation levels
●Making recommendations to the Board about the compensation and benefits for our directors
●Administering our equity-based plans and management incentive compensation plans and making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans
●Periodically reviewing the Company’s clawback policies
●Recommending to the Board ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assessing these guidelines and recommending revisions as appropriate
●Establishing the terms of compensatory arrangements and policies to protect our business, including restrictions that apply to current and former Senior Officers
●Reviewing and approving all Senior Officer employment contracts and other compensatory, severance and change in control arrangements for current and former Senior Officers; reviewing and establishing our overall management compensation and benefits philosophy and policies; and reviewing and approving our policies and procedures for the grant of equity-based awards
●Establishing and reviewing periodically policies and procedures with respect to perquisites
●Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking; reviewing and discussing at least annually the relationship between risk management policies and practices and compensation; and evaluating compensation policies and practices to mitigate any such risk
●Reviewing the processes for managing Senior Officer succession and the results of those processes
●Oversee the Company’s policies and strategies as delegated by the Board relating to human capital management including recruitment, development, promotion, performance management, pay equity and inclusion and diversity

IQVIA HOLDINGS INC. | 2025 Proxy Statement 29

Corporate Governance
Leadership Structure
NOMINATING AND GOVERNANCE COMMITTEE

Members in 2024: Colleen A. Goggins (Chair) John G. Danhakl John M. Leonard, M.D. Leslie Wims Morris Todd B. Sisitsky Meetings in 2024: 4
Responsibilities:
●Overseeing the Company’s strategic plans, objectives and risks related to sustainability and corporate citizenship matters, with Ms. Goggins, as committee chair, designated to coordinate such oversight and responsible for reporting developments to the committee and the Board
●Overseeing the Company’s stockholder engagement program
●Identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board
●Establishing processes for identifying and evaluating Board candidates, including nominees recommended by stockholders
●Recommending to the Board the individuals to be nominated for election as directors and to each of the Board’s committees
●Developing and recommending to the Board a set of corporate governance principles, as well as practices and policies with respect to directors
●Establishing an orientation program for new directors that includes appropriate materials and meetings with key members of management
●Evaluating and making recommendations to the Board regarding stockholder proposals that relate to corporate governance and other matters related to stockholders
●Overseeing the evaluation of the Board
●Monitoring the Board’s leadership structure to determine whether it remains in the best interests of our stockholders

30 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Board’s Role in Risk Oversight
Board’s Role in Risk Oversight
Our Board actively oversees our enterprise risk management program. Our Board’s role in risk oversight is consistent with our overall leadership structure: management is responsible for assessing and managing our short- and long-term risk exposures, and our Board and its committees provide effective oversight through independent monitoring of strategic risks and regularly scheduled meetings with management to discuss in-depth the strategic objectives of the company and associated risks.
In order to maintain effective Board oversight across the entire enterprise risk management program, the Board delegates to the individual committees certain elements of its oversight function, as shown below. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, climate change, human capital management, technology (including artificial intelligence), investment, political, legislative, regulatory, and market, and receives regular feedback from its committees on oversight efforts and coordination and input from external advisors, as appropriate.

Board of Directors

Our Board regularly considers key risk topics, including risks associated with our strategic plan, our capital structure, our business activities, including the responsible use of AI, our compensation program, and sustainability matters. While our Board has the ultimate oversight responsibility for the risk management process, the Board’s committees assist in fulfilling those responsibilities by focusing on certain areas of risk, in consultation with management, as shown below.

LDC Committee	Audit Committee	N&G Committee

●risks associated with our compensation policies and practices, including those for our executive officers as well as incentive and commission arrangements below the executive level
●oversees succession planning
●non-employee director compensation policies and practices
●oversees policies and strategies relating to human capital management

●our financial statements
●internal accounting and financial controls, and disclosure controls and procedures relating to risk assessment and risk management
●internal and external audits
●cybersecurity
●compliance with legal and regulatory matters
●the effectiveness of our compliance and ethics program

●governance structure, practices and policies
●sustainability matters generally, including overall strategy, governance, plans, risks and reporting
●identifying, evaluating and recommending director nominees
●oversees evaluation of the Board
●stockholder priorities and engagement

Enterprise Risk Council

●made up of leaders from our principal functional areas and business units
●meets on a quarterly basis to update the enterprise risk framework used to identify and manage our key risks
Our enterprise risk framework considers internal and external factors that could impede the achievement of our business objectives or damage our brand, reputation or financial condition. The Audit Committee reviews these key risks and the related framework semi-annually, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year, including emerging risks associated with the development and implementation of AI. In particular, our risk management function conducts regular interviews and surveys of key employees relating to enterprise risk management and reports the results and analysis of such interviews and surveys to the Audit Committee, which then evaluates this information and takes such action as it deems appropriate.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 31

Corporate Governance
Board’s Role in Risk Oversight
Succession Planning for Directors and Executive Officers
Directors
The N&G Committee is responsible for establishing the process for identifying, evaluating and nominating Board candidates, and recommending to the Board the individuals to be nominated for election as directors, including nominees recommended by stockholders.
It is the Board’s policy that independent directors must make up a majority of the Board at all times, as required by the NYSE. Additionally, in recruiting and evaluating new director candidates, the N&G Committee seeks to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to professional skills, relevant industry experience, specialized expertise, international experience, gender, race and ethnicity.
The N&G Committee will consider stockholders’ recommendations of nominees for membership on the Board on a substantially similar basis as it considers other nominees. Stockholders may recommend candidates for membership on the Board by submitting candidate names to: Secretary, IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703.
Board refreshment
The Board regularly focuses on refreshing the composition of the Board to ensure an appropriate mix of backgrounds, skills and experience necessary to support the Company’s strategy and to enhance the Board’s diversity. Since the closing of the Merger, the Board has actively pursued a strategy of refreshing the composition of the Board to provide greater diversity. Since the Merger, six directors have retired from the Board and four directors have joined. The Board expects that the annual election of our directors, now that the declassification of the Board is complete, will facilitate further refreshment. When identifying new directors, the Board will seek to further enhance the mix of experience and backgrounds currently represented, which may include prioritizing those with greater life sciences, cybersecurity, public policy/government, academic and/or international experience.
Succession planning
The process of determining to add a new Board member and identifying qualified candidates begins well in advance of anticipated vacancies. As part of this ongoing process, the chair of the N&G Committee and our Chief Executive Officer monitor and maintain an open dialogue, and also consult with the other members of the Board, including the Lead Independent Director, regarding the size of the Board, future retirements and attributes desired for any new directors. Once a decision has been made to recruit a new director, the N&G Committee may retain an executive recruitment organization to assist in the search by providing names of qualified candidates.
Proxy access
A stockholder, or a group of up to twenty stockholders, holding at least 3% of the Company’s common stock for at least three years may submit director nominees for inclusion in our proxy statement. Stockholders may rely on proxy access to nominate candidates for up to 20% of the Board or two director seats, whichever is greater. Our Bylaws specify certain time limits, notice requirements, and other procedures for stockholders who wish to include their director nominees in the Company’s proxy materials. For more information, see “Other Relevant Information—Stockholder Proposals and Nominees for 2026 Annual Meeting of Stockholders.”
Retirement age
The Board believes that setting a retirement age for IQVIA directors is advisable to ensure periodic turnover of the Board. Our Corporate Governance Guidelines require that directors offer to retire from the Board when they attain the age of 74. The Board believes it is important to monitor its composition, experience, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to decline a director’s offer to retire in appropriate cases.
Vacancies
Vacancies on the Board may occasionally occur between annual meetings. Our Bylaws provide that any vacancy caused by the death or resignation of a director may be filled by the affirmative vote of a majority of the directors then in office. The Board and the N&G Committee treat the filling of vacancies in the same manner as general succession planning.

32 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Meetings and Executive Sessions
Executive Officers
The Board also takes a leading role in planning for the succession of key executive roles, including the positions of Chief Executive Officer and certain other senior management. The Board has instituted a formal leadership development and succession review process, whereby on an annual basis, or more frequently as requested, our Chief Executive Officer provides the LDC Committee with detailed assessments of senior managers and their potential to succeed him, and assessments of individuals considered potential successors to certain other senior management positions. The LDC Committee may further discuss succession planning in executive session, as may the Board during its executive session meetings.
The assessments are derived from our leadership development and succession planning process, which involves the following principal steps:

Regional and global business unit and corporate staff function assessments to identify key employees and employees with high potential for increased responsibilities	à	Chief Executive Officer assessments of the leaders of the regional and global business units and corporate staff functions, focusing on senior executives’ development and succession	à	Board review of the pool of high-potential executives and initiatives to improve retention and promote the development of company leaders, focusing on Chief Executive Officer succession and succession planning for other key senior executive roles

Meetings and Executive Sessions
The Board held four meetings during fiscal 2024. In 2024, each of our directors attended at least 75% of the total number of meetings of the Board and the Board committees on which they served. We strongly encourage our directors to attend the annual meeting of stockholders. In 2024, eight of our directors attended the annual meeting of stockholders.
The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis, including at each regularly scheduled Board meeting, led by the Lead Independent Director, and at each committee meeting, without the presence of management. These sessions promote open discussion and further support the independent directors’ ability to evaluate management’s performance.
Board Evaluation Process
Our Board and its committees evaluate their own effectiveness by participating in a robust annual self-assessment process overseen by the N&G Committee. During executive sessions for the Board and each committee, the independent directors respond to a comprehensive list of survey questions used to facilitate discussion for the purpose of improving the effectiveness of the relevant body and our individual directors. Our Lead Independent Director oversees the evaluation process for the Board during executive session, and the committee chairs oversee the evaluations for their respective committees during executive sessions. The N&G Committee periodically engages independent outside consultants to facilitate and refresh the evaluation process.
How to Contact the Board and its Committees
Stockholders and other interested parties can contact the Board or a committee of the Board by sending an email to BoD@iqvia.com, or writing to the following address:
Board of Directors
c/o Secretary
IQVIA Holdings Inc.
2400 Ellis Road
Durham, North Carolina 27703
Communications will be distributed to the Lead Independent Director or the other independent members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 33

Corporate Governance
Sustainability
Sustainability
Our Commitment to Sustainability
We are committed to delivering on our vision of powering smarter healthcare for everyone everywhere. Sustainability is a core consideration in achieving this—identifying and acting on the issues most relevant to our business and stakeholders. Our sustainable business practices are organized in this Proxy Statement under the pillars of People, Public and Planet.
As an industry leader, we continually look for ways to advance and strengthen our sustainability efforts and report on our progress each year in our annual Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.

34 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Corporate Governance
Sustainability
2024 Sustainability Milestones and Achievements

ENVIRONMENT

●100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
●Removed almost 3 metric tons of single-use plastic outer packaging for clinical trial test kits from our supply chain at our Edinburgh and Marietta central labs. We also continued to partner with Kits4Life to repurpose clinical trial test kits, supplies and equipment. These recovered surplus medical supplies reduce shortages around the globe, providing potentially life-saving assistance to those in need
●Worked cross-functionally to ramp up GHG emissions reduction initiatives related to real estate and suppliers, and streamlined our GHG data and reporting processes. We have achieved a 27% reduction in scope 1 and 2 GHG emissions against our 2019 baseline and 50% of our suppliers by emissions have now set or committed to set science-based targets

GOVERNANCE

●Completed declassification of Board of Directors: all of our director nominees are up for election to one-year terms
●Published Political Activity Policy and inaugural Annual Political Spend Report, increasing transparency around our limited political spending
●Adopted refreshed versions of the charters for all three of the committees of the Board and our Corporate Governance Guidelines to ensure latest governance practices
●Further streamlined our short-term incentive award program to be based on four performance measures instead of five

HUMAN CAPITAL

●Drove employee engagement in our 2024 employee pulse surveys, with 83% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above Fortune 500 Benchmark)
●Continued our multi-year favorable attrition and internal movement trends (attrition at 10.4%, 1 percent below 2023 and internal movement at 30.5%, slightly above 2023) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●For the eighth year in a row, IQVIA was named one of the World’s Most Admired Companies™ in FORTUNE’s annual survey. For the fourth year in a row, IQVIA was named the number one most admired company in our category, Healthcare: Pharmacy and Other Services. Notably, IQVIA earned top rankings in the categories of innovation, global competitiveness, people management and use of corporate assets
●IQVIA received four Human Capital Management Excellence Awards from Brandon Hall Group in recognition of our talent development programs, including a Gold award for Best New Hire Onboarding Program and Bronze awards for Best Unique or Innovative Talent Acquisition Program, Best Custom Content, and Best Unique or Innovative Learning & Development Program

For more information about our sustainability program and our performance and data for 2024, we encourage you to read our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 35

Corporate Governance
Sustainability
Sustainability Governance
Board level
Sustainability governance is incorporated into our corporate governance framework, which defines how we operate and allocate responsibilities within our organization. Our Board has delegated responsibility for oversight and review of our strategic plans, objectives and risks related to our sustainability program to the N&G Committee. The chair of the N&G Committee, Colleen Goggins, coordinates oversight on behalf of the N&G Committee and regularly reports back to the full Board on the progress of our sustainability-related efforts and initiatives. Ms. Goggins also meets regularly with members of management to provide guidance on our sustainability initiatives, including reporting, and to discuss progress made towards our sustainability objectives. She also engages regularly with stockholders to discuss these matters. The N&G Committee works closely with senior management in performing these responsibilities and engages a variety of external advisors with expertise in these matters to support our sustainability efforts and initiatives.
In addition, Dr. John Leonard, our Lead Independent Director and a member of the N&G Committee, actively coordinates with Ms. Goggins to advance our sustainability efforts through meetings with our Chief Executive Officer, management team and stockholders.
Management level
At the management level, our sustainability program is governed by our Sustainability Executive Steering Committee, which is made up of senior executives, including our Chief Financial Officer, General Counsel and Chief Human Resources Officer, and is responsible for setting our sustainability strategy.
In addition, our Sustainability Working Group focuses on implementing sustainability policies and processes throughout our operations, and assesses natural and environmental-related risks and issues at least every quarter. The Sustainability Working Group is made up of key functional leaders, including representatives from Thought Leadership, Health & Safety, Public Health, Procurement, Legal and Corporate Communications. The group reports its progress to our CEO and the Sustainability Executive Steering Committee.

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Corporate Governance
Sustainability

Board of Directors

Oversees IQVIA’s overall sustainability strategy, including ethical business conduct, talent retention and development, employee health and safety, and monitors adherence to our Code of Conduct. The N&G Committee has specific responsibility for sustainability and corporate citizenship matters.

Lead Independent Director, John Leonard, M.D.	Chair of the Nominating and Governance Committee, Colleen Goggins	Chairman and Chief Executive Officer, Ari Bousbib

●Champions our sustainability efforts ●Engages with stockholders, our CEO and management team	●Leads oversight of sustainability matters, including overall strategy and reporting ●Considers key sustainability-related risk topics	●Integrates sustainability into the broader organization ●Engages with senior management, stockholders and other key external stakeholders on these topics

Sustainability Executive Steering Committee

Guides and governs corporate-wide sustainability objectives and initiatives.

Sustainability Working Group

Drives performance of our sustainability initiatives, including operationalizing our science-based targets and coordinating stakeholder engagement across the organization. Regularly updates the Sustainability Executive Steering Committee.

Embedding sustainability in risk management
Our Board regularly considers key risks, including risks associated with our business activities and strategic plan, our capital structure, and sustainability and natural and environmental-related matters. Risks are identified by management and reviewed with the appropriate Board committee or the full Board.
Our Enterprise Risk Council, made up of leaders from our primary functional areas and business units, meets on a quarterly basis to identify and manage key risks, including sustainability-related topics, and is responsible for implementing and updating our enterprise risk framework. The framework considers external and internal factors that could prevent us from achieving our business objectives or damage our brand, reputation or financial condition, including sustainability factors such as natural and environmental-related risks.
The Audit Committee reviews these key risks and the related framework every six months, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year. The N&G Committee discusses key sustainability risks and issues regularly throughout the year.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 37

Corporate Governance
Sustainability
Reporting frameworks and standards
To maximize transparency and increase understanding of our progress toward completing our sustainability initiatives, we have aligned our Sustainability Report with the Global Reporting Initiative (GRI) disclosure framework by including and reporting against the GRI standards index. GRI is a tool to help readers identify and evaluate our disclosures against standardized sustainability topics. In addition, our near- and long-term greenhouse gas emissions reduction targets are verified by the Science Based Targets Initiative (SBTi). Our sustainability strategy and reporting are further informed by the following additional gold-standard frameworks: Sustainability Accounting Standards Board (SASB), Sustainable Development Goals (SDGs) and United Nations Global Compact (UNGC).
People
Board oversight of human capital management
The Board receives periodic updates on key human capital metrics, including recruitment and attrition rates, talent development data, and metrics related to hiring, promotion and our overall workforce.
The Board also devotes significant time to leadership development and succession planning at the executive level and provides guidance on important decisions in each of these areas. The LDC Committee has primary responsibility for succession planning for our Chief Executive Officer and oversight of succession planning for senior leadership. For additional details on our succession planning process, see “—Board’s Role in Risk Oversight—Succession Planning for Directors and Executive Officers.”
Our human capital management
Our approximately 88,000 employees make up an engaged, connected workforce that drives our vision to power smarter healthcare for everyone, everywhere. The nature of our business attracts IQVIANs who thrive by innovating and growing while they do meaningful work. That’s why we offer curated upskilling pathways and project opportunities across our business units, empowering employees to build the skills we need for tomorrow while following their passions. We encourage IQVIANs to pursue multiple careers here, including unconventional career paths that bring new ways of thinking. This commitment fosters their professional development and enhances our business success.
To demonstrate how our management strategies and actions addressed the unusual spike in attrition during the COVID-19 pandemic, we are reporting this year our enterprise voluntary attrition levels for the last five years in this Proxy Statement.
Attrition rates have continued their favorable trend for the third consecutive year. Key talent management approaches include promoting our One IQVIA, Multiple Careers model, aligning learning paths to business needs (including training in AI applications), and using technology to match employees to open roles and projects.
IQVIA’s global footprint, coupled with our interdisciplinary business, brings together different perspectives in cross-functional, cross-cultural teams, which sparks collaboration and innovation to deliver superior outcomes.

	2020	2021	2022	2023	2024

Turnover of Voluntary Leavers	13.1%	20.6%	16.8%	11.4%	10.4%
Our employees demonstrate the highest level of dedication and motivation in supporting IQVIA's mission to accelerate innovation for a healthier world. We are committed to hiring the most distinguished talent, those that are driven to explore innovative ideas and develop cutting edge solutions to help us execute on our mission. Approximately 30% of our open positions are filled by internal transfers, demonstrating IQVIA’s strong career opportunities and our commitment to talent development.

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Corporate Governance
Sustainability
By the Numbers

~88,000		~90
	employees worldwide		ethnicities represented
62%		53%
	of our global employees are Women		of our global manager level employees are Women

U.S. Employees

Overall US Workforce	New US Hires	Overall US Workforce	New US Hires

39% Minority

12% Black

43% Minority

17% Black

For more information about our people and culture, please see our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.
Public
Smarter Healthcare for Everyone, Everywhere
We harness the power of data to advance healthcare and improve outcomes for patients worldwide. From earlier diagnosis to the development of new treatments and reducing barriers to healthcare access, data generates the insights we need to enable people to live healthier lives.
Our partners span the healthcare spectrum including governments, NGOs, medical professionals, life sciences companies and patient groups. We bring diverse datasets together to build a holistic picture of a particular condition, to improve care at all stages of the patient journey:
●Detection. Better screening could pave the way for early detection before symptoms appear.
●Disease progression. Disease registries help to reveal patterns in disease progression.
●Drug development. Access to anonymized data beyond the initial study supports further research, helping to identify tailored therapies for specific populations.
●Trial recruitment. Analyzing data on patient enrollment in clinical trials and enabling trial participation from diverse populations help to advance effective drug development.
●Trial outcomes. Our clinical trial transparency services support new insights: we support clinical trial sponsors in anonymizing trial data and facilitate its connection to wider datasets.
●Treatment. Data on patient treatment and outcomes suggest new ways to treat diseases or improve adherence with drug regimes.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 39

Corporate Governance
Sustainability
Patients are at the heart of everything we do. We listen to their experiences and use our insights and science to design trials that support the participation of diverse, representative patient populations. We collect trial endpoints that capture measurable data reflecting what really matters to patients, such as quality of life.
For more information on how we are powering smarter healthcare for everyone, everywhere, please see our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.

Established Presence in Africa Enables Fast Response to Marburg Virus Disease Outbreak

In 2023, we entered into a strategic collaboration with the Coalition for Epidemic Preparedness Innovations (CEPI) to advance the 100 Days Mission, an ambitious plan to compress vaccine development timelines to 100 days. In conjunction with national and regional collaborators, CEPI and IQVIA are working to enhance the world’s preparedness to rapidly conduct life-saving clinical research for vaccines and other biological countermeasures against emerging infectious diseases. When the Ministry of Health of Rwanda declared an outbreak of Marburg virus disease in Rwanda in September 2024, IQVIA was able to support the Rwandan government, CEPI, the Sabin Vaccine Institute and other partners to move rapidly to dose the first patient in a new clinical trial for a Marburg virus disease vaccine only 10 days after the outbreak was declared. At the time of this report’s publication, there is currently no approved Marburg vaccine or treatment, making the rapid assessment of a novel intervention critical. Furthermore, in the following nine days, the coalition of partners supported the enrollment of an additional 700 subjects in the trial. For comparison, in 2020 the first patient was dosed with a COVID-19 vaccine 137 days after the COVID-19 pandemic was declared. The speed with which we responded to the Marburg virus disease outbreak was only possible because of the years of investment we have made establishing relationships, local talent and technical capabilities in Africa and due to the strategic partnerships already in place with CEPI and the Government of Rwanda. This showcases how IQVIA actively builds collaborations in the global health space, with the aim to promote health equity in developing nations and improve health outcomes globally.

Supporting Patient Organizations
IQVIA is connected with more than 500 patient organizations—from large global associations to small, volunteer-run groups, and encompassing everything from prevalent to ultra-rare diseases. These groups are united by a desire to provide the best support for the patients and share IQVIA’s commitment to improving patient outcomes.
IQVIA works with these groups in multiple ways. We focus on collaborations that can bring maximum impact for patient communities, including:
●Accelerating development of new treatments
●Elevating the quality of patient care
●Enabling access to trials
●Supporting drug adherence
For more information on how we are supporting patient organizations, please see our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.
Data Privacy, Cybersecurity and Artificial Intelligence
We oversee one of the largest healthcare datasets globally, with more than 64 petabytes of proprietary data from 150,000+ suppliers, including 1.2 billion non-identified patient records.
IQVIA is a global leader in protecting individual patient privacy. We use a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes.
Cybersecurity is paramount for IQVIA. Our defenses are designed to protect the integrity of our content, our customers’ information, and the privacy of our employees and the many people represented by our data. We maintain industry-leading standards and work with third-party experts, vendors, and peers to proactively mitigate potential threats.

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Corporate Governance
Sustainability
Artificial Intelligence (AI) presents opportunities for smarter healthcare. It can enable the industry to better understand patient needs, identify new approaches to treatment, and scale and democratize access to medicine. IQVIA has a rich history of developing Healthcare-grade AI™. Over 10+ years, we have steadily expanded our capabilities to include machine learning, natural language processing and generative and agentic AI as technology evolves.
At each stage of innovation, we use AI to deliver tangible customer benefits and patient impact, while focusing on ethical application and compliance with emerging regulation. IQVIA employs a wide variety of policies, procedures, guidelines, training, communications and other materials to support the responsible use of AI technologies.
For more information on our approach to data privacy, cybersecurity and AI, please see our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.
Planet
Our clients, employees, investors, and industry peers are increasingly engaged on the topic of environmental impact. We are committed to reducing our impact on the environment, including reducing our emissions and operational waste.
Our emissions reduction strategy and roadmap
We take a science-based, data-driven approach to emissions reduction. Our near-and long-term targets were validated by the SBTi, the global gold standard, in October 2023. We focus on the highest-emission areas of our value chain where we can make the greatest difference.
For more information on our emissions reduction strategy and roadmap and waste reduction initiatives, please see our 2024 Sustainability Report, which is available on our website at https://www.iqvia.com/sustainability.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 41

Corporate Governance
Stockholder Engagement
Stockholder Engagement
Our Approach
Our Board and management are committed to regular engagement with our stockholders so we can solicit their views and input on matters related to performance, corporate governance, sustainability, human capital management and executive compensation, among other topics. In 2024, we met with stockholders representing approximately 56% of our outstanding common stock. The typical outreach participants and methods are shown below.

ENGAGEMENT MODEL		ENGAGEMENT DESIGN AND PARTICIPANTS		BOARD AND COMMITTEE REVIEW		BOARD RESPONSE AND FEEDBACK LOOP

Regular outreach using multiple channels		Outreach to investors that hold approximately 50% of our public shares		Feedback received is communicated to the entire board		Board implements changes as appropriate

●one‑on‑one meetings and calls ●governance‑focused conferences ●regular IR channels	à	●directors actively solicit investor input on broad range of issues ●executives regularly meet with investors ●IR professionals respond to investor queries	à	●feedback evaluated at relevant committee meetings, with potential actions being discussed with the full board	à	●board actions shared with investors, supporting continuous feedback and progress

2024 Targeted Engagement
Following our 2024 annual meeting of stockholders (the 2024 Annual Meeting), we requested engagement meetings with stockholders representing approximately 60% of our outstanding common stock to discuss governance and executive compensation and held engagement meetings with stockholders representing approximately 23% of our outstanding common stock. In some cases, stockholders expressed that engagement was not necessary at the time because they had no new significant concerns with our compensation or governance practices.
In December 2024, we also hosted a successful Investor Day at our Innovation Park headquarters in North Carolina where we welcomed over 500 participants, including many of our stockholders, to provide an update on our unique offerings and capabilities and business strategy. Presentations and demos were provided by 36 senior IQVIA leaders, spanning the breadth of our operations and demonstrating the exceptional depth of our broader leadership team.
We listened carefully to understand the views and priorities of our stockholders and the feedback we received continued to be an important factor in Board and committee discussions and actions.
Summary of Board Responsiveness to Governance Feedback
In recent years, stockholder input has resulted in significant changes to our compensation and corporate governance practices, policies and disclosures. Set forth below are select changes to our governance practices and other actions taken by the board and/or the relevant board committee and related disclosures in recent years that were in direct response to stockholder feedback. For more detailed information on enhancements we have made to our executive compensation practices and disclosures as a direct result of feedback received from our stockholders, please see “Compensation Discussion and Analysis—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback.”

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Corporate Governance
Stockholder Engagement
●Declassification of our Board. Our Board is now fully declassified. All of our director nominees are up for election to one-year terms at the 2025 Annual Meeting.
●Special Meeting Right. Immediately following the 2023 annual meeting of stockholders, we amended our Amended and Restated Certificate of Incorporation to provide stockholders representing at least 25% or more of the Company’s outstanding common stock the right to request a special meeting of stockholders; this proposal received over 95% support.
●Transparency of Limited Political Activities. We increased transparency into the Company’s limited political activities by publishing our Political Activity Policy on our investor relations website and reporting on an annual basis our U.S. political spend.
●Disclosure on Voluntary Attrition. To demonstrate how management actions addressed the unusual spike in attrition we experienced during the COVID-19 period, we are reporting our enterprise voluntary attrition levels for the last five years in this Proxy Statement.
●Clawback Policies. Adopted two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct.
●Prohibition on Hedging. We updated our Securities Trading Policy to implement a full prohibition on the ability to hedge transactions with respect to, or the pledging of, our securities, without exception.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 43

PROPOSAL NO. 2 Advisory Non-Binding Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Board is providing stockholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers (say-on-pay), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative. In 2021, the Board adopted, and the stockholders approved, annual say-on-pay voting until the next required say-on-frequency vote in 2027.
Our compensation strategy focuses on providing total compensation packages that are designed to attract and retain high-caliber executives by rewarding them for achievement of Company and individual performance goals that are closely aligned with stockholder interests. Our executive compensation program emphasizes pay for performance and long-term value creation for our stockholders. The LDC Committee believes the Company’s executive compensation program and the compensation decisions for 2024, as described in this Proxy Statement, appropriately reward our named executive officers for Company and individual performance and that these practices assist the Company in retaining our senior leadership team.
When considering how to vote, we urge stockholders to review the full details of our executive compensation program and the decisions presented in the Compensation Discussion and Analysis, as well as the discussions regarding the LDC Committee included elsewhere in this Proxy Statement.
Because this vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the LDC Committee value the views of our stockholders and will consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.
The text of the resolution in respect of Proposal No. 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

44 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation Discussion and Analysis

IQVIA HOLDINGS INC. | 2025 Proxy Statement 45

Compensation Discussion and Analysis
Executive Summary
Executive Summary
2024 Named Executive Officers
This Compensation Discussion and Analysis section discusses our compensation program and compensation decisions related to the following individuals, who were our named executive officers in 2024:

Ari Bousbib Age: 63 Chairman and Chief Executive Officer	Ronald E. Bruehlman Age: 64 Executive Vice President and Chief Financial Officer	W. Richard Staub, III Age: 62 President, Research & Development Solutions	Bhavik Patel Age: 45 President, Commercial Solutions	Eric M. Sherbet Age: 60 Executive Vice President, General Counsel and Secretary
2024 Business Performance Highlights
The healthcare sector had a challenging year in 2024, underperforming the broader market, nearing its worst performance in the past 30 years. Contract research organizations were particularly challenged, with declining stock price performance. In addition, we faced considerable macroenvironmental and industry challenges, such as client portfolio reprioritizations as a consequence of the Inflation Reduction Act (IRA), delayed customer decision making, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, the uncertainty of elections in the United States and around the world and other turmoil.
Despite these challenges, IQVIA delivered strong financial results in 2024 including revenue of $15.4 billion, Adjusted EBITDA of $3.7 billion, and Free Cash Flow of $2.1 billion, up 40.9% compared to 2023. We outperformed our compensation peer group on Adjusted EBITDA margin, Adjusted EBITDA margin expansion, Adjusted Diluted Earnings per Share Growth, Cash Flow from Operations Growth, and Adjusted Tax Rate Improvement versus 2023.
2024 Performance Versus Compensation Peer Group(1)
(1)Compensation peer group information from Factset based on actual results and consensus estimates as of February 10, 2025. Our compensation peer group is comprised of 22 publicly-traded companies, including biotechnology, healthcare services, IT consulting and services, life science tools and services and large pharmaceuticals. For more information on our compensation peer group, including a full list of the included companies, please see pages 55-56 of this Proxy Statement. See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.
(2)Excludes Merck & Co. as they were negatively impacted in 2023 by substantial one-off charges, which makes the 2024 versus 2023 comparison an outlier.

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Compensation Discussion and Analysis
Executive Summary
2024 was a year of major milestones and accomplishments for our organization, including those described below.

Financial
●Revenue of $15.4 billion, up 3.4% compared to 2023 at constant currency(1)
●Underlying Revenue growth(2) up 6% compared to 2023
●Adjusted EBITDA(3) of $3.7 billion, up 3.2% compared to 2023
●Adjusted EBITDA Margin of 23.9%, outperforming our compensation peer group average of 23.0%(4)
●Adjusted EBITDA Margin expansion of 10 basis points, outperforming our compensation peer group average of 300 basis points contraction(4)
●Adjusted Diluted EPS(3) of $11.13, up 9.1% compared to 2023, outperforming our compensation peer group average of 2.2%(4)
●Free Cash Flow(3) of $2.1 billion, up 40.9% compared to 2023 and achieved 104% of Adjusted Net Income(3)
●Cash Flow from Operations of $2.7 billion, up 26.4% compared to 2023, outperforming our compensation peer group average of 10.4%(4)

Strategic Growth
●$10.1 billion of contracted net new business in R&DS at the end of 2024
●Record backlog of $31.1 billion, up 5.5% at constant currency compared to 2023
●Our next twelve months revenue from backlog increased to $7.9 billion
●The R&DS business also added ~400 net new clinical research customers in 2024, a mid single-digit increase from the previous year
●Continued to invest in rich clinical data assets, which now stand at over 1.2 billion comprehensive, longitudinal, non-identified unique patients records
●Introduced 60 new innovations, including 39 AI-enabled applications
●Real World Solutions returned to double-digit revenue growth compared to 2023

Capital Deployment
●Deployed total capital investment of approximately $1.5 billion, including $883 million on strategic acquisitions and investments and $602 million on capital expenditures
●Returned $1.35 billion to stockholders through the repurchase of over 6.4 million shares
●Ended 2024 with a Net Leverage Ratio(3) of 3.33x

Sustainability & Governance
●Drove employee engagement in our 2024 employee pulse surveys, with 83% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above Fortune 500 Benchmark)
●Continued our multi-year favorable attrition and internal movement trends (attrition at 10.4%, 1 percent below 2023 and internal movement at 30.5%, slightly above 2023) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
●Worked cross-functionally to ramp up GHG emissions reduction initiatives related to real estate and suppliers, and streamlined our GHG data and reporting processes. We have achieved a 27% reduction in scope 1 and 2 GHG emissions against our 2019 baseline and 50% of our suppliers by emissions have now set or committed to set science-based targets
●Completed declassification of the Board: all of our director nominees are up for election to one-year terms
●Increased transparency into the Company’s limited political activities by publishing our Political Activity Policy on our website and reporting on an annual basis our U.S. political spend

(1)Amounts expressed in constant currency terms in this Proxy Statement exclude the effect of changes in foreign currency exchange rates on the translation of foreign currency results into U.S. dollars. For additional information regarding foreign currency translation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2024 Annual Report on Form 10-K.
(2)Underlying Revenue growth is defined as constant currency revenue growth excluding revenues from COVID-19 related projects from both 2023 and 2024.
(3)Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Net Income, Net Leverage Ratio and Free Cash Flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The definitions of Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Net Income, Net Leverage Ratio and Free Cash Flow are the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as in the Company’s earnings releases. For additional information regarding “Adjusted EBITDA,” “Adjusted Diluted EPS,” “Adjusted Net Income,” “Net Leverage Ratio” and “Free Cash Flow,” including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see “Appendix A.”
(4)Compensation peer group information from Factset based on actual results and consensus estimates as of February 10, 2025. For more information on our compensation peer group, including a full list of the included companies, please see pages 55-56 of this Proxy Statement. See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 47

Compensation Discussion and Analysis
Executive Summary
In addition, the Company’s work was recognized externally by multiple third parties, including:
●FORTUNE. For the eighth year in a row, IQVIA was named one of the World’s Most Admired ™ in FORTUNE’s annual survey. For the fourth year in a row, IQVIA was named the number one most admired company in our category, Healthcare: Pharmacy and Other Services. Notably, IQVIA earned top rankings in the categories of innovation, global competitiveness, people management and use of corporate assets
●Brandon Hall Group. Four Human Capital Management Excellence Awards in recognition of our talent development programs: (i) Gold award for Best New Hire Onboarding Program; (ii) Bronze award for Best Unique or Innovative Talent Acquisition Program; (iii) Bronze award for Best Custom Content and (iv) Bronze award for Best Unique or Innovative Learning & Development Program
●Frost & Sullivan Award. Global Customer Value Leadership Award for excellence in the global artificial intelligence (AI) quality and regulatory solutions space for the healthcare industry
●MedTech Breakthrough Awards. Recognition in the Best Use of Artificial Intelligence in Healthcare category for IQVIA SmartSolve® Enterprise Quality Management System
●Forbes’ World’s Best Management Consulting Firm. Recognized as a top Healthcare & Life Sciences consulting firm
●My Green Lab (MGL) Race to Zero Leadership Award. 100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
●Everest Group PEAK Matrix® Assessment 2024. IQVIA was named as a leader in Life Sciences Regulatory and Medical Affairs Operations
●IDC Award. IQVIA was named a Leader in the IDC MarketScape: Worldwide Life Science R&D Technology Solutions and Consulting Services 2024 Vendor Assessment
●ISR Reports. IQVIA listed as the number one electronic Clinical Outcomes Assessment leader
●KLAS Award. For the second year in a row, recognition for our excellence as a software and service company helping healthcare professionals improve patient care. Rankings are a direct result of the feedback of IQVIA’s customers over the last year. Customers assess strict criteria, making this a prestigious award across our sector

48 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation Discussion and Analysis
Executive Summary
Enhancements to Our Executive Compensation Program Based on Investor Feedback
The key features of the program, which are consistent with feedback received from stockholders, are highlighted below.

Transparency Provide specific scoring and/or payouts for each performance measure	Formula Utilize a formula to determine short-term incentive awards with 65% to 80% of total payout based on annual financial targets
Targets Disclose objective targets for key performance metrics
Simplicity Focus on four key performance measures
Limited Discretion Cap the LDC Committee’s upward discretion to no more than 1/6th of the final award, and require a clear and detailed rationale for any individual performance adjustments
Weightings Establish specific weightings for each performance measure for each named executive officer
Our Board and management are committed to regular engagement with our stockholders. We seek stockholder feedback through our annual say-on-pay votes as well as through discussions with our stockholders in connection with our annual stockholder meetings and in the “off-season,” where we discuss compensation, governance, and other issues of importance and interest to our stockholders. Set forth below are key enhancements to our executive compensation program and related disclosures in recent years that were in direct response to stockholder feedback:
●Further Streamlined Annual Plan (New for 2024). In response to investor feedback, and based on discussions with our external compensation consultant, the LDC Committee simplified the Formula-Based Payout Factor for the Short-Term Incentive Awards by reducing the number of performance measures used in the calculation from five to four for 2024.
●Aligned Timing of Annual Grant to Non-Employee Directors to Annual Meeting of Stockholders (New for 2025). To align with the annual election of all directors, and upon the recommendation of the LDC Committee, the Board changed the timing of the grant of the annual equity retainer to non-employee directors to be effective on the date of the annual meeting of stockholders beginning with the 2025 Annual Meeting. This decision was based, in part, on the market review conducted by our external compensation consultant and to align with market practice for unclassified boards.
●Disclosed Peer Group. The LDC Committee changed the criteria used to select the Company’s compensation peer group to better align with the Company’s near-term strategic objectives and, based on the new criteria, selected a new compensation peer group in 2023 used for all named executive officers, including our Chief Executive Officer, eliminating the supplemental compensation peer group previously used for our Chief Executive Officer. We also significantly increased disclosure in 2023 about the criteria used to select the compensation peer group. The LDC Committee did not make any changes to the compensation peer group in 2024.
●Disclosed Sustainability Targets. Beginning in 2023, we disclosed specific targets on employee engagement survey results relative to benchmark scores for our named executive officers, which impact short-term compensation payouts, tying executive compensation to our human capital management efforts, which are critical to achieving our financial results.
●Implemented Negative TSR Cap. The LDC Committee adopted a policy, beginning with the performance shares granted in 2023, to cap the payout at target for the portion of performance shares based on Relative Total Stockholder Return (TSR) if our absolute TSR for the three-year performance period is negative.
●Increased Mix of Performance Shares. The LDC Committee changed the mix of long-term incentive awards granted to our named executive officers to increase the percentage of performance shares as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. Restricted stock units are no longer included in our annual long-term incentive awards granted to named executive officers.

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Compensation Discussion and Analysis
Executive Summary
●Increased Relative TSR Target Performance. Beginning with the performance shares granted in 2023, the LDC Committee approved an increase in the Relative TSR target performance from the median to the 55th percentile for the three-year TSR vs. Relative TSR performance metric of our performance shares to receive a target payout of 100% for that portion of the performance shares.
●Limited Discretion and Increased Transparency. Implemented for 2022 short-term incentive payouts, the payout earned under each non-Revenue/Profit performance measure was based on a linear interpolation within the target range, based on the score earned by each executive within a 20-point scale, plus or minus eight percentage points, with the LDC Committee providing the rationale for any deviations from a straight-line interpolated payout.
Elements of Our Executive Compensation Program
The primary elements of our 2024 executive compensation program are described below.

Key Components	How Paid	Overview	Key Benchmarks/Performance Measures

Base Salary	Cash	Fixed compensation to attract and retain executives and balance performance-linked compensation	●Benchmarked to peer group ●Adjusted for experience, role, and performance
Annual Incentive Awards	Cash	Variable annual compensation to motivate and reward executives for achieving annual financial goals and strategic milestones that are critical to our strategic priorities Limit: 0%-200% of target	●Revenue, profit and cash flow metrics represent 65% to 80% of total ●Operational, strategic, leadership, and sustainability metrics represent 20% to 35% of total
Long-Term Incentive Awards	Performance Shares 75%
Variable long-term equity-based compensation to motivate and reward executives for achieving key longer-term financial performance and stockholder return objectives
Final awards determined based on achievement relative to pre-established corporate performance metrics over a three-year performance period
Limit: 0%-200% of target shares
●Adjusted Diluted EPS Growth (75%) ●Relative TSR (25%)
	Stock Appreciation Rights 25%	Variable long-term equity-based compensation to encourage absolute performance and long-term value creation Awards vest ratably over three years and have a ten-year exercise term	●Stock price appreciation

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Compensation Discussion and Analysis
Executive Summary
Compensation and Governance Practices
Below we highlight certain of our key practices that we consider good governance features of our executive compensation program.

WHAT WE DO

✓	Align significant percentage of executive pay with performance	✓	Use an objective, formulaic approach to determining short-term incentive awards, with 65%-80% of the total payout based on annual financial metrics
✓	Annual say-on-pay vote	✓	Conduct an annual compensation risk review and assessment
✓	Set challenging yet achievable performance objectives for our senior executive leadership team, including our named executive officers	✓	Conduct annual performance evaluations of the named executive officers at the LDC Committee level
✓	Appropriately balance short- and long-term incentives	✓	Limit LDC Committee discretion to adjust short-term incentive awards to no more than 1/6th of the final award
✓	Offer transparent disclosure of achievements for all performance measures and metrics used to determine short-term incentive awards	✓	Cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute TSR for the three-year performance period is negative
✓	Align executive compensation with progress on sustainability matters by including specific sustainability-related objectives in our short-term incentive award program	✓	Regularly engage with our stockholders on our compensation program and implement enhancements based on feedback received
✓	Use multi-year vesting requirements for long-term awards	✓	Utilize expertise of an external independent compensation consultant
✓	Include non-solicitation and non-competition provisions in award agreements	✓	Disclose targets for long-term incentive awards upon vesting
✓	Align executive compensation with stockholder returns by providing the majority of total compensation in the form of performance-based long-term incentive awards	✓	Have two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct
✓	Maintain meaningful share ownership guidelines	✓	Utilize a competitive peer group

WHAT WE DON’T DO

✗	Sign contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✗	Reprice underwater stock options or Stock Appreciation Rights without stockholder approval
✗	Gross up for excise taxes	✗	Pay unearned dividends prior to vesting
✗	Have single-trigger equity vesting	✗	Allow hedging or pledging of Company shares

IQVIA HOLDINGS INC. | 2025 Proxy Statement 51

Compensation Discussion and Analysis
Say-on-Pay
Named Executive Officer Compensation at a Glance
The following illustrations depict the amount and mix of compensation provided to our Chief Executive Officer and other named executive officers in 2024 ($ in thousands). The amounts for Mr. Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).

Ari Bousbib

$1,800	$3,600	$20,239

$25,639

Ronald E. Bruehlman

$905	$1,239	$6,000

$8,144

W. Richard Staub, III

$10,679

Bhavik Patel

$2,930

Eric M. Sherbet

$4,105

■	Base Salary	■	Short-Term Incentive Award	■	Long-Term Incentive Award
The following charts reflect the mix of pay for our Chief Executive Officer (89.2% performance-linked) and the average for our other named executive officers (87.6% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers
Say-on-Pay
The Board and the LDC Committee are committed to providing transparency about our compensation practices and strive to ensure our executive compensation program aligns with the interests of our stockholders and reflects our pay-for-performance philosophy. The Board measures this alignment in part through an annual advisory say-on-pay vote. At the 2024 annual meeting, the Company’s stockholders approved the compensation of the named executive officers, with 84% of stockholders casting votes in favor of the say-on-pay proposal, an improvement of four points over the prior year. The Board, LDC Committee and management regularly consider the level of support provided by stockholders in the annual say-on-pay proposals in its compensation decisions and stockholder engagement approach. For the past several years, as highlighted by our Lead Independent Director in his letter to stockholders, we have regularly engaged with our stockholders to obtain valuable insights and feedback to better understand our stockholders’ priorities and perspectives, which the Board and LDC Committee have incorporated into their deliberations and decision-making.

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Compensation Discussion and Analysis
Executive Summary
See pages 42-43 for more information regarding our stockholder engagement program including detailed enhancements to our executive compensation program made as a direct result of feedback received from our stockholders over the past several years, including in 2024.
Compensation Philosophy
Our compensation philosophy continues to focus on creating an alignment between executive compensation and business performance by rewarding our named executive officers for achieving financial, strategic, operational, leadership and sustainability goals that are intended to contribute to long-term stockholder value. To that end, our executive compensation program is designed to:
●Attract and retain experienced top-talent to serve in leadership positions and to lead our organization over the long term
●Motivate our executives by providing compensation that is directly linked to both our short- and long-term performance
●Align the interests of our executive officers with those of our stockholders by delivering a substantial portion of total compensation through performance- and time-based equity awards with robust share ownership guidelines
●Ensure that compensation-related risks are managed appropriately to safeguard the interest of our stockholders, and employees through balanced program design, risk-mitigation policies, and independent oversight by the LDC Committee
Our executive compensation program incorporates specific features to support the achievement of these goals and to promote related objectives that are important to our long-term success. In addition, the LDC Committee believes it is appropriate for short- and long-term incentives awarded to our named executive officers to vary based on the relative contribution of each individual to IQVIA’s success.
Compensation of Our Chief Executive Officer
The Board and the LDC Committee believe that our Chief Executive Officer’s performance has been exceptional and that he has been critical to the success of our Company. Customers, patients, employees and stockholders have derived significant long-term benefits during his tenure. At the time of the Merger, our Chief Executive Officer was instrumental in defining our strategy and has superbly executed the transformation of our business into the leading global provider of advanced analytics, technology solutions and contract research services in the life sciences industry.
The Board and the LDC Committee believe strongly that our Chief Executive Officer is highly talented and that many larger companies would have a keen interest in recruiting him to serve as chief executive officer, in light of the success of the Merger and our subsequent strategic transformation. As more fully described in this Proxy Statement and our other public disclosures, the Company did an outstanding job throughout 2024 withstanding considerable macroenvironmental and industry challenges we faced this year, such as client portfolio reprioritizations as a consequence of the Inflation Reduction Act, delayed customer decision making, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, the uncertainty of elections in the United States and around the world and other turmoil.
In particular, under his leadership in 2024, the Company quickly responded to these challenges as they occurred, while ensuring we continued to deliver strong results, further optimized our cost structure, strengthened the balance sheet, invested in the business and returned capital to our stockholders. Significantly, the Company delivered revenue at 99% of target, including the impact of a $90 million foreign exchange headwind versus prior year, Adjusted EBITDA at 100% of target, Adjusted Earnings per Share at 102% of target and Free Cash Flow at 122% of target. Importantly, IQVIA’s financial performance exceeded that of our compensation peer group for the following key financial metrics: Adjusted EBITDA margin, Adjusted EBITDA Margin expansion, Adjusted Diluted Earnings per Share Growth, Cash Flow from Operations growth, and Adjusted Tax Rate Improvement versus 2023. Compensation peer group information is from Factset based on actual results and consensus estimates as of February 10, 2025. For information on our compensation peer group, please see pages 55-56 of this Proxy Statement. See “—Executive Summary—2024 Business Performance Highlights” on pages 46-48 for additional information.

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Compensation Discussion and Analysis
Compensation of Our Chief Executive Officer
Additional key highlights in 2024 included:
●Increased Revenue to $15.4 billion, up 3.4% compared to 2023 at constant currency; underlying Revenue growth up 6% compared to 2023, which is measured at constant currency excluding revenues from COVID-19 related projects from both 2023 and 2024
●Grew Adjusted EBITDA to $3.7 billion, up 3.2% compared to 2023
●Achieved Adjusted Diluted EPS of $11.13, up 9.1% compared to 2023
●Record backlog of $31.1 billion, up 5.5% at constant currency compared to 2023
●Free Cash Flow of $2.1 billion, up 40.9% compared to 2023 and achieved 104% of Adjusted Net Income
●Ended 2024 with 75% of gross debt at fixed rates, including swaps
●Ended 2024 with a Net Leverage Ratio of 3.33x
●Deployed total capital investment of approximately $1.5 billion, including $883 million on strategic acquisitions and investments and $602 million on capital expenditures
●Returned $1.35 billion in cash to stockholders through the repurchase of approximately 6.4 million shares
Our Chief Executive Officer also demonstrated a strong commitment to our people, investing considerably in our talented 88,000 employees, and driving numerous human capital initiatives forward, resulting in the following key achievements in 2024:
●Drove employee engagement in our 2024 employee pulse surveys, with 83% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above Fortune 500 Benchmark)
●Continued our multi-year favorable attrition and internal movement trends (attrition at 10.4%, 1 percent below 2023 and internal movement at 30.5%, slightly above 2023) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●IQVIA was awarded four Human Capital Management Excellence Awards from the Brandon Hall Group in recognition of our talent development programs in the areas of (i) Best New Hire Onboarding Program; (ii) Best Unique or Innovative Talent Acquisition Program; (iii) Best Custom Content and (iv) Best Unique or Innovative Learning & Development Program
Our Chief Executive Officer has also taken a leading role in implementing an ambitious sustainability agenda for the Company and working with the Board to further strengthen our governance program. Key sustainability- and governance-related achievements reached in the last year included the following:
●Completed declassification of the Board: all of our director nominees are up for election to one-year terms
●100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
●Removed almost 3 metric tons of single-use plastic outer packaging for clinical trial test kits from our supply chain at our Edinburgh and Marietta central labs. We also continued to partner with Kits4Life to repurpose clinical trial test kits, supplies and equipment. These recovered surplus medical supplies reduce shortages around the globe, providing potentially life-saving assistance to those in need
●Worked cross-functionally to ramp up GHG emissions reduction initiatives related to real estate and suppliers, and streamlined our GHG data and reporting processes. We have achieved a 27% reduction in scope 1 and 2 GHG emissions against our 2019 baseline and 50% of our suppliers by emissions have now set or committed to set science-based targets
●Increased transparency into the Company’s limited political activities by publishing our Political Activity Policy on our website and reporting on an annual basis our U.S. political spend
For the eighth year in a row, IQVIA was named one of the World’s Most Admired Companies™ in FORTUNE’s annual survey. For the fourth year in a row, IQVIA was named the number one most admired company in our category, Healthcare: Pharmacy and Other Services. Notably, IQVIA earned top rankings in the categories of innovation, global competitiveness, people management and use of corporate assets.

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Compensation Discussion and Analysis
Compensation of Our Chief Executive Officer
Stockholders benefited from these and other steps that the Company took under the Chief Executive Officer’s leadership. Accordingly, the Board and the LDC Committee believe that retention of our Chief Executive Officer is imperative to our success as a company. That view informs their decisions regarding his compensation. For further details about our 2024 highlights, see “—Executive Summary—2024 Business Performance Highlights” above.
See “—2024 Compensation Determinations—2024 Long-Term Incentive Awards” beginning on page 81 for factors considered by the Board and the LDC Committee in determining long-term incentive awards granted to our Chief Executive Officer.
Overview of Our Executive Compensation Program
Roles of the LDC Committee, Board and Management in Compensation Decisions
Our executive compensation program is developed and overseen by the LDC Committee. The LDC Committee consults with and takes into account the views and recommendations of senior management in making decisions regarding our executive compensation program. The LDC Committee is responsible for approving (or recommending for approval to the Board, in the case of the compensation of our Chief Executive Officer) annual base salary increases, annual cash incentive targets, short-term incentive awards, and long-term incentive awards for our named executive officers.
Use of Compensation Consultant
The LDC Committee uses Meridian Compensation Partners, LLC, an independent external compensation consultant (the external compensation consultant) to provide objective analysis, advice and information, including competitive market data and recommendations related to the compensation of our named executive officers. While the external compensation consultant may make recommendations on the form and amount of compensation, the LDC Committee or the Board make all decisions regarding the compensation of our named executive officers.
The external compensation consultant is engaged by and reports directly to the LDC Committee. The LDC Committee is solely responsible for approving payments to the external compensation consultant and for setting the terms, scope and duration of the external compensation consultant’s engagement. The external compensation consultant does not provide services to us other than executive and non-employee director compensation consulting services provided to the LDC Committee.
After considering the independence assessment factors provided under the NYSE listing rules, the LDC Committee determined that the external compensation consultant is independent and that the work the external compensation consultant performed during 2024 did not raise any conflicts of interest.
Benchmarking
The LDC Committee works with our external compensation consultant to better understand and continually monitor market-competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing our identified peer group and conducting a competitive market benchmark analysis of senior officer roles. The LDC Committee also considers, on a supplemental basis, market survey data from the Aon Radford Survey when determining the elements and amount of total direct compensation for our named executive officers.
2024 Compensation Peer Group
The LDC Committee generally targets total target compensation opportunities for our named executive officers, other than our Chief Executive Officer, at or near the median of our peer group but retains flexibility to position named executive officers above or below median based on experience, scope of responsibility, critical skill set, expertise and performance. The LDC Committee considers comparisons to compensation levels at other companies to be helpful in assessing the overall competitiveness of our compensation practices, but places a greater emphasis on aligning overall compensation opportunities rather than individual compensation elements.
The compensation peer group used by the LDC Committee to review our named executive officers’ total target compensation in July 2024 was reviewed by the LDC Committee in May 2024 with no changes to the peer group from the prior year. In 2023, to better align the peer group with the Company’s strategic objectives, the external compensation consultant recommended significant changes to the criteria used to select the Company’s peer group. The following criteria are used as guidelines for selecting peer group companies:

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Compensation Discussion and Analysis
Overview of Our Executive Compensation Program

Industry Classification	U.S. publicly-traded companies in related industry segments with strategic filters for global complexity and growth orientation

Revenue	Revenue range of 0.25x to 4.0x IQVIA’s trailing 12-month revenue

Market Capitalization	12-month average market capitalization at least 0.5 of IQVIA and 2x three-year average revenues as exemplified by high growth/ high margin strategies

Non-U.S. Revenue	>25% non-U.S. revenues
The following companies constitute the Company’s peer group, which applies to all of our named executive officers, including our Chief Executive Officer, and remains unchanged from 2023:

Industry	Company Name

Biotechnology	AbbVie Inc. Amgen Inc. Biogen Inc. Gilead Sciences, Inc. Moderna, Inc. Regeneron Pharmaceuticals, Inc. Vertex Pharmaceuticals Inc.
Healthcare Services	Laboratory Corp of America Holdings
IT Consulting and Services	Accenture plc Cognizant Technology Solutions Corp. Gartner, Inc. International Business Machines Corp.
Life Science Tools and Services	Agilent Technologies, Inc. Avantor, Inc. Danaher Corporation ICON plc Thermo Fisher Scientific, Inc.
Pharmaceuticals	Bristol Myers Squibb Co. Eli Lilly & Co. Merck & Co., Inc. Pfizer Inc. Zoetis Inc.
Non-binding Company grant guidelines
Long-term incentive award values are determined in part based on non-binding Company grant guidelines, which the LDC Committee develops each year. These guidelines set forth proposed long-term target award values for our named executive officers and are established to be consistent with peer group and market survey data on target equity award values for employees with similar salaries and positions.

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Compensation Discussion and Analysis
Overview of Our Executive Compensation Program
Key Features to Align Executive Pay with Stockholder Interests
As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executives focused on, and rewarding them for, the achievement of short- and long-term goals that are integral to our strategy.

Compensation Component	Link to Strategy	Strategy and Performance Alignment

Annual Incentives
●A significant portion of our named executive officers’ individual performance is tied to one or more of our strategic goals
●Compensation is linked to corporate performance through our use of specified Revenue, Adjusted EBITDA and Adjusted Diluted EPS goals and cash flow metrics to determine annual cash incentive awards
●Compensation is linked to sustainability performance through our inclusion and evaluation of sustainability-related objectives when determining annual cash incentive awards

Aligns named executive officers with stockholders’ interests by:
●Rewarding individual achievement of strategic goals that are made more challenging each year and are designed to position the Company as an industry leader
●Incentivizing behavior consistent with strong annual Revenue/Profit and Cash Flow performance
●Reinforcing the importance of long-term sustainability and execution of our sustainability initiatives intended to support achievement of our human capital management goals and help drive financial results

Long-Term Incentives
●We ensure that long-term incentive awards have sufficient retentive value because retaining our named executive officers is crucial to realizing our strategic goals
●We consider individual performance (which is tied to our strategic goals) in setting the targeted value of our named executive officers’ long-term incentive awards

Further aligns named executive officers’ interests with stockholders’ interests by:
●Linking a substantial portion of total compensation to long-term corporate performance using long-term incentive awards, including performance shares based on Relative TSR and Adjusted Diluted EPS targets set at the time of grant
●Setting three-year vesting periods for our long-term incentive awards that link their payouts to our long-term corporate and share price performance
●Including discretion to recoup equity awards in the event of a restatement of our financial statements, as a result of misconduct or in the event of a breach of restrictive covenants

See the “—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback” section on pages 49-50 for further details on the numerous enhancements we have made to our executive compensation program and related disclosures based on our engagement with investors.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 57

Compensation Discussion and Analysis
Elements of Compensation
Elements of Compensation
The following is a discussion of the primary elements of compensation for each of our named executive officers.
Base Salary
The purpose of base salary is to:
●provide financial predictability and stability through fixed compensation that is less than a majority of total direct compensation at target for the named executive officers
●provide fixed compensation at market-competitive rates that will attract new executives and retain our existing executives
●provide fixed compensation that reflects the scope, scale and complexity of the executive role
Annual base salaries for our named executive officers may be adjusted by the LDC Committee based upon the recommendations of our Chief Executive Officer (except with respect to his own salary) as well as market benchmarking data and analysis. The Chief Executive Officer’s recommendations with respect to any particular named executive officer generally are based upon the executive’s individual performance review for the prior year, the executive’s leadership and contributions to Company performance, market conditions, peer group and/or market survey data, and our overall budgetary guidelines.
The LDC Committee takes all of these factors into account when making its decisions but does not assign a specific or pre-determined weight to any one factor. In addition to the annual review, the LDC Committee may adjust base salaries during the year in connection with promotions, increases in responsibilities or to maintain competitiveness in the market.
Short-Term Incentive Awards
Overview
The objective for our short-term incentive award program (the Annual Plan) is to incentivize and reward achievement of our annual financial and strategic goals and to establish appropriate corporate performance objectives to ensure our named executive officers are accountable for and motivated to deliver a high degree of financial and operational performance without excessive risk-taking.
Annual Plan awards are conditioned on the achievement of corporate and individualized performance measures. Given the broad range of strategic actions necessary to execute the ongoing transformation of our business, the individual performance measures provide a necessary balance to the corporate performance measures and reward our named executive officers for accomplishments beyond strong financial results. The individual performance measures also help mitigate any risk that financial targets will be pursued at the cost of long-term sustainability.
At the beginning of each fiscal year, the LDC Committee establishes the metrics and corresponding targets for the performance measures for each named executive officer based on the Company’s targeted financial performance and objectives for the year. The targets are intended to be realistic, but rigorous. Performance measures consist of a series of key financial, strategic, operational, leadership and sustainability metrics that relate to the duties of the named executive officer in support of the business objectives for the year.
For each named executive officer, awards under the Annual Plan are calculated as follows:

Base Salary	X	Target Incentive	X	Formula-Based Payout Factor	(±)	Individual Performance Adjustment	=	Award Payout

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Compensation Discussion and Analysis
Elements of Compensation
Base salary
Short-term incentive compensation for named executive officers is determined using their base salary as the initial building block in the award calculation.
Target incentive
The LDC Committee determines a target annual short-term incentive for each named executive officer, ranging between 0% and 200% of base salary. Target incentive amounts are reviewed annually to determine whether adjustments are appropriate.
Formula-based payout factor
The Formula-Based Payout Factor reflects the weighted achievement with respect to four performance measures: Revenue/Profit and Cash Flow, which evaluate corporate performance; and Operational/Strategic and Leadership/Sustainability, which are tailored for each named executive officer.
Individual performance adjustment
Adjustments, if any, are made based on the judgment of the LDC Committee and any upward adjustment is limited to no more than 1/6th of the final award and in no event may an Individual Performance Adjustment result in a named executive officer’s Formula-Based Payout Factor exceeding 200% of target.
Performance measures
The four performance measures that determine the Formula-Based Payout Factor for the 2024 Annual Plan are described below.

Revenue/Profit	Revenue and profit achievement create a direct link between executive compensation and the Company’s results of operations. As further described below, the component metrics for this performance measure are Revenue, Adjusted EBITDA, and Adjusted Diluted EPS, which align with how such metrics are calculated in the Company’s publicly disclosed earnings releases.
Cash Flow	Cash flow is a key measure of the Company’s financial performance. The principal cash flow performance measure is Free Cash Flow. Additional metrics may include Quarterly Average Net Days Sales Outstanding and Capital Intensity in a given year based on the LDC Committee’s determination, taking into account the views and recommendations of senior management as to what cash flow metrics the Company should prioritize based on our strategic goals.
Operational/Strategic	The LDC Committee selected operational and strategic performance as a performance measure because we are engaged in a strategic transformation of our business, and the achievement of specific operational and strategic goals—beyond annual financial measures—is critical to achieving our short- and long-term financial objectives. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.
Leadership/Sustainability	Leadership and sustainability actions and achievements can have a profound influence on the Company’s success or failure, its human capital management efforts, its long-term risk management and its financial results. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.
Weightings
Each year, the LDC Committee assigns each of the performance measures a specific weighting that may differ for each named executive officer. The weightings, which may vary from year to year, are determined based on each named executive officer’s contribution to, or responsibility for, a given performance measure and the Company’s overall priorities for the year. The performance measures are underpinned by a set of specific metrics that also may vary from year to year—both in substance and in weighting—for each named executive officer. The relative payout for each performance measure will be multiplied by the weighting for the applicable named executive officer before being added to the other performance measure payouts to calculate the named executive officer’s Formula-Based Payout Factor. In other words, the Formula-Based Payout Factor, which can range from 0% to 200%, reflects the weighted achievement of the four performance measures.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 59

Compensation Discussion and Analysis
Elements of Compensation
For 2024, the weightings are set forth below under the section entitled “—2024 Compensation Determinations—2024 Short-Term Incentive Awards—Weightings.”
Metrics for the Revenue/Profit performance measure
The Revenue/Profit performance measure incorporates the three corporate metrics described below. These metrics align with the Company’s public financial guidance pronouncements, reflecting a direct link between executive compensation and the key performance measures we provide in earnings reports.

Metric	Description and Reason Selected

Revenue	●“Revenue” is defined as the Company’s revenue from our Consolidated Statements of Income ●The LDC Committee believes Revenue is a key driver of stockholder value and earnings growth over time
Adjusted EBITDA
●“Adjusted EBITDA” is defined as the Company’s income or loss from our Consolidated Statements of Income before interest income and expense, income taxes, depreciation and amortization, and further adjusted to eliminate restructuring and related expenses, income from non-controlling interests, stock-based compensation, acquisition related expenses, deferred revenue purchase accounting adjustments, loss on extinguishment of debt, earnings in unconsolidated affiliates, and other certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted EBITDA included in the Company’s earnings releases
●The LDC Committee believes Adjusted EBITDA is an important measure of financial performance and the ability to service debt and reflects our near- and long-term goal of increasing profitability

Adjusted Diluted Earnings Per Share
●“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means our diluted earnings per share, as reported, excluding all adjustments made to Net Income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases
●The LDC Committee believes Adjusted Diluted EPS is an important measure of Company performance and a fundamental metric for the investment community

The payout for the Revenue/Profit performance measure is determined based on a quantitative assessment of the Company’s achievement against pre-established targets for each of these metrics.
These targets are set at the beginning of each fiscal year by the LDC Committee, and will vary depending on the Company’s annual objectives. The payout for each metric is determined as follows, and then multiplied by the metric’s weight:

Performance Level	Threshold	Target	Maximum

How calculated	Target – 15%	Goal set by LDC Committee	Target + 15%
Payout	75%	100%	200%
When a result falls between these reference points, we use linear interpolation to determine the resulting payout. Achievement below threshold will result in a sharp decline in payout, if any.

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Compensation Discussion and Analysis
Elements of Compensation
Metrics for the other performance measures
For each of the other three performance measures, the LDC Committee assigns a rating of 1–5 points for each of the underlying metrics based on the following criteria:

Score	Rating	Description

5	Significantly Overperform	Achieved more than expected
4	Overperform	Exceeded some expectations and achieved other expectations
3	Meets Expectation	Achieved expected results
2	Underperform	Achieved expected results in some areas and did not achieve expected results in other areas
1	Significantly Underperform	Did not achieve any expected results
The scores for each metric under a performance measure are totaled and normalized for a 20-point scale, and then the LDC Committee determines the named executive officer’s payout within the score ranges set forth below.

Total Score	Low	High	Total Score	Low	High

17-20	176%	200%	9-12	76%	125%
13-16	126%	175%	1-8	—%	75%
In response to investor feedback for greater insight into short-term incentive award determinations, the payout under each performance measure is based on a linear interpolation within the range based on the score within the 20-point scale, plus or minus eight percentage points, with the rationale provided for any deviations from a straight-line interpolated payout. To illustrate, if the total score for a particular performance measure is 15, the straight-line interpolated payout would be 159%, and the payout could be between 151% and 167% based on the specific considerations utilized by the LDC Committee in determining a payout.
The key individual performance metrics used for our named executive officers, along with an assessment of the level of achievement for all 2024 performance measures, are summarized below under “—2024 Compensation Determinations—2024 Short-Term Incentive Awards.” We disclose the metrics used for each individual performance measure, but we consider the specific targets used to evaluate certain of the metrics to be confidential and commercially-sensitive information, and believe their disclosure would result in competitive harm to the Company.
Individual performance adjustment
The Annual Plan permits the LDC Committee to make individual adjustments to the final award for each named executive officer. These adjustments are designed to recognize an individual’s relative contribution to our financial, operational and strategic success during the year that the LDC Committee does not believe are adequately reflected by the Formula-Based Payout Factor. Adjustments may be positive or negative, based on the LDC Committee’s judgment. However, upward adjustments are limited to no more than 1/6th of the executive’s final award, and they may never cause a named executive officer’s Formula-Based Payout Factor to exceed 200%.
The LDC Committee’s determinations for 2024 with respect to the Annual Plan are discussed below under the section entitled “—2024 Compensation Determinations—2024 Short-Term Incentive Awards.”
Long-Term Incentive Awards
We believe that substantial long-term returns for our stockholders are achieved through a culture that focuses on long-term performance by our named executive officers and other senior management. By providing senior management with a meaningful equity stake in the Company, we are better able to align their interests with and create value for our stockholders.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 61

Compensation Discussion and Analysis
Elements of Compensation
In 2024, our annual grant of long-term incentive awards to our named executive officers under our 2017 Incentive and Stock Award Plan consisted of a combination of performance shares and stock appreciation rights, allocated as shown below.

Percentage of LTI Total

LTI Award Component	2024

Performance Shares	75%
Stock Appreciation Rights	25%
Rationale for selected forms of equity
Performance shares
We believe that performance shares hold our named executive officers accountable for achieving key strategic objectives that maximize value creation for our stockholders. The performance shares granted to a named executive officer in 2024 will be earned based on our financial results over the three-year period from January 1, 2024 through December 31, 2026, generally subject to the executive’s continued service with the Company through the end of the performance period.
Stock appreciation rights
The LDC Committee believes that Stock Appreciation Rights (SARs) strengthen the alignment of compensation with the creation of value for our stockholders. The SARs granted to our named executive officers in 2024 will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued service with the Company through the applicable vesting dates.
Metrics for performance shares
Performance shares will vest, if at all, based on the Company’s results for the two performance metrics described below. The number of performance shares a named executive officer may earn ranges from 0% of the executive’s target award (if the threshold levels of performance are not achieved) to 200% of the target award (if the maximum levels are achieved or exceeded). Each earned and vested performance share will be settled for one share of our common stock.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Performance Metric	Description and Reason Selected

Relative Total Stockholder Return
●“Relative Total Stockholder Return” or “Relative TSR” (TSR) is a measure of the Company’s stockholder value creation relative to an appropriate market index over three years. It combines share price appreciation and dividends, if any, paid to show the total return to stockholders expressed as an annualized percentage.
●The LDC Committee views this metric as closely correlated with long-term returns to stockholders.

Adjusted Diluted Earnings Per Share
●“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means, with respect to each fiscal year during the performance period, our diluted earnings per share, as reported, including all adjustments made to Net income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA, with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases.
●The LDC Committee believes this metric is an important measure of Company performance and a fundamental metric for the investment community.

*    The Adjusted Diluted EPS goal is based on our three-year Adjusted Diluted EPS growth, and is subject to adjustment based upon the occurrence of certain corporate events in accordance with the 2017 Incentive and Stock Award Plan. The calculation may be subject to other adjustments for material or non-recurring events occurring during the relevant fiscal year as determined by the LDC Committee in its sole discretion.
To appropriately incentivize executive management to deliver long-term value to our stockholders above the maximum threshold and even out the distortive effect caused by achievement over the maximum threshold, the base year Adjusted Diluted EPS for all outstanding performance share awards, will be the prior year’s (i) actual Adjusted Diluted EPS results or (ii) Adjusted Diluted EPS based on the maximum level of achievement for the preceding three-year performance period, whichever is lower.
How long-term incentive awards are determined
We provide our named executive officers with long-term incentive awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our stockholders during the vesting periods. The LDC Committee considers a number of factors in determining the long-term incentive award grants to our named executive officers, including:
●The Company’s non-binding grant guidelines
●A review of peer group data
●The retentive value of each executive’s unvested long-term incentive awards
●Individual performance evaluations
●The performance objectives for each named executive officer
●An assessment of the executive’s position, role and responsibilities within the Company
●The overall competitiveness of each executive’s total direct compensation opportunity
●Internal equity considerations
●The impact of the grants on long-term incentive plan usage and share dilution
The LDC Committee’s determinations with respect to long-term incentive award grants to our named executive officers during 2024 are discussed below, under the section entitled “—2024 Compensation Determinations—2024 Long-Term Incentive Awards.”

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Compensation Discussion and Analysis
2024 Compensation Determinations
2024 Compensation Determinations
Below we discuss the LDC Committee’s key compensation decisions in setting 2024 base salary and short- and long-term incentives. The LDC Committee’s process for determining executive compensation, and the specific terms of each compensation component, are described above, under “—Overview of Our Executive Compensation Program” and “—Elements of Compensation.”
2024 Base Salary
The following table sets forth the annual base salaries for each named executive officer. The LDC Committee reviews the base salary of each named executive officer annually and determines whether to make an adjustment.

Named Executive Officer	2024 Base Salary

Ari Bousbib	$1,800,000
Ronald E. Bruehlman	$905,000
W. Richard Staub, III	$800,000
Bhavik Patel(1)	$472,927
Eric M. Sherbet	$665,000
(1)For Mr. Patel, who is based in the U.K., his 2024 base salary has been converted from British Pounds Sterling (GBP) to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).
2024 Short-Term Incentive Awards
Target incentive
Each of our named executive officers was eligible for an annual short-term incentive award for their work in 2024 ranging from 0% to 200% of their target incentive. The target short-term incentive opportunity (expressed as a percentage of base salary) for each of our named executive officers for 2024 under the Annual Plan was as follows:

Named Executive Officer	Target Annual Incentive as a Percentage of Annual Base Salary

Ari Bousbib	200%
Ronald E. Bruehlman	100%
W. Richard Staub, III	100%
Bhavik Patel	85%
Eric M. Sherbet	85%
Weightings
For 2024, the LDC Committee assigned weightings for the performance measures for each named executive officer in the percentages shown below.

Performance Measure	Ari Bousbib	Ronald E. Bruehlman	W. Richard Staub, III	Bhavik Patel	Eric M. Sherbet

Financial Measures
Revenue/Profit	50%	50%	60%	60%	50%
Cash Flow	20%	30%	10%	10%	15%
Operational/Strategic	15%	10%	20%	20%	15%
Leadership/Sustainability	15%	10%	10%	10%	20%
Financial performance measures account for 70% of Mr. Bousbib’s calculated payout, 80% of Mr. Bruehlman’s calculated payout, 70% of Messrs. Staub’s and Patel’s calculated payouts, and 65% of Mr. Sherbet’s calculated payout.

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Compensation Discussion and Analysis
2024 Compensation Determinations
Performance measures
The corporate financial performance measures apply to each of our named executive officers, though they are weighted differently depending upon the executive’s role. We disclose the financial targets underlying the performance measures below. The specific targets used to evaluate certain of the metrics for the Operational/Strategic and Leadership/Sustainability performance measures are confidential and commercially-sensitive information, and we believe their disclosure would result in competitive harm to the Company.

Performance measures	Metrics used to assess performance

Financial Measures
Revenue/Profit	●Revenue ●Adjusted EBITDA ●Adjusted Diluted EPS
Cash Flow	●Free Cash Flow as a Percent of Adjusted Net Income ●Quarterly Average Net Days Sales Outstanding ●Capital Intensity
Operational/Strategic	Varies by individual
Leadership/Sustainability	Varies by individual
Revenue/Profit performance measure
The Revenue/Profit performance measure is based on achievement of certain Revenue, Adjusted EBITDA, and Adjusted Diluted EPS results, as further described above in the section entitled “—Overview of Our Executive Compensation Program” and “—Elements of Compensation—Short-Term Incentive Awards.” The Company was able to achieve these results despite the considerable macroenvironmental and industry challenges we faced this year, such as client portfolio reprioritizations as a consequence of the Inflation Reduction Act, delayed customer decision making, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, the uncertainty of elections in the United States and around the world and other turmoil.
The LDC Committee considered whether to use its discretion to make adjustments to the pre-established targets set to assess performance in light of the impact of these significant headwinds, all of which were outside of management’s control. However, the LDC Committee chose not to make any adjustments to the pre-established targets despite these significant headwinds in order to reflect better alignment with the interests of our stockholders.
The following table sets forth the weighted payouts for each metric and the aggregate payout for the Revenue/Profit performance measure approved by the LDC Committee.

Metric	Threshold (75% payout)	Target (100% payout)	Maximum (200% payout)	2024 Actual Achievement	Unweighted Payout	Weight	Weighted Payout

Revenue(1)	$13,175	$15,500	$17,825	$15,405	99.0%	30.0%	29.7%
Adjusted EBITDA(1)(2)	$3,145	$3,700	$4,255	$3,684	99.3%	30.0%	29.8%
Adjusted Diluted EPS(2)	$9.31	$10.95	$12.59	$11.13	111.0%	40.0%	44.4%
				Final Payout			103.9%
(1)$ in millions
(2)See reconciliations of non-GAAP items in Appendix A of this Proxy Statement.

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Compensation Discussion and Analysis
2024 Compensation Determinations
Cash Flow performance measure
For 2024, the Cash Flow performance measure includes three metrics, each weighted equally: Free Cash Flow as a Percent of Adjusted Net Income, Quarterly Average Net Days Sales Outstanding, and Capital Intensity. These metrics were chosen by the LDC Committee at the beginning of 2024, as described more fully below.

Metric	Definition	Why Included

Free Cash Flow as a Percent of Adjusted Net Income	Operating cash flow minus capital expenditures as a percentage of Adjusted Net Income	Free Cash Flow measures our ability to generate cash for reinvestment in the business to fund growth initiatives and acquisitions, to return to stockholders via share repurchases, and for debt repayment, among other uses
Quarterly Average Net Days Sales Outstanding	A quarterly measurement of the average number of days to collect payment from customers from the time revenue is recognized. The Quarterly Average Net Days Sales Outstanding metric takes into consideration accounts receivable, unbilled amounts and unearned income	Quarterly Average Net Days Sales Outstanding is a key driver of Free Cash Flow and reflects effective accounts receivable/working capital management
Capital Intensity	Total capital expenditures as a percent of Revenue on a constant currency basis for the year ended December 31, 2024	This measure helps define capital affordability in aligning our revenues to the amount of money we are spending on internal investments that will generate mid- to long-term returns for stockholders
The following table shows highlighted achievements for the metrics that make up the Cash Flow performance measure.

Metric	Performance Summary	Score

Free Cash Flow as a Percent of Adjusted Net Income	●$2.1 billion Free Cash Flow achieved, which is 104% of our Adjusted Net Income, significantly exceeding the target range of 80% to 90%, and significantly exceeding our 79% achievement in 2023	5 out of 5
Quarterly Average Net Days Sales Outstanding	●The Quarterly Average Net Days Sales Outstanding was 13 days in 2024, significantly exceeding the target of 20 days	5 out of 5
Capital Intensity	●Achieved Capital Intensity of 3.93%, significantly exceeding our 2024 target of 4.39%, significantly beating our 4.50% achievement against a target of 4.79% in 2023	5 out of 5
Based on these achievements, the LDC Committee assessed a normalized total score of 20 out of 20 points for the performance measure, which results in a 200% payout based on the formula’s straight-line interpolation.

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Compensation Discussion and Analysis
2024 Compensation Determinations
Individual performance measures
The LDC Committee set individualized metrics for each named executive officer in February 2024 for the Strategic/Operational and Leadership/Sustainability performance measures to capture key qualitative and quantitative objectives that are relevant to each executive and important to the execution of the Company’s overall strategy and performance. The following tables identify those metrics and list key highlights from each named executive officer’s 2024 accomplishments for each.

Ari Bousbib Chairman and Chief Executive Officer

Operational/Strategic Performance Measure Metrics	Key Achievements

Achieve operational and strategic objectives
●Exceeded cost reduction target by 16%
●Expanded Adjusted EBITDA margins by 10 basis points over prior year, significantly beating the average of our compensation peer group(1)
●Returned $1.35 billion in cash to stockholders through the repurchase of over 6.4 million shares, exceeding target
●Reduced net interest expense to $623 million, $13 million less than prior year despite $198 million increase in capital deployment
●Deployed $883 million of capital on strategic acquisitions and other investments across all parts of the business, delivering a significant increase in revenue from acquisitions in 2024 compared to 2023, which exceeded target, and overall growth in line with acquisition strategy
●Completed successful internal reorganization of several business functions to drive greater innovation and efficiency; exceeding synergy targets
●Extended term of $550 million receivables loan facility to mature in October 2027
●Led the industry in global public health, achieving 83% revenue growth since 2023, and further cemented relationships with numerous government agencies and NGOs; selected as only CRO to participate in WHO Global Clinical Trial Forum

Accelerate R&DS growth
●Delivered record-breaking, industry leading contracted backlog of $31.1 billion, 5.5% growth at constant currency compared to 2023, exceeding expectations
●Successfully renewed every existing key strategic partnership up for negotiation in 2024, added new partnerships and expanded scope of services provided to existing clients, resulting in our having strategic relationships with 22 out of the top 25 pharmaceutical companies by revenue
●Added ~400 net new R&DS customers in 2024, exceeding target
●Delivered on IQVIA Laboratories revenue growth targets year-over-year, increased net new business by 15% and further expanded lab footprint and discovery capabilities
●Expanded R&DS global public health business, achieving more than 150% growth in 2024 and more than 100% in gross new business targets, significantly exceeding target, and expanded footprint in Africa

(1)Compensation peer group information from Factset based on actual results and consensus estimates as of February 10, 2025. See reconciliations of non-GAAP items in Appendix A of this Proxy Statement.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Ari Bousbib Chairman and Chief Executive Officer

Operational/Strategic Performance Measure Metrics	Key Achievements

Advance innovation in Real World Solutions and Advanced Analytics
●Real World Solutions returned to double-digit revenue growth compared to 2023
●Ranked No. 1 solutions provider in 2024 Global RWE Markets & Markets Report; Named as a leader in Life Sciences Regulatory and Medical Affairs Operations by Everest Group PEAK Matrix® Assessment 2024; IQVIA was recognized in ISR report as No. 1 eCOA leader and received the Bronze Stevie award
●Continued investment in our real world data capabilities, with more than 1.2 billion comprehensive, longitudinal, non-identified unique patient records
●Expanded IQVIA’s position as a scientific thought leader in real world evidence, publishing more than 250 scientific publications, including 15+ on the defensible use of AI, exceeding target
●Accelerated growth of IQVIA’s Medical Affairs business with revenues increasing by more than 100% from 2023
●Completed strategic acquisition enabling the Company to further enhance its offerings measuring outcomes in clinical research and practices, exceeding expectations
●Increased our activities in genomics and precision medicine to help reduce adverse drug reactions, improve treatment and shape the future of healthcare, by adding to our genomic datasets, projects and methodologies (including CAR T-cell therapy); and added seven laboratory partners across new regions and countries and three technology partners, exceeding expectations
●Strong established relationships with 500+ patient organizations, increasing from 300 in 2023

Execute on our commercial solutions strategy
●Led overall business strategy of TAS business unit, resulting in recovery of TAS in second half of 2024, exceeding target
●Spearheaded execution of IQVIA’s AI strategy and coordination of its cross-functional and cross-enterprise working groups to advance the Company’s AI initiatives. This effort led to the launch of 39 new AI-enabled applications, including IQVIA AI Assistant, and the Healthcare-grade AI™ campaign, demonstrating IQVIA’s long history in advancing healthcare through AI and machine learning and differentiating IQVIA’s capabilities
●Exceeded revenue target for Consumer Health business unit, achieving double-digit growth
●Successfully completed a strategic acquisition in the Consumer Health segment, achieving target
●Successfully expanded IQVIA’s commercial patient offerings, onboarding five new clients, several of which were top-20 pharmaceutical companies by revenue
●Enhanced digital capabilities outside the United States, doubling the number of websites, publishers and partners that are integrated into our digital network, and increasing revenue year-over-year
●Continued to advance our leadership in analytics offerings through our commercial technology business by, in part, developing a connected ecosystem of applications, resulting in revenue growth of 20% for these applications
●Received multiple industry awards, including PM360 Innovation Award in AI Category for IQVIA AI Assistant; MedTech Breakthrough award for Best Use of AI for SmartSolve eQMS; Frost and Sullivan award for Customer Value Leadership for SmartSolve eQMS; and Forbes award for World’s Best Healthcare and Life Sciences Management Consulting Firms. Also recognized in ten categories in Gartner Hype Cycle for Life Sciences Commercial Operations.

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Compensation Discussion and Analysis
2024 Compensation Determinations
Based on these achievements, the LDC Committee assessed a total score of 14 out of a possible 20 points for this performance measure, which results in a 142% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

Ari Bousbib Chairman and Chief Executive Officer

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Develop and retain talent
●Maintained overall IQVIA attrition rates well below pre-pandemic levels with 12-month trailing attrition decreasing from 11.4% in 2023 to 10.4% in 2024
●Maintained high employee engagement across the organization based on the 2024 employee engagement surveys, with an overall score of 79.7%, significantly exceeding the Fortune 500 industry average of 73.6%. Notably, over 83% of employees responded that they see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above the Fortune 500 Benchmark)
●94.5% of employees responded that they are aware of how to report ethical concerns, three points above Fortune 500 benchmark and 1.6 points better than 2023
●Developed and launched new technology tools to scale data driven assessments to identify potential productivity savings
●IQVIA was awarded four Human Capital Management Excellence Awards from the Brandon Hall Group in the areas of (i) best innovative learning and development program, (ii) best talent acquisition program, (iii) best new hire onboarding program and (iv) best advance in custom content
●Mentored numerous high potential employees by directing leadership and development initiatives, including our Future Leaders program, spearheading the implementation of a new general management acceleration program, encouraging business unit engagement initiatives and conducting in-person town halls and 1:1s with key talent across the world

Sustainability
●Significant advancement in sustainability efforts:
➢Significantly decreased Scope 3 emissions by 11% in absolute terms, and 50% of our suppliers now have or have committed to developing emissions reduction goals
➢100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
➢Removed almost 3 metric tons of single-use plastics from the outer packaging of clinical test kits from our supply chain and avoided 384 metric tons of CO2e in lab freezer waste, winning the top biorepository award from the International Institute of Sustainable Labs
➢Increased our use of electricity sourced from renewables to 70% of lab activity with our move to a new lab in Valencia with improved refrigeration efficiency and 100% renewable electrical supply
➢Decreased real estate footprint by 12%
●MSCI and Sustainalytics sustainability ratings maintained or improved from prior year
●Increased membership in Employee Resource Groups (ERG), including a 30% increase in our Disability and Carers Network ERG, and added two new ERGs: Working Parents Advocates (WPA) and Living with Illness: Focus & Togetherness
●Led the industry in enhancing the representation of diverse patient populations in clinical trials with over 20 approvals of FDA diversity plans and 15 genomic data sets

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Compensation Discussion and Analysis
2024 Compensation Determinations

Ari Bousbib Chairman and Chief Executive Officer

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Effective oversight of corporate governance matters
●Incorporated important governance changes in response to investor feedback including adopting a Political Activity Policy and publishing an inaugural Annual Political Spend Report, increasing transparency around our limited political spending
●Completed declassification of the Board: all of our director nominees are up for election to one-year terms
●Further streamlined our short-term incentive award program to be based on four performance measures instead of five
●Provided strong leadership for Ethics & Compliance Program

Stockholder engagement and value creation
●Ended 2024 with 21 of 25 analysts issuing a “Buy” rating and none with a “Sell” rating
●Drove strong stockholder engagement by personally meeting with 90 unique buyside investment firms and 125 unique buy side individuals and hosting Investor Day at our Innovation Park headquarters in December 2024 with more than 500 participants
●For the eighth year in a row, IQVIA was named one of the World’s Most Admired Companies™ in FORTUNE’s annual survey. For the fourth year in a row, IQVIA was named the number one most admired company in our category, Healthcare: Pharmacy and Other Services. Notably, IQVIA earned top rankings in the categories of innovation, global competitiveness, people management and use of corporate assets

Based on these achievements, the LDC Committee assessed a total score of 16 out of a possible 20 points for this performance measure, which results in a 175% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Ronald E. Bruehlman Executive Vice President and Chief Financial Officer

Operational/Strategic Performance Measure Metrics	Key Achievements

Deliver on long term operational and strategic goals
●Delivered record-breaking, industry leading contracted backlog of $31.1 billion, 5.5% growth at constant currency compared to 2023, exceeding expectations
●Expanded Adjusted EBITDA margins by 10 basis points over prior year, beating the average of our compensation peer group(1)
●Reduced Adjusted Tax Rate by 160 basis points over prior year, exceeding target
●Reduced Adjusted Cash Tax Rate by 250 basis points over prior year, exceeding target and better than prior year
●Exceeded cost reduction target by 16%
●Reduced net interest expense to $623 million, $13 million less than prior year despite $198 million increase in capital deployment
●Extended term of $550 million receivables loan facility to mature in October 2027
●Reduced finance costs as a percentage of revenue for the fifth consecutive year
●Deployed $883 million of capital on strategic acquisitions and other investments across all parts of the business, delivering a significant increase in revenues from acquisitions in 2024 compared to 2023, which exceeded target, and overall growth in line with acquisition strategy

Deliver increased stockholder value
●Returned $1.35 billion in cash to stockholders through the repurchase of over 6.4 million shares, exceeding target
●Ended 2024 with 21 of 25 analysts issuing a “Buy” rating and none with a “Sell” rating
●Drove strong stockholder engagement by personally meeting with 204 unique buy side investment firms and 307 unique buy side individuals and hosting Investor Day at our Innovation Park headquarters in December 2024 with more than 500 participants

Maintain integrity of financial statements and internal controls	●No significant deficiencies or material weaknesses identified by external auditors ●Filed all SEC financial reports timely and accurately
Based on these achievements, the LDC Committee assessed a total score of 12 out of a possible 20 points for this performance measure, which results in a 125% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

(1) Compensation peer group information from Factset based on actual results and consensus estimates as of February 10, 2025. See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Ronald E. Bruehlman Executive Vice President and Chief Financial Officer

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Maintained overall IQVIA attrition rates well below pre-pandemic levels with 12-month trailing attrition decreasing from 11.4% in 2023 to 10.4% in 2024
●Completed realignment of largest Asia Pac finance organization
●Reorganized finance function in connection with internal reorganization of several of our business functions across the organization, achieving cost synergies target

Execute on employee engagement survey results
●Implemented action plan to respond to survey results, including regular communications during management meetings, town halls and 1:1s
●Maintained high employee engagement across the organization based on the 2024 employee engagement surveys, with an overall score of 79.7%, significantly exceeding the Fortune 500 industry average of 73.6%. Notably, over 83% of employees responded that they see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above the Fortune 500 Benchmark)

Further global Sustainability program
●Significant advancement in sustainability efforts:
➢Significantly decreased Scope 3 emissions by 11% in absolute terms, and 50% of our suppliers now have or have committed to developing emissions reduction goals
➢100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
➢Removed almost 3 metric tons of single-use plastics from the outer packaging of clinical test kits from our supply chain and avoided 384 metric tons of CO2e in lab freezer waster, winning the top biorepository award from the International Institute of Sustainable Labs
➢Increased our use of electricity sourced from renewables to 70% of lab activity with our move to a new lab in Valencia with improved refrigeration efficiency and 100% renewable electrical supply
➢Decreased real estate footprint by 12%
●MSCI and Sustainalytics sustainability ratings maintained or improved from prior year
●Received positive feedback from investors on our continued improvement in Sustainability Report

Refine succession plans for key talent	●Refined finance succession plans ●Mentored potential successors
Based on these achievements, the LDC Committee assessed a total score of 12 out of a possible 20 points for this performance measure, which results in a 125% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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Compensation Discussion and Analysis
2024 Compensation Determinations

W. Richard Staub, III President, Research & Development Solutions

Operational/Strategic Performance Measure Metrics	Key Achievements

Deliver on long term operational and strategic goals
●Exceeded R&DS cost reduction target in 2024, building on the significant cost reductions previously implemented in 2023
●Increased lab footprint and discovery capabilities and exceeded revenue and net new business targets
●Achieved two-day improvement in Quarterly Average Net Days Sales Outstanding and a 7.9% improvement in cash collections over prior year
●Added ~400 net new R&DS customers, exceeding target

Achieve backlog and net new business targets
●Delivered record-breaking, industry leading contracted backlog of $31.1 billion, 5.5% growth at constant currency compared to 2023, exceeding expectations
●Achieved 113% of gross new business targets for key therapeutic areas (FSP, Lab, DSSM, Specialty)

Execute Emerging Bio Pharma Sales Initiative
●Developed and launched new sales strategy using customer insights in more than 100 opportunities valued at $4.7 billion, exceeding expectations
●Added more than 300 new EBP customers in 2024, exceeding target

Launch / expanded growth in new services
●Successfully renewed every existing key strategic partnership up for negotiation in 2024, added new partnerships and expanded scope of services provided to existing clients, resulting in our having strategic relationships with 22 out of the top 25 pharmaceutical companies by revenue
●Developed and launched new integrated delivery models, resulting in additional lab and safety wins
●Expanded R&DS global public health business, achieving more than 150% growth in 2024 and more than 100% in gross new business targets, significantly exceeding target, and expanded footprint in Africa

Based on these achievements, the LDC Committee assessed a total score of 8 out of a possible 20 points for this performance measure, which results in a 75% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 73

Compensation Discussion and Analysis
2024 Compensation Determinations

W. Richard Staub, III President, Research & Development Solutions

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Conducted multiple leadership programs targeted at various levels of the organization, including Global Leadership Program and Future Leaders Program, and launched a new program specifically focused on general management to accelerate progression
●95% of R&DS people managers have specific engagement and retention goals, which are used to inform compensation decisions
●Mentored key IQVIA R&DS leadership talent

Execute on employee engagement survey results
●Designed and executed on detailed employee engagement action plans for each senior leadership team member
●Embedded employee survey metrics into management cadence, employee events and virtual townhalls
●Maintained high employee engagement across the organization based on the 2024 employee engagement surveys, with an overall score of 79.7%, significantly exceeding the Fortune 500 industry average of 73.6%. Notably, over 83% of employees responded that they see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above the Fortune 500 Benchmark)

Execute on workforce optimization strategy
●Significantly reduced third party contractor headcount by 33% from 2023, substantially reducing spend in this high-cost category, exceeding target
●Implemented model to improve resource forecasting process using data-driven inputs, exceeding forecasting goal of driving down the variance between actual and forecast amounts
●Conducted significant reorganizations of various business functions, including creating a discovery labs team, realigning operations, and setting up new customer delivery units, to drive business strategy and optimize capabilities

Refresh senior leadership succession plans
●Conducted extensive work on R&DS senior leadership succession planning, including completing a cross-business unit succession planning and talent collaboration with other business units
●Refreshed all key talent succession plans

Based on these achievements, the LDC Committee assessed a total score of 13 out of a possible 20 points for this performance measure, which results in a 126% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Bhavik Patel President, Commercial Solutions

Operational/Strategic Performance Measure Metrics	Key Achievements

Deliver on core operational and strategic goals
●Implemented comprehensive operational excellence initiatives, exceeding cost reduction target by 28%
●Successfully executed a strategic acquisition in our Consumer Health segment, achieving target
●Completed successful internal reorganization of several business functions into a newly-formed Analytics Center of Excellence and reorganized certain delivery functions to drive greater innovation and efficiency; exceeding synergy targets

Enhance and launch best in class analytics products
●Executed IQVIA’s AI strategy and coordination of its cross-functional and cross-enterprise working groups to advance the Company’s AI initiatives. This effort led to the launch of 39 new AI-enabled applications, including IQVIA AI Assistant, and the Healthcare-grade AI™ campaign, demonstrating IQVIA’s long history in advancing healthcare through AI and machine learning and differentiating IQVIA’s capabilities
●Continued to advance our leadership in analytics offerings through our commercial technology business by, in part, developing a connected ecosystem of applications, resulting in revenue growth of more than 20% for these applications
●Successfully expanded IQVIA’s commercial patient offerings, onboarding five new clients, several of which were top-20 pharmaceutical companies by revenue

Expand portfolio and drive value in business segments
●Expanded our Consumer Health business segment, significantly exceeding revenue target by more than 125%
●Successfully launched and commercialized a data audit offering to the MedTech customer base, including three of the top 20 MedTech companies, achieving target
●Received multiple industry awards, including PM360 Innovation Award in AI Category for IQVIA AI Assistant; MedTech Breakthrough award for Best Use of AI for SmartSolve eQMS; Frost and Sullivan award for Customer Value Leadership for SmartSolve eQMS; and Forbes award for World’s Best Healthcare and Life Sciences Management Consulting Firms. Also recognized in ten categories in Gartner Hype Cycle for Life Sciences Commercial Operations.
●Enhanced digital capabilities outside the United States, doubling the number of websites, publishers and partners that are integrated into our digital network, and increasing revenue year-over-year

Based on these achievements, the LDC Committee assessed a total score of 14 out of a possible 20 points for this performance measure, which results in a 142% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Bhavik Patel President, Commercial Solutions

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Conducted significant efforts in developing successors across the business unit, with more than 50% of all leaders having ready-now successors
●Conducted regular mentoring of high potentials during monthly business reviews and provided them with opportunities to collaborate and enhance their leadership skills

Demonstrate effective leadership of Commercial Solutions
●Influenced tactical and strategic priorities of the regional business units focusing on issues important to our customers
●Led the development of IQVIA’s AI strategy and supported the coordination of its cross-functional and cross-enterprise working groups to advance the Company’s AI initiatives. This effort led to the launch of 39 new AI-enabled applications, including IQVIA AI Assistant, and the IQVIA Healthcare-grade AI™ campaign, demonstrating IQVIA’s long history in advancing healthcare through AI and Machine Learning and differentiating IQVIA’s capabilities
●Successfully advanced the integration of strategic acquisition through change management, regular meeting cadence and rolling out comprehensive training processes

Execute on employee engagement survey results
●Maintained high employee engagement across the organization based on the 2024 employee engagement surveys, with an overall score of 79.7%, significantly exceeding the Fortune 500 industry average of 73.6%. Notably, over 83% of employees responded that they see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above the Fortune 500 Benchmark)

Establish culture of innovation and operational excellence
●Demonstrated exemplary operational excellence, with successful reorganization and integration of strategic acquisition, exceeding plan without impacting business or growth in AI capabilities
●Established culture of operational excellence through leadership meetings, monthly community calls, newsletter sections on productivity, and articles on Commercial Solutions’ intranet

Based on these achievements, the LDC Committee assessed a total score of 12 out of a possible 20 points for this performance measure, which results in a 125% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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Compensation Discussion and Analysis
2024 Compensation Determinations

Eric M. Sherbet Executive Vice President, General Counsel and Secretary

Operational/Strategic Performance Measure Metrics	Key Achievements

Deliver on long term operational and strategic goals	●Delivered on financial plan and all productivity metrics for Legal and Compliance functions ●Outperformed on metric for legal costs as percentage of revenue
Achieve favorable outcomes on litigation	●Managed ongoing litigations favorably for IQVIA ●Settled significant litigations on favorable terms for IQVIA
Continue to enhance stockholder engagement
●Continued improvement on say-on-pay “FOR” votes, achieving 84% support, above target and a 4% increase from the last say-on-pay in 2023
●All directors received results in favor of their election
●Continued favorable feedback from investors on proxy disclosure and engagement program

Provide effective support of M&A program
●Provided effective legal support for all acquisition and investment activity
●Drove multiple initiatives related to changing regulatory environment, including laws related to antitrust, sanctions, privacy, AI, and information governance

Based on these achievements, the LDC Committee assessed a total score of 14 out of a possible 20 points for this performance measure, which results in a 142% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

Eric M. Sherbet Executive Vice President, General Counsel and Secretary

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Re-organized Legal leadership team to provide increased responsibilities to other leaders, strengthening bench
●Backfilled several leaders with internal resources, providing them with additional opportunities for growth
●Implemented regular sessions for legal leaders to collaborate and share insights

Execute on employee engagement survey results
●Rolled out promotions and new leadership opportunities to address engagement scores on career goals
●Maintained high employee engagement across the organization based on the 2024 employee engagement surveys, with an overall score of 79.7%, significantly exceeding the Fortune 500 industry average of 73.6%. Notably, over 83% of employees responded that they see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (2 points above the Fortune 500 Benchmark)
●94.5% of employees responded that they are aware of how to report ethical concerns, three points above Fortune 500 benchmark and 1.6 points better than 2023

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Compensation Discussion and Analysis
2024 Compensation Determinations

Eric M. Sherbet Executive Vice President, General Counsel and Secretary

Leadership/Sustainability Performance Measure Metrics	Key Achievements

Further global Sustainability program
●Significant advancement in sustainability efforts:
➢Significantly decreased Scope 3 emissions by 11% in absolute terms, and 50% of our suppliers now have or have committed to developing emissions reduction goals
➢100% of IQVIA’s 17 laboratories are now My Green Lab (MGL) certified. IQVIA received the MGL Race to Zero Leadership Award, as the first company to certify more than 95% of its labs
➢Removed almost 3 metric tons of single-use plastics from the outer packaging of clinical test kits from our supply chain and avoided 384 metric tons of CO2e in lab freezer waste, winning the top biorepository award from the International Institute of Sustainable Labs
➢Increased our use of electricity sourced from renewables to 70% of lab activity with our move to a new lab in Valencia with improved refrigeration efficiency and 100% renewable electrical supply
●MSCI and Sustainalytics sustainability ratings maintained or improved from prior year
●Received positive feedback from investors on our continued improvement in Sustainability Report

Provide effective oversight and support of corporate governance matters
●Incorporated important governance changes in response to investor feedback including adopting a Political Activity Policy and publishing an inaugural Annual Political Spend Report, increasing transparency around our limited political spending
●Completed declassification of the Board: all of our director nominees are up for election to one-year terms
●Further streamlined our short-term incentive award program to be based on four performance measures instead of five
●Provided strong leadership for Ethics & Compliance program

Based on these achievements, the LDC Committee assessed a total score of 13 out of a possible 20 points for this performance measure, which results in a 126% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.
The LDC Committee and our Chief Executive Officer (except with respect to his own individual performance) evaluated the performance of each of our named executive officers as described above and determined scores for each individualized performance measure. Based on these scores, and in accordance with the predetermined scorecard, the LDC Committee assigned final payouts to each named executive officer for the individualized performance measures, as shown below.

Named Executive Officer	Operational/Strategic Performance Measure	Leadership/Sustainability Performance Measure

Ari Bousbib	142%	175%
Ronald E. Bruehlman	125%	125%
W. Richard Staub, III	75%	126%
Bhavik Patel	142%	125%
Eric M. Sherbet	142%	126%

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Compensation Discussion and Analysis
2024 Compensation Determinations
Individual performance adjustment
As a result of the Company’s many accomplishments despite the challenging year, the LDC Committee strongly considered individual performance adjustments for the named executive officers based on the significant achievements set forth in the tables below.

Named Executive Officer	Individual Performance Adjustment

Ari Bousbib
●Demonstrated strong leadership navigating the Company through the considerable macroenvironmental and industry challenges IQVIA faced this year, such as client portfolio reprioritizations as a consequence of the Inflation Reduction Act, delayed customer decision making, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, the uncertainty of elections in the United States and around the world and other turmoil
●Continued to manage the business through extraordinary geopolitical challenges. Ensured patients in Ukraine, Russia, and Israel maintained access to life saving medicines and clinical trials throughout the conflicts. Supported IQVIA employees directly impacted through financial, logistical and technology support
●Delivered exceptional Free Cash Flow of $2.1 billion, 104% of Adjusted Net Income, higher than target range of 80-90% and up 40.9% compared to 2023. Achieved Net Leverage Ratio of 3.33x trailing 12 month Adjusted EBITDA compared to 3.45x at December 31, 2023 despite a $198 million increase in capital deployment
●Reduced Adjusted Tax Rate by 160 basis points over last year, exceeding target and reduced Adjusted Cash Tax Rate by 250 basis points over last year, exceeding target
●In addition to the AI achievements noted under his operational/strategic performance measure, Mr. Bousbib also directed IQVIA’s efforts to responsibly integrate use of AI into IQVIA’s business model, including targeted enhancements to our privacy and security protocols, achieving internal productivity savings from automation/AI efforts, and significantly increasing use of AI/automation in clinical trials, deploying AI in 100% of applicable clinical tech products; and established IQVIA’s position as a thought leader and driver of AI standards and governance by establishing our new Center for Defensible Use of Data and AI and our AI Governance Council, publishing more than 15 articles on defensible AI
●Led the industry in global public health, achieving 83% revenue growth since 2023, increasing revenue in our R&DS public health business by more than 150% in 2024. Further cemented our relationships with government agencies and NGOs and enhanced our reputation as a leader in vaccine and outbreak response. Not only were we selected to be the only CRO to participate in WHO Global Clinical Trial Forum, but we also have been chosen to assist with the eradication of several significant outbreaks, including Marburg virus disease, Mpox and polio
●Continued to deliver on our future skills strategy with talent management approaches that include: promoting our One IQVIA, Multiple Careers model, building future skills through the IQVIA Learning Academy (215,000 visits) with new learning paths aligned to business needs (artificial intelligence, evolving leadership, data insights), and using technology to match employees to open roles and projects (37,000 registered users on Career Connections platform). Increased the number of roles filled internally to 30.5%, exceeding target and achieved attrition of 10.4%, well below pre-pandemic levels

Ronald E. Bruehlman
●Delivered Free Cash Flow of $2.1 billion, 104% of Adjusted Net Income, significantly higher than target range of 80% to 90% and $614 million (or 40.9%) better than prior year
●Achieved Net Leverage Ratio of 3.33x trailing 12-month Adjusted EBITDA compared to 3.45x at December 31, 2023 despite a $198 million increase in capital deployment
●Expanded Adjusted EBITDA margins by 10 basis points despite difficult macroeconomic and industry environment including significant pricing pressures, beating average of compensation peer group

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Compensation Discussion and Analysis
2024 Compensation Determinations

Named Executive Officer	Individual Performance Adjustment

W. Richard Staub, III
●Continued to manage business through extraordinary geopolitical challenges and increasing and ever-changing regulatory requirements, enabling clinical trials to proceed and ensuring patients in Ukraine, Russia, and Israel maintained access to life saving medicines. Supported IQVIA employees directly impacted through financial, logistical and technology support
●Achieved acquisition objectives by closing multiple strategic deals, including a strategic acquisition in the MedTech space
●Accelerated net new business growth for our decentralized trials (DCT) offering, achieving large wins with two top-10 pharmaceutical clients by revenue
●Significantly increased use of AI and automation in clinical trials, deploying AI in 100% of applicable clinical technology products, exceeding target and providing significant productivity and improved execution in protocol design, site selection, trial documents, pathology reports and quality management, among other activities

Bhavik Patel
●Positioned IQVIA for further growth by developing a comprehensive plan for Agentic AI, including opportunity assessment, workflow prioritization, partner selection and engagement, and governance
●Established a Center of Excellence to drive patient engagement opportunities across clinical, real world and commercial
●Established enterprise-wide licensing programs extending standard terms over local and subnational contracts, ensuring data is appropriately licensed across the Company and protecting IQVIA intellectual property

Eric M. Sherbet
●Effectively managed complex and rapidly evolving legal situations related to Russia, Ukraine and Israel. Navigated evolving and complex regulatory and legal landscape, ensuring IQVIA’s businesses remained operational in these challenging environments and that patients could continue to receive life-saving medicines
●Spearheaded launch of “Ethics Day 2024” with a focus on behavior based decision-making and helping employees to speak up when they spot ethical concerns. As a result, 94.5% of IQVIA employees say they are aware of how to report ethical concerns or observed misconduct, exceeding F500 industry benchmark
●Provided effective guidance to business stakeholders on ever-changing regulatory environment with respect to various laws relevant to the Company, including antitrust, privacy, information governance, AI, and sanctions

Named Executive Officer short-term incentive award determinations

As noted above, the LDC Committee strongly considered individual performance adjustments for the named executive officers based on the significant achievements described in the preceding tables despite a number of challenging macroenvironmental and industry factors, including client portfolio reprioritizations in response to the Inflation Reduction Act, the slowdown in discretionary spending by our pharmaceutical and biotechnology clients, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, uncertainty related to elections in the United States and around the world and other turmoil. Despite the LDC Committee’s belief that an individual performance adjustment was warranted, our CEO requested that he receive no individual performance adjustment, and further that, in light of the difficult environment, his calculated Annual Plan payout based on the formula-based performance payout factor be reduced from the calculated 139.6% payout to no more than 100% of target. In addition, our CEO requested that the other named executive officers receive Annual Plan payouts based on the calculated formula-based performance payout factor but with no individual performance adjustments.
The LDC Committee accepted the CEO’s request and the Board approved, at the recommendation of the LDC Committee, a final Annual Plan payout to the CEO of 100% of target. For the other named executive officers, the LDC Committee approved Annual Plan payouts as calculated with no individual performance adjustments.

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Compensation Discussion and Analysis
2024 Compensation Determinations
The table below summarizes the final Annual Plan payouts to our named executive officers for 2024:

Named Executive Officer	Prorated Base Salary	x	Target Incentive	x	Formula-Based Performance Payout Factor	=	Calculated Payout	(+/-)	Individual Performance Adjustment	=	Final Payout(1)

Ari Bousbib	$1,800,000		200%		139.6%		$5,023,800		0%		$3,600,000(2)
Ronald E. Bruehlman	$905,000		100%		136.9%		$1,239,221		0%		$1,239,221
W. Richard Staub, III	$800,000		100%		109.9%		$879,332		0%		$879,332
Bhavik Patel(3)(4)	$453,754		85%		123.3%		$475,529		0%		$475,529
Eric M. Sherbet(3)	$647,750		85%		128.5%		$707,432		0%		$707,432
(1)For additional information on how the final payouts were determined, please see above under “—Named Executive Officer short-term incentive award determinations.”
(2)Our CEO requested that he receive no individual performance adjustment, and further that, in light of the difficult environment, his final Annual Plan payout be reduced from the calculated, formula-based payout of $5,023,800, or 139.6% of target, to no more than $3,600,000, or 100% of target.
(3)Base salary prorated as of October 1, 2024.
(4)For Mr. Patel, who is based in the U.K., his 2024 base salary has been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).
2024 Long-Term Incentive Awards
The LDC Committee met on February 6, 2024 to determine 2024 long-term incentive awards. When making the awards, the LDC Committee first determined the total grant date value of the award for each named executive officer and then delivered that value in two components: three-year performance shares (75%) and SARs (25%), assuming target-level achievement of applicable performance goals for performance shares, as set forth in the table below. The terms of each type of long-term incentive award are set forth above, under “—Elements of Compensation—Long-Term Incentive Awards.”

Named Executive Officer	Performance Shares	SARs

Ari Bousbib	$15,749,918	$4,489,065
Ronald E. Bruehlman	$4,499,854	$1,499,993
W. Richard Staub, III	$7,999,826	$999,940
Bhavik Patel	$1,499,951	$499,970
Eric M. Sherbet	$2,062,379	$687,487
Mr. Staub served as President, Research & Development Solutions from 2016 to 2022, at which time he transitioned to being a senior advisor to the CEO. In recognition of his service and in connection with his appointment to resume the role of President, Research & Development Solutions upon the unplanned departure of the prior leader of that business unit, in January 2024, the LDC Committee increased the number of performance shares granted to Mr. Staub. These shares carry identical performance criteria as the standard three-year performance shares. This award incentivizes Mr. Staub’s continued leadership and helps to ensure executive continuity.
The 2024-2026 performance share awards provide for the grant of common stock at the end of the three-year performance period based on the achievement of Relative TSR and Adjusted Diluted EPS growth goals over that period, as follows:

Performance Metric	Weight	Threshold	Target	Maximum

3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%
3-Year TSR vs. S&P 500 (percentile)	25%	25	55	75
Percentage of Target Payout		50%	100%	200%

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Compensation Discussion and Analysis
2024 Compensation Determinations
Chief Executive Officer long-term incentive award determination
The LDC Committee considered all of the factors described above when determining our Chief Executive Officer’s annual long-term incentive award granted in February 2024. For further details, see “—Compensation of Our Chief Executive Officer” and “—Overview of Our Executive Compensation Program—Benchmarking.” In particular, the Board and the LDC Committee believe that our Chief Executive Officer’s performance was critical to the Company’s success in 2023 withstanding the effects of a series of macroeconomic and geopolitical headwinds and other dynamics outside the Company’s control, including but not limited to, unprecedented rise in global interest rates, global recession fears, impact of the Inflation Reduction Act, slowdown in discretionary spending by our pharmaceutical and biotechnology clients, increase in the UK corporate tax rate, ongoing regional wars, and a weakened Chinese economy. In particular, the Company quickly responded to these challenges as they occurred, putting in place targeted action plans to help mitigate these risks, while ensuring we continued to deliver strong results, further optimized our cost structure, strengthened the balance sheet, invested in the business and returned capital to our stockholders.
The Board and LDC Committee also believe that our CEO’s leadership of the Company has been instrumental in positioning the Company as a global leader in our industry. As a result of our CEO’s leadership, our Company has received numerous external awards and accolades. Most recently, for the eighth year in a row, IQVIA was named one of the World’s Most Admired Companies™ in FORTUNE’s annual survey. For the fourth year in a row, IQVIA was named the number one most admired company in our category, Healthcare: Pharmacy and Other Services. Notably, IQVIA earned top rankings in the categories of innovation, global competitiveness, people management and use of corporate assets.
Accordingly, the Board and the LDC Committee believe his continued leadership is imperative for the Company to achieve its longer-term objectives and recognizes the importance of ensuring he is appropriately incentivized through a mix of equity awards that are expected to increase in value based on achievement of key long-term performance objectives. That belief informs the decisions of the Board and our LDC Committee regarding the Chief Executive Officer’s annual long-term incentive awards, including with respect to the awards granted in February 2024.
Achievement determinations for 2022-2024 performance shares
Performance share awards granted to our named executive officers on February 10, 2022, were based on IQVIA’s achievement of Adjusted Diluted EPS growth and Relative TSR goals during a three-year performance period, as described above in the section entitled “—Elements of Compensation—Long-Term Incentive Awards.” The three-year performance period for the 2022-2024 performance shares ended on December 31, 2024. The number of performance shares that could be earned ranged from 0% of the target award, if the threshold levels of performance were not achieved, to 200% of the target award, if the maximum levels were achieved or exceeded. For results between these marks, the number of shares would be determined by linear interpolation.
The LDC Committee has broad authority under the 2017 Plan to include or exclude any event that is unusual in nature or occurs infrequently and occurs during the applicable performance period. Specifically, the LDC Committee is authorized to make adjustments under a variety of circumstances, including but not limited to, in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the LDC Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.
As previously noted, the Company and the healthcare sector more broadly have experienced considerable macroenvironmental and industry challenges, a unique combination of headwinds that included:
●client portfolio reprioritizations in response to the Inflation Reduction Act
●the slowdown in discretionary spending by our pharmaceutical and biotechnology clients
●persistent high inflation
●the unprecedented rise in global interest rates and the slower than expected cuts to those rates
●foreign currency headwinds
●geopolitical unrest
●uncertainty related to elections in the United States and around the world and other turmoil
At the same time that the healthcare industry was under tremendous, unfavorable pressures in the aftermath of the post-COVID peak of 2021, other sectors, especially the technology sector, performed unusually well, driven in large part by the extraordinary stock price performance of the “magnificent seven,” which drove the S&P 500 index to record

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Compensation Discussion and Analysis
2024 Compensation Determinations
highs. After careful consideration of all of these extraordinary factors, all of which were outside the Company’s control, the LDC Committee believed an adjustment to the payout factor would have been justified. However, the LDC Committee decided to make no adjustments despite these significant macroenvironmental and industry headwinds and other adverse circumstances that effected the ultimate measure of performance. This demonstrates alignment between the Company’s executive compensation program practices and the interests of our stockholders.
In 2023, the UK government significantly increased the UK corporate tax rate from 19% to 25%. This increase, which was completely outside of the Company’s control, had a negative impact on the Company’s Adjusted Diluted EPS.
When determining the payouts for the 2022-2024 performance shares, the LDC Committee approved an adjustment benefiting 2024 Adjusted Diluted EPS to negate the negative impact of the UK corporate tax rate increase. This resulted in the payout factor for the 2022-2024 performance period changing from 47.5% to 53.5%. The LDC Committee made this adjustment based on its broad authority under the 2017 Plan noted earlier. This adjustment is consistent with, but in the opposite direction of, the adjustment the LDC Committee made in 2018 when it adjusted the base year Adjusted Diluted EPS for the 2018-2020 performance period to negate the significant, positive tax benefits the Company anticipated receiving as a result of the U.S. Tax Cuts and Jobs Act. If that adjustment had not been made at that time, the target growth rates for those performance awards would have been more easily achieved.
There was no impact or adjustment to the calculation of Relative TSR.
The performance goals and results used to determine the final payout factor for the 2022-2024 performance shares were as follows:

Performance Metric	Weight	Threshold	Target	Maximum	Actual	Performance	Payout Factor

3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%	7.8%	71.4%	53.5%
3-Year TSR vs. S&P 500 (percentile)	25%	25	50	75	17	—%	—%
						Final Payout:	53.5%
Additional information on the vested value of the performance share awards earned by our named executive officers is set forth in the table and related footnotes below under “Compensation of Named Executive Officers—2024 Option Exercises and Stock Vested.”
Consistent with the Company’s pay-for-performance culture, given the below target Adjusted Diluted EPS growth and relatively poor stock price performance during the performance period, this resulted in an unusually low payout factor for the 2022-2024 performance shares. The Committee believes this unusually low vesting percentage demonstrates a clear alignment between the Company’s executive compensation program practices and the interests of our stockholders. As the Company did not achieve the three-year Adjusted Diluted EPS growth and Relative TSR targets it set for itself, payouts to our named executive officers were much lower than usual. For example, the grant date fair value of the 2022-2024 Performance Shares awarded to our CEO in 2022 was approximately $11.0 million at 100% of target, as set forth in the 2022 Grants of Plan-Based Awards table. The realized value of these 2022-2024 Performance Shares delivered to our CEO, based on the achievement level approved by the LDC Committee on January 28, 2025, was approximately $4.5 million. This represents a 60% decrease in value from the original grant date fair value of these shares to what was delivered to our CEO. In addition, the grant date fair value of the SARs that our CEO received in 2022 was approximately $5.2 million; those SARs are collectively worth $0 as of February 18, 2025. The LDC Committee believes that this demonstrates the clear alignment between our CEO’s compensation and the interests of our stockholders.
Retirement, Perquisites and Termination Benefits
Retirement plans
We believe our retirement plans serve as an important tool to attract and retain our named executive officers and other key employees, and that we would be at a competitive disadvantage if we did not offer attractive retirement plans. We also believe that offering a baseline of stable retirement benefits encourages our named executive officers to make a long-term commitment to IQVIA.
The summaries below of our retirement plans should be read in conjunction with the tables and related footnotes under the sections entitled “Compensation of Named Executive Officers—2024 Pension Benefits,” “—IMS Health Defined Benefit Retirement Plans” and “—2024 Non-Qualified Deferred Compensation,” which provide more detail on the retirement benefits and deferred compensation values, if any, for each of our named executive officers.

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Compensation Discussion and Analysis
2024 Compensation Determinations
Mr. Patel resides in the U.K. and participates in the IMS (UK) Pension Plan. In 2024, Mr. Patel contributed 4% of his monthly base salary into the pension plan. The Company made contributions of 7% of Mr. Patel’s monthly pensionable salary into the pension plan. Pensionable salary is based on monthly basic salary and any bonus paid in that month, less a deductible of His Majesty’s Revenue & Customs (HMRC) declared monthly Lower Earnings Limit.

Plan	Description

IMS Health Retirement Plan	U.S.-based legacy IMS Health employees, including Messrs. Bousbib and Bruehlman, are eligible to participate in this tax-qualified defined benefit pension plan with a cash balance formula. Effective December 31, 2016, this plan was closed to new participants.
IMS Health Retirement Excess Plan	Certain U.S.-based legacy IMS Health employees, including Messrs. Bousbib and Bruehlman, are eligible to participate in this unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan. This excess plan provides pension benefits not provided by the IMS Health Retirement Plan due to Internal Revenue Code limits. Effective December 31, 2016, this plan was closed to new participants.
IQVIA 401(k) Plan	U.S.-based employees, including our named executive officers, are eligible to participate in this tax-qualified, defined contribution plan. Employees may contribute a portion of their compensation to this plan and receive a matching Company contribution. For 2024, our discretionary contribution generally matched the first 3% of employee contributions at 100%, and the next 3% of employee contributions at 50% (subject to Internal Revenue Code limitations). However, for employees eligible to participate in the IMS Health Retirement Plan, our discretionary matching contribution matched 50% of employee contributions up to 6% of compensation (subject to Internal Revenue Code limitations).
IQVIA Savings Equalization Plan	Certain U.S.-based employees, including our named executive officers, are eligible to participate in this unfunded, non-qualified defined contribution plan using the same benefit formula as in the IQVIA 401(k) Plan. The savings equalization plan provides the Company matching contributions that cannot be made under the 401(k) Plan due to Internal Revenue Code limits.
IMS (UK) Pension Plan	U.K.-based employees, including our named executive officers, are eligible to participate in this tax-qualified, defined contribution plan. Employees may contribute a portion of their compensation to this plan and receive a matching Company contribution. The company matches the employee contribution plus 3% up to a maximum total Company contribution of 10%. Mr. Patel is the only named executive officer who participates in this plan.
IQVIA Elective Deferred Compensation Plan	Certain U.S.-based employees, including our named executive officers, are eligible to participate in this elective non-qualified deferred compensation plan. The plan allows eligible employees to defer up to 80% of their base salaries and up to 100% of short-term incentive awards earned under the Annual Plan. Contributions consist solely of participants’ elective deferral contributions; there are no matching or other employer contributions.
Termination benefits
We provide severance, change of control and retirement protections to our Chief Executive Officer pursuant to his employment agreement. Mr. Staub has severance protection in his employment arrangement. Messrs. Bruehlman and Sherbet have severance protection through our Employee Protection Plan. Mr. Patel is located in the United Kingdom and is not eligible to participate in the IQVIA Employee Protection Plan. There are no severance or change in control protections in place for Mr. Patel. These employment agreements and plans are summarized under “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change in Control.” Our severance and change in control protections are designed to be fair and competitive and to aid in attracting and retaining experienced executives. We believe the protection we provide, including the level of severance payments and post-termination benefits and our limited change in control benefits, is appropriate and within the range of competitive practice.
Our employment agreements, plans and other compensation arrangements do not provide for any excise tax gross-up payment to our named executive officers. Any taxes, including golden parachute excise taxes, resulting from severance or any other change in control-related compensation are the responsibility of the executive.

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Compensation Discussion and Analysis
2024 Compensation Determinations
Perquisites
For other elements of compensation provided to our named executive officers, such as perquisites and health and welfare benefits, the LDC Committee provides competitive benefits. The LDC Committee considers the views and experiences of the external compensation consultant on these matters. The LDC Committee believes that perquisites should not constitute a significant part of our executive compensation program but does provide certain perquisites to our named executive officers on an individual basis as it deems appropriate and reasonable.
We provide certain perquisites to our Chief Executive Officer each year pursuant to his employment agreement, all of which are considered compensation and subject to taxes. Our Chief Executive Officer receives reimbursement of reasonable expenses related to home security, financial and estate planning, tax preparation services, and executive physical exams in an annual amount not to exceed $50,000 in the aggregate; use of a Company-leased automobile and reimbursement of all related operating expenses; and personal use of corporate aircraft, subject to the business needs of the Company. We do not provide any tax gross-ups to our Chief Executive Officer in connection with any of these benefits. The perquisites provided to our named executive officers in 2024 are summarized and reported in the 2024 Summary Compensation Table below in the section entitled “Compensation of Named Executive Officers.”

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Compensation Discussion and Analysis
Rigorous Accountability, Risk-Mitigation and Recovery Provisions
Rigorous Accountability, Risk-Mitigation and Recovery Provisions
Share Ownership Guidelines
Under our share ownership guidelines established by the LDC Committee, our named executive officers are expected to own shares of our stock with a value equal to at least the multiples of their annual base salaries noted below. The below table reflects each named executive officer’s share ownership relative to their ownership requirement as of January 31, 2025.

Minimum Stock Ownership Requirement
6x
base salary
CEO
3x
base salary
Other NEO's
Multiple of
Base Salary
200
175
150
125
100
15
10
5
0
Bousbib
Bruehlman
Staub
Patel(1)
Sherbet

(1)Mr. Patel was designated as an executive officer of IQVIA in May 2024.
Our share ownership guidelines are designed to increase each named executive officer’s ownership stake in IQVIA and align their interests with the interests of our stockholders.
For purposes of the share ownership guidelines, shares are treated as owned if they are owned directly, held through the named executive officer’s account under our retirement plans (if applicable), or if they are underlying unvested time-based restricted stock unit awards or unvested time-based restricted stock awards. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested performance shares or other performance-based awards or underlying any stock option award or SAR award, whether or not vested. While there is no set period in which these ownership levels must be met, named executive officers covered by the guidelines are required to retain at least 50% of the shares, net of applicable tax withholding and payment of exercise price (if applicable), they receive upon the vesting of long-term incentive awards or the exercise of stock options or SARs, until the share ownership guidelines are met.
Clawback Policies
The Board has adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE (the restatement recovery policy). The restatement recovery policy provides for the mandatory recovery of incentive-based compensation received by current and former executive officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement.
In addition to the restatement recovery policy, the Board also adopted a supplemental clawback policy to give the Board or, if delegated by the Board, the LDC Committee or the CEO, the discretion to provide for the recovery of incentive-based compensation from a wider set of employees (in addition to Section 16 officers) and for a broader set of conduct than are required by the Dodd-Frank Act. The supplemental clawback policy retains Board, LDC Committee or CEO, as applicable, discretion to recover incentive-based compensation from current and former employees in the event of detrimental conduct including (i) the commission of an act of fraud, bribery, misappropriation, embezzlement or any other unlawful behavior in the course of employment with the Company; (ii) a material violation of the Company’s Code of Conduct or its policies, (iii) misconduct that has resulted in, or has the potential to result in,

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Compensation Discussion and Analysis
Rigorous Accountability, Risk Mitigation and Recovery Provisions
material reputational or financial harm to the Company, or (iv) supervisory authority over an employee or business area engaged in the misconduct listed in (i)–(iii) above and knowledge of or willful blindness to, that misconduct.
We believe our clawback policies, which exceed the requirements of the Dodd-Frank Act and the rules of the SEC and the NYSE, further reduce the potential risk that our executives would intentionally misstate results to benefit under an incentive program. Further, our award agreements also include equity forfeiture provisions in the event of a violation of certain restrictive covenant and confidentiality obligations.
Risk Assessment
In designing executive compensation, the LDC Committee seeks to create incentives to promote our long-term business success without encouraging undue risk taking. As part of its program design, the LDC Committee’s external compensation consultant performs a risk assessment annually. In 2024, consistent with prior years, the external compensation consultant did not identify any areas of concern in our executive compensation program. The LDC Committee has reviewed our compensation programs, including the external compensation consultant’s risk assessment reports, and has concluded that the risks arising from them are not reasonably likely to have a material adverse effect on us. We do not believe our compensation programs generally, including the executive compensation practices, encourage excessive or inappropriate risk-taking. While appropriate risk-taking is a necessary component of growing a business, the LDC Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks.
Tax Deductibility
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain individuals, including certain current and former executive officers, to $1 million per year. The LDC Committee believes that its primary responsibility is to design and administer an executive compensation program that meets the Company’s objectives, and that stockholder interests are best served if it retains flexibility and discretion to approve compensation arrangements even if they may not qualify for full or partial tax deductibility and to amend existing arrangements even if such amendment could result in a loss or limitation of deductibility. Therefore, the LDC Committee has approved compensation arrangements for executive officers that did not qualify for full tax deductibility due to Section 162(m), and will continue to do so in the future.
Insider Trading Policies and Procedures
The Company has adopted insider trading policies and procedures governing the purchase, sale, or other disposition of its securities by its directors, officers, and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and exchange listing standards applicable to the Company. The policy prohibits our directors, officers, employees, and certain other covered persons from illegally trading in Company securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive pre-clearance from our Compliance Officer prior to trading. More information regarding our insider trading policies and procedures can be found in Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Policies and Practices on the Timing of Awards of SARs in Relation to the Disclosure of Material Nonpublic Information
Annual grants of SARs to our named executive officers are currently made pursuant to our 2017 Incentive and Stock Award Plan and are recommended by the LDC Committee at its first regularly scheduled meeting of the fiscal year and then approved by the Board on the same day. Annual grants of SARs to other eligible employees are made on the same grant date as those to the named executive officers. For any SARs grants, the LDC Committee recommends, and the Board approves, without regard to the timing of IQVIA’s fourth quarter earnings release or the planned issuance of any other material nonpublic information. It is the Company’s practice not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 87

Compensation Committee Report

The LDC Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.
The Leadership Development and Compensation Committee
Carol J. Burt, Chair
John P. Connaughton
John G. Danhakl
Todd B. Sisitsky

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Compensation of Named Executive Officers

2024 Summary Compensation Table
The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2024, 2023 and 2022, if the named executive officer was an executive officer in that fiscal year.

Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ari Bousbib Chairman and Chief Executive Officer
2024	1,800,000	—	15,749,918	4,489,065	3,600,000(7)	707,772	386,243	26,732,998
2023	1,800,000	—	16,405,071	4,752,781	4,779,661	844,991	569,248	29,151,752
2022	1,800,000	—	16,193,875	5,195,083	5,997,864	420,742	527,465	30,135,029
Ronald E. Bruehlman Executive Vice President, Chief Financial Officer
2024	905,000	—	4,499,854	1,499,993	1,239,221	163,182	63,185	8,370,435
2023	905,000	—	4,686,997	1,562,716	1,160,193	176,475	72,667	8,564,048
2022	895,400	—	4,626,672	1,484,298	1,402,009	132,354	79,321	8,620,054
W. Richard Staub, III President, Research & Development Solutions
2024	800,000	—	7,999,826	999,940	879,332	—	65,015	10,744,113
2023	391,667	—	781,050	260,432	455,887	—	38,890	1,927,926
2022	335,787	—	1,156,443	371,064	350,000	—	61,757	2,275,051
Bhavik Patel President, Commercial Solutions
2024	453,754	—	1,499,951	499,970	475,529	—	85,281	3,014,485
Eric M. Sherbet Executive Vice President, General Counsel and Secretary
2024	647,750	—	2,062,379	687,487	707,432	—	68,774	4,173,822
2023	612,700	—	1,952,974	651,104	689,727	—	66,643	3,973,148
2022	562,075	—	1,734,576	556,586	701,930	—	61,087	3,616,254
(1)Mr. Patel is paid in British Pound Sterling (GBP). His salary amount has been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP). Mr. Staub was appointed to President, Research & Development Solutions effective September 25, 2023. Salary information for Mr. Staub in 2023 includes amounts paid for his prior role with IQVIA.

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Compensation of Named Executive Officers
2024 Summary Compensation Table
(2)Amounts reflect the aggregate grant date fair value of time-based restricted stock unit awards and/or performance shares (as applicable) granted in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2024 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2024, included in Part II of our Annual Report on Form 10-K. For performance shares granted to our named executive officers in 2024, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2024, assuming the highest level of achievement of the performance conditions, was $31,499,835 for Mr. Bousbib, $8,999,708 for Mr. Bruehlman, $15,999,653 for Mr. Staub, $2,999,903 for Mr. Patel, and $4,124,759 for Mr. Sherbet.
(3)Amounts reflect the aggregate grant date fair value for each SAR award granted in the relevant fiscal year as computed in accordance with ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2024 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2024, included in Part II of our Annual Report on Form 10-K.
(4)Amounts for 2024 reflect amounts to be paid in March 2025 under the Annual Plan, as applicable, to the named executive officer, as approved by the LDC Committee. See “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Short-Term Incentive Awards.” The amount for Mr. Patel has been converted from British Pounds to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).
(5)2024 values represent (i) the aggregate change in the present value of each named executive officer’s accumulated benefit under the IMS Health Retirement Plan and Retirement Excess Plan from December 31, 2023, to December 31, 2024, and (ii) interest earned from December 31, 2023, to December 31, 2024, on deferred compensation that is considered “above-market interest” under SEC rules. The change in pension value is broken down below to show the effect of an additional year of service by the named executive officer on the present values versus changes in present value attributable to actuarial assumptions. Each of these components is shown in the following table:

	Change in Present Value of Pension Benefit

Name	Due to additional accruals ($)	Due to change in actuarial assumptions ($)	Total ($)

Ari Bousbib	700,663	7,109	707,772
Ronald E. Bruehlman	162,807	375	163,182
(6)Amounts reported as “All Other Compensation” include the following items: (i) life insurance premiums of $7,524 each for Messrs. Bousbib, Staub and Sherbet, $0 for Mr. Bruehlman, and $4,284 for Mr. Patel; (ii) matching contributions to the IQVIA 401(k) plan on behalf of our U.S based named executive officers of $10,350 each for Messrs. Bousbib and Bruehlman, $15,525 for Messrs. Staub and Sherbet and a matching contribution to the IMS (UK) Pension Plan on behalf of Mr. Patel of $63,167; (iii) certain make-whole plan contributions to the IQVIA Savings Equalization Plan on behalf of our named executive officers equal to the amounts that would have been contributed by us on behalf of each of the named executive officers to the applicable tax-qualified 401(k) plan under the plan’s matching contribution formula if not for certain limits applicable to tax-qualified plans under the Internal Revenue Code of $191,495 for Mr. Bousbib, $52,835 for Mr. Bruehlman, $41,966 for Mr. Staub, $45,725 for Mr. Sherbet; (iv) reimbursements of $17,831 to Mr. Patel for a car allowance, consistent with the practices for all similarly situated U.K. employees and (v) other perquisites for Mr. Bousbib, including (x) reimbursement of estate planning services of up to $50,000, (y) automobile lease payments and operating expenses related thereto of $39,403 and (z) personal usage of the Company’s aircraft of $87,471. For safety, security and productivity reasons, we strongly encourage Mr. Bousbib to use the Company’s aircraft for personal travel. Subject to the business needs of the Company, Mr. Bousbib is permitted to use the corporate aircraft for personal use up to 150 hours per year. The amount of incremental cost for personal aircraft usage is determined by calculating the hourly variable costs (i.e., fuel, aircraft maintenance, landing and parking fees, crew costs and other miscellaneous costs) for the aircraft, and then multiplying the result by the hours flown for personal use during the year. The amounts for Mr. Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).
(7)Our CEO requested that he receive no individual performance adjustment, and further that, in light of the difficult environment, his final Annual Plan payout be reduced from the calculated, formula-based payout of $5,023,800, or 139.6% of target, to no more than $3,600,000, or 100% of target. For additional information on how the final Annual Plan payouts were determined, please see “Compensation Discussion and Analysis—2024 Compensation Determinations—Named Executive Officer short-term incentive award determinations.”

90 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
2024 Grants of Plan-Based Awards
2024 Grants of Plan-Based Awards
The following table sets forth information regarding plan-based awards made to each of our named executive officers during 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options ($)(5)	Exercise or Base Price of Option Awards ($)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)

		Committee Action Date
Name	Grant Date		Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)

Ari Bousbib
	—		—	3,600,000	7,200,000	—	—	—	—	—	—	—
	2/7/24	2/7/24	—	—	—	36,740	73,481	146,962	—	—	—	15,749,918
	2/7/24	2/7/24	—	—	—	—	—	—	—	72,517	214.34	4,489,065
Ronald E. Bruehlman
	—		—	905,000	1,810,000	—	—	—	—	—	—	—
	2/7/24	2/7/24	—	—	—	10,497	20,994	41,988	—	—	—	4,499,854
	2/7/24	2/7/24	—	—	—	—	—	—	—	20,719	214.34	1,499,993
W. Richard Staub, III
	—		—	800,000	1,600,000	—	—	—	—	—	—	—
	1/2/24	9/25/23	—	—	—	10,851	21,702	43,404	—	—	—	4,999,924
	2/7/24	2/7/24	—	—	—	6,998	13,996	27,992	—	—	—	2,999,902
	2/7/24	2/7/24	—	—	—	—	—	—	—	13,812	214.34	999,940
Bhavik Patel
	—		—	385,690	771,380	—	—	—	—	—	—	—
	2/7/24	2/7/24	—	—	—	3,499	6,998	13,996	—	—	—	1,499,951
	2/7/24	2/7/24	—	—	—	—	—	—	—	6,906	214.34	499,970
Eric M. Sherbet
	—		—	550,587	1,101,174	—	—	—	—	—	—	—
	2/7/24	2/7/24	—	—	—	4,811	9,622	19,244	—	—	—	2,062,379
	2/7/24	2/7/24	—	—	—	—	—	—	—	9,496	214.34	687,487
(1)Represents annual cash incentive award opportunities granted under the Annual Plan. As described in “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Short-Term Incentive Awards” above, each named executive officer was eligible to receive a target annual incentive equal to a percentage of his annual base salary. The actual amount paid to our named executive officers under the Annual Plan for 2024 is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.” The amounts for Mr. Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).
(2)Under the Annual Plan, amounts shown in the “threshold” column assume our LDC Committee exercises its discretion to authorize the lowest possible award (or $0) for each named executive officer. See “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Short-Term Incentive Awards.”
(3)Under the Annual Plan, amounts shown in the “Maximum” column represent 200% of the named executive officers’ target award amount. See “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Short-Term Incentive Awards.”
(4)Represents performance shares granted in 2024. See “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Long-Term Incentive Awards.”
(5)Consists of the number of time-based SARs granted in 2024, which vest over three years in three equal installments beginning on the first anniversary of the grant date. See “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Long-Term Incentive Awards.”
(6)The exercise price is equal to the closing price per share of our common stock on the grant date, as reported on the NYSE.
(7)Reflects the grant date fair value of equity awards granted in 2024 determined in accordance with FASB ASC Topic 718. See footnotes (2) and (3) to the “2024 Summary Compensation Table.”

IQVIA HOLDINGS INC. | 2025 Proxy Statement 91

Compensation of Named Executive Officers
2024 Grants of Plan-Based Awards
Narrative Disclosure to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table
We have entered into agreements with Messrs. Bousbib, Bruehlman, Staub, Patel and Sherbet governing the terms of their employment. The material terms of each agreement are described below. Each of the agreements, except for the one with Mr. Patel, provides for certain payments and benefits to which the named executive officer may be entitled in connection with a termination of employment or upon a change in control, which are described below under “—Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Mr. Bousbib
Our employment agreement with, Mr. Bousbib, our Chief Executive Officer, provides for a base salary that is currently set at $1.8 million and is subject to annual review. Pursuant to the agreement, Mr. Bousbib is eligible to receive an annual bonus with a target amount of 200% of his annual base salary. Mr. Bousbib is also eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan, each in accordance with its terms, and he is provided certain perquisites, as described more fully under “Compensation Discussion and Analysis—2024 Compensation Determinations—Retirement, Perquisites and Termination Benefits—Perquisites” and in note 6 to the “2024 Summary Compensation Table” above.
The employment agreement renews annually on July 26th for an additional one-year term unless either party gives notice of non-renewal at least sixty days in advance. The employment agreement further provides for certain restrictive covenants in favor of the Company, including non-competition and non-solicitation of our customers or employees for 24 months following termination of his employment with us.
Agreements with Messrs. Bruehlman, Staub, Patel and Sherbet
We have letter agreements with each of Messrs. Bruehlman, Staub and Sherbet that provide for a base salary, subject to annual review, and a target annual bonus expressed as a percentage of base salary. The letter agreements do not specify a term of employment, and either the Company or Messrs. Bruehlman, Staub and Sherbet, as applicable, may terminate the employment relationship at any time for any reason. We have a contract of employment with Mr. Patel that provides for a base salary, subject to annual review, and a target bonus expressed as a percentage of base salary. The contract specifies an indefinite term of employment and either the Company or Mr. Patel may terminate the employment relationship by providing six months’ notice. Each of Messrs. Bruehlman, Staub, Patel and Sherbet is also eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan in accordance with their terms.
Messrs. Bruehlman’s, Staub’s, Patel’s and Sherbet’s salaries are currently set at $905,000, $800,000, $472,927 and $665,000, respectively, and target annual bonuses are set at 100%, 100%, 85% and 85%, respectively.
Each of Messrs. Bruehlman, Staub, Patel and Sherbet is also subject to a non-competition agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months, with respect to Messrs. Bruehlman, Patel and Sherbet and 24 months with respect to Mr. Staub, following termination of employment for any reason.

92 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
Outstanding Equity Awards at Fiscal Year-End for 2024
Outstanding Equity Awards at Fiscal Year-End for 2024
The following table sets forth information regarding long-term incentive awards held by our named executive officers as of December 31, 2024.

		Option/SAR Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (Exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SARs Exercise Price ($)	Option/SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)

Ari Bousbib	2/10/15	40,000	—	—	65.16	2/10/25	—	—	—	—
	2/2/16	127,592	—	—	59.90	2/2/26	—	—	—	—
	2/2/17	156,206	—	—	78.21	2/2/27	—	—	—	—
	2/8/18	160,457	—	—	95.23	2/8/28	—	—	—	—
	2/13/19	184,364	—	—	131.82	2/13/29	—	—	—	—
	2/11/20	224,040	—	—	161.70	2/11/30	—	—	—	—
	2/9/21	96,124	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	50,981	25,491	—	250.43	2/10/32	—	—	—	—
	2/13/23	24,034	48,068	—	232.11	2/13/33	—	—	—	—
	2/7/24	—	72,517	—	214.34	2/7/34	—	—	—	—
	2/10/22	—	—	—	—	—	6,848	1,345,700	—	—
	2/13/23	—	—	—	—	—	—	—	70,678	13,888,934
	2/7/24	—	—	—	—	—	—	—	73,481	14,439,751
Ronald E. Bruehlman	2/9/21	26,701	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	14,566	7,283	—	250.43	2/10/32	—	—	—	—
	2/13/23	6,866	13,734	—	232.11	2/13/33	—	—	—	—
	2/7/24	—	20,719	—	214.34	2/7/34	—	—	—	—
	2/10/22	—	—	—	—	—	1,957	384,570	—	—
	2/13/23	—	—	—	—	—	—	—	20,193	3,968,126
	2/7/24	—	—	—	—	—	—	—	20,994	4,125,531
W. Richard Staub, III	2/9/21	3,204	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	3,641	1,821	—	250.43	2/10/32	—	—	—	—
	2/13/23	1,144	2,289	—	232.11	2/13/33	—	—	—	—
	2/7/24	—	13,812	—	214.34	2/7/34	—	—	—	—
	2/10/22	—	—	—	—	—	489	96,093	—	—
	2/13/23	—	—	—	—	—	—	—	3,365	661,256
	1/2/24	—	—	—	—	—	—	—	21,702	4,264,660
	2/7/24	—	—	—	—	—	—	—	13,996	2,750,354

IQVIA HOLDINGS INC. | 2025 Proxy Statement 93

Compensation of Named Executive Officers
Outstanding Equity Awards at Fiscal Year-End for 2024

		Option/SAR Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (Exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SARs Exercise Price ($)	Option/SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)

Bhavik Patel	2/10/22	1,699	850	—	250.43	2/10/32	—	—	—	—
	7/28/22	1,160	580	—	236.01	7/28/32	—	—	—	—
	2/13/23	1,716	3,434	—	232.11	2/13/33	—	—	—	—
	2/7/24	—	6,906	—	214.34	2/7/34	—	—	—	—
	2/10/22	—	—	—	—	—	228	44,804	—	—
	7/28/22	—	—	—	—	—	177	34,782	—	—
	2/13/23	—	—	—	—	—	—	—	5,048	991,982
	2/7/24	—	—	—	—	—	—	—	6,998	1,375,177
Eric M. Sherbet	3/1/18	11,870	—	—	97.20	3/1/28	—	—	—	—
	2/13/19	18,436	—	—	131.82	2/13/29	—	—	—	—
	2/11/20	22,404	—	—	161.70	2/11/30	—	—	—	—
	2/9/21	8,544	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	5,462	2,731	—	250.43	2/10/32	—	—	—	—
	2/13/23	2,861	5,722	—	232.11	2/13/33	—	—	—	—
	2/7/24	—	9,496	—	214.34	2/7/34	—	—	—	—
	2/10/22	—	—	—	—	—	734	144,238	—	—
	2/13/23	—	—	—	—	—	—	—	8,414	1,653,435
	2/7/24	—	—	—	—	—	—	—	9,622	1,890,819
(1)The values shown equal the number of shares or units multiplied by $196.51, the closing price of a share of our common stock on December 31, 2024, as reported on the NYSE.
(2)The number of shares and the payout value reported reflect payout assuming target performance is achieved.
(3)The following table shows the vesting dates of the outstanding and unvested awards held by our named executive officers as of December 31, 2024. Vesting is generally subject to the named executive officer’s continued service with us through the applicable vesting date. All unvested equity awards held by our Chief Executive Officer are subject to acceleration and/or continued vesting in certain cases (discussed below in the section entitled “— Potential Payments Upon Termination or Change in Control”).

94 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
Outstanding Equity Awards at Fiscal Year-End for 2024

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule

Ari Bousbib	2/10/22	25,491	2/10/25	—	—	—	—
	2/13/23	24,034	2/13/25	—	—	—	—
	2/13/23	24,034	2/13/26	—	—	—	—
	2/7/24	24,172	2/7/25	—	—	—	—
	2/7/24	24,172	2/7/26	—	—	—	—
	2/7/24	24,173	2/7/27	—	—	—	—
	2/10/22	—	—	6,848	2/10/25	—	—
	2/13/23	—	—	—	—	70,678	12/31/25
	2/7/24	—	—	—	—	73,481	12/31/26
Ronald E. Bruehlman	2/10/22	7,283	2/10/25	—	—	—	—
	2/13/23	6,867	2/13/25	—	—	—	—
	2/13/23	6,867	2/13/26	—	—	—	—
	2/7/24	6,906	2/7/25	—	—	—	—
	2/7/24	6,906	2/7/26	—	—	—	—
	2/7/24	6,907	2/7/27	—	—	—	—
	2/10/22	—	—	1,957	2/10/25	—	—
	2/13/23	—	—	—	—	20,193	12/31/25
	2/7/24	—	—	—	—	20,994	12/31/26
W. Richard Staub, III	2/10/22	1,821	2/10/25	—	—	—	—
	2/13/23	1,144	2/13/25	—	—	—	—
	2/13/23	1,145	2/13/26	—	—	—	—
	2/7/24	4,604	2/7/25	—	—	—	—
	2/7/24	4,604	2/7/26	—	—	—	—
	2/7/24	4,604	2/7/27	—	—	—	—
	2/10/22	—	—	489	2/10/25	—	—
	2/13/23	—	—	—	—	3,365	12/31/25
	1/2/24	—	—	—	—	21,702	12/31/26
	2/7/24	—	—	—	—	13,996	12/31/26

IQVIA HOLDINGS INC. | 2025 Proxy Statement 95

Compensation of Named Executive Officers
Outstanding Equity Awards at Fiscal Year-End for 2024

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule

Bhavik Patel	2/10/22	850	2/10/25	—	—	—	—
	7/28/22	580	7/28/25	—	—	—	—
	2/13/23	1,717	2/13/25	—	—	—	—
	2/13/23	1,717	2/13/26	—	—	—	—
	2/7/24	2,302	2/7/25	—	—	—	—
	2/7/24	2,302	2/7/26	—	—	—	—
	2/7/24	2,302	2/7/27	—	—	—	—
	2/10/22	—	—	228	2/10/25	—	—
	7/28/22	—	—	177	7/28/25	—	—
	2/13/23	—	—	—	—	5,048	12/31/25
	2/7/24	—	—	—	—	6,998	12/31/26
Eric M. Sherbet	2/10/22	2,731	2/10/25	—	—	—	—
	2/13/23	2,861	2/13/25	—	—	—	—
	2/13/23	2,861	2/13/26	—	—	—	—
	2/7/24	3,165	2/7/25	—	—	—	—
	2/7/24	3,165	2/7/26	—	—	—	—
	2/7/24	3,166	2/7/27	—	—	—	—
	2/10/22	—	—	734	2/10/25	—	—
	2/13/23	—	—	—	—	8,414	12/31/25
	2/7/24	—	—	—	—	9,622	12/31/26
2024 Option Exercises and Stock Vested
The following table sets forth information regarding stock options and/or SARs exercised and the vesting of restricted stock units and/or performance shares by our named executive officers during 2024.

	Option/SAR Awards		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)

Ari Bousbib	42,847	7,918,554	36,872	7,570,490
Ronald E. Bruehlman	—	—	10,471	2,149,057
W. Richard Staub, III	—	—	2,863	590,789
Bhavik Patel	12,756	1,156,859	1,926	395,987
Eric M. Sherbet	—	—	3,803	778,949
(1)Calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock on the exercise date.

96 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
2024 Option Exercises and Stock Vested
(2)Amounts shown in these columns reflect restricted stock units and/or performance share awards that vested during 2024. The performance share awards for the 2022-2024 performance period vested on December 31, 2024, and were earned by each named executive officer based on the LDC Committee’s certification on January 28, 2025. See “Compensation Discussion and Analysis—2024 Compensation Determinations—2024 Long-Term Incentive Awards—Achievement determinations for 2022-2024 performance shares.” The value realized upon the vesting of restricted stock units and/or performance shares was calculated, as required by SEC rules, using the closing price of our common stock as quoted on the NYSE on the date such restricted stock units and/or performance shares became vested.
(3)After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of restricted stock units and/or performance shares, the named executive officers retained a total of 30,920 net shares in aggregate with individual shares retained as follows:

Name	Total Net Shares Retained

Ari Bousbib	19,128
Ronald E. Bruehlman	6,330
W. Richard Staub, III	1,816
Bhavik Patel	1,018
Eric M. Sherbet	2,628
2024 Pension Benefits
The following table sets forth information regarding the present value of the accumulated benefits of our named executive officers under our pension plans assumed from IMS Health in the Merger as of December 31, 2024. Only Messrs. Bousbib and Bruehlman, as legacy IMS Health employees, are eligible to participate in such plans. No amounts were paid to any of our named executive officers under our pension plans during our 2024 fiscal year.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year	Present Value of Lump Sum Payable if Terminated on 12/31/24 ($)(3)

Ari Bousbib	IMS Health Retirement Plan	13.33	271,489	—	—
	IMS Health Retirement Excess Plan	13.33	6,022,552	—	5,947,501
Ronald E. Bruehlman	IMS Health Retirement Plan	9.50	206,514	—	—
	IMS Health Retirement Excess Plan	9.50	675,867	—	662,466
W. Richard Staub, III	—	—	—	—	—
Bhavik Patel	—	—	—	—	—
Eric M. Sherbet	—	—	—	—	—
(1)Years are credited based on service from the date the individual became a participant in each plan.
(2)These amounts represent the actuarial present value, as of December 31, 2024, of the total retirement benefit that would be payable to the applicable named executive officers in accordance with the terms of the Retirement Plan and Retirement Excess Plan, as applicable, assuming no future service or compensation increases, and no pre-retirement mortality or termination (i.e., each named executive officer is assumed to retire at age 65 and to receive the benefit of annual interest credits at 4.61% under the Retirement Plan and 4.61% under the Retirement Excess Plan on his account balance until such point). The key actuarial assumptions and methodologies used to calculate the present value of accumulated benefits under both the Retirement Plan and Retirement Excess Plan were (i) a discount rate of 5.86% and 5.50%, respectively, and (ii) the White Collar PRI2012 mortality table with scale MP-2021.
(3)Under the Retirement Excess Plan, if any of Messrs. Bousbib or Bruehlman had experienced a separation from service from us for any reason on December 31, 2024, that executive would have been entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan on December 31, 2024. The present value determined as of, and the lump sum payable as of December 31, 2024, is shown above. The following key actuarial assumptions and methodologies were used to calculate the present value on December 31, 2024: the Retirement Excess Plan account balance as of December 31, 2024 was converted into an annuity payable on December 31, 2024, using a 4.32% interest rate and the GAM 83 Unisex Mortality Table. The resulting annuity was converted to a lump sum payable on December 31, 2024, using an interest rate of 3.829% and the GAM 83 Mortality Table.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 97

Compensation of Named Executive Officers
IMS Health Defined Benefit Retirement Plans
IMS Health Defined Benefit Retirement Plans
The following table describes the defined benefit pension plans in which Messrs. Bousbib and Bruehlman are eligible to participate.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment	Internal Revenue Code Limitations

IMS Health Retirement Plan	Funded, tax-qualified defined benefit retirement program
All U.S.-based legacy IMS Health employees, including our Chief Executive Officer and Mr. Bruehlman
Benefits generally vest after three years of qualifying service
This plan was assumed by us in connection with the Merger and closed to new participants effective December 31, 2016

Benefits are defined by a cash balance formula expressed in the form of a notional or “book-keeping” account balance
Each month a participant’s cash balance “account” is increased by (i) pay credits of 6% of the participant’s compensation for that month and (ii) interest credits based on the participant’s hypothetical account balance at the end of the prior month
Monthly interest credits are based on 1/12th of the 30-year Treasury bond yields in effect during the applicable month, subject to a floor of a 3% annual yield

Participants may retire early at age 55 with three years of service
Normal retirement age is 65. Pension benefits are payable as an actuarially equivalent annuity
Lump-sum distributions are only available for benefits valued at $5,000 or less
Employees do not make contributions to the plan

Section 401(a)(17) of the Internal Revenue Code (IRC) limits the annual compensation that may be taken into account in the calculation of benefits under a tax-qualified defined contribution or defined benefit pension plan, including the IMS Health Retirement Plan, to $345,000 in 2024
Section 415 of the IRC limits the annual benefit payable under a tax-qualified defined benefit plan, including the IMS Health Retirement Plan, to $275,000 for 2024

IMS Health Retirement Excess Plan
Unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan
This plan provides pension benefits not provided by the IMS Health Retirement Plan due to the IRC limitations noted above
		Certain eligible U.S.- based legacy IMS Health employees, including our Chief Executive Officer and Mr. Bruehlman	We provide, out of our general assets, amounts equal to the difference between the amount that would have been paid in the absence of the aforementioned IRC limits and the amount that may be paid under the IMS Health Retirement Plan	Benefits for the named executives are automatically payable upon termination of employment (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation) in the form of an actuarially equivalent lump sum	None

98 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
2024 Non-Qualified Deferred Compensation
2024 Non-Qualified Deferred Compensation
The following table sets forth information regarding the non-qualified deferred compensation of each of our named executive officers for our 2024 fiscal year under the IQVIA Elective Deferred Compensation Plan, as applicable.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at End of Fiscal Year 2024(2) ($)

Ari Bousbib	—	5,762,853	—	25,579,272
Ronald E. Bruehlman	—	—	—	—
W. Richard Staub, III	—	—	—	—
Bhavik Patel(3)	—	—	—	—
Eric M. Sherbet	—	—	—	—
(1)Earnings for Mr. Bousbib include dividends as well as earnings on the notional investments held.
(2)The aggregate balance at the end of the year consists of the value of Mr. Bousbib’s accounts as of December 31, 2024.
(3)Mr. Patel is not eligible to participate because he resides outside of the United States.
The following table describes our non-qualified deferred compensation plans.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment

IQVIA Elective Deferred Compensation Plan	Non-qualified, deferred compensation plan	Certain IQVIA employees within the U.S., including our named executive officers, are eligible to participate	Participants may defer up to 80% of their base salaries as of the first day of the calendar year or partial year and up to 100% of any cash bonus earned under the Annual Plan and payable to the participant with respect to that year

Contributions consist solely of participants’ elective deferral contributions with no matching or other employer contributions	Participants may elect to receive date-based, in-service distributions as long as they are active participants in the plan in either a lump sum or in annual installments for up to 15 years

Upon separation from service, participants will receive their distribution either as a lump sum or in annual installments for up to 15 years (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

IQVIA HOLDINGS INC. | 2025 Proxy Statement 99

Compensation of Named Executive Officers
Potential Payments Upon Termination or Change in Control
Potential Payments Upon Termination or Change in Control
Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment and upon certain change in control transactions. Below we describe payments and benefits that are payable upon certain types of termination of employment or a change in control, or that are enhanced based on the circumstances of a termination or change in control. We do not maintain employment or other stand-alone agreements providing for termination benefits with any of our named executive officers, other than an employment agreement with our Chief Executive Officer, Mr. Bousbib, and a letter agreement with Mr. Staub. Our other named executive officers, other than Mr. Patel, participate in the IQVIA Employee Protection Plan.
Employment Agreement and Long-Term Incentive Award Agreements with Our Chief Executive Officer
Under the terms of the employment agreement with our Chief Executive Officer, in the event of a “qualifying termination of employment,” he will be entitled to severance of two times annual base salary and target bonus. A qualifying termination is defined as termination by the Company without cause, including as a result of non-renewal of his employment by the Company, or a resignation by the Chief Executive Officer for good reason (each as defined in the employment agreement). Such severance is payable over 24 months, or as a lump sum if the termination occurs within 24 months after a change in control. Pursuant to the terms of his employment agreement and outstanding long-term incentive award agreements, in the event of a “qualifying termination of employment” all outstanding unvested time-based equity awards will fully vest and, if applicable, remain exercisable for their full terms, and unvested performance-based awards will remain eligible for vesting based on performance, or will vest based on target performance if termination follows a change in control within 24 months.
If termination is due to the Chief Executive Officer’s disability or death (as such terms are defined in his agreement), all outstanding unvested equity awards will vest fully, and if applicable, remain exercisable for their full terms, with performance-based awards vesting at target on the termination date. In the case of retirement, with certain limited exceptions, all outstanding unvested time-based awards remain outstanding and continue to vest as scheduled and remain exercisable, as applicable, and performance-based awards remain outstanding and vest based on actual performance. The Chief Executive Officer qualified for retirement in 2023 at age 62.
Upon termination for cause or resignation without good reason, our Chief Executive Officer will be entitled to receive only accrued salary and compensation, without any additional severance.
Any severance payment is contingent upon our Chief Executive Officer executing a release of claims and adhering to restrictive covenants in his employment agreement, including non-competition and non-solicitation for 24 months post-termination. Additional covenants to which our Chief Executive Officer is bound include confidentiality and non-disparagement.
Letter Agreement with Mr. Staub
In the event of a termination of employment by us without cause, Mr. Staub will receive (as defined in the 2023 letter agreement) cash severance, payable in equal monthly installments on our regular payroll schedule during the 24-month non-competition period following termination, equal to (i) 24 months of Mr. Staub’s base salary as of the termination date; (ii) Mr. Staub’s target annual bonus in effect for the year of termination; and (iii) the projected cost of the continuation of group health insurance coverage for Mr. Staub and his eligible dependents pursuant to COBRA for 18 months following the date of termination.
Employee Protection Plan
Messrs. Bruehlman and Sherbet participate in the IQVIA Employee Protection Plan which provides for certain payments and benefits if the participant’s employment is terminated without cause (as defined in such plan).
Upon the termination of a participant’s employment without cause, they are entitled to continued base salary payments for a period ranging from two weeks to 52 weeks, depending on the participant’s salary grade level and years of eligible service (two weeks for each year of service, subject to certain minimum periods); continued medical, dental and vision benefits throughout the salary continuation period (or six months, whichever is shorter); and certain outplacement services. Each of Messrs. Sherbet and Bruehlman would be entitled to 26 weeks of severance benefits under the Employee Protection Plan.

100 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
Potential Payments Upon Termination or Change in Control
A participant is entitled to severance benefits under the Employee Protection Plan following a change in control unless they unilaterally resign, are offered comparable employment with us or the acquiring company, or transfer to a customer or client in connection with a transfer or outsourcing plan. Benefits under the Employee Protection Plan cease when the participant begins to earn compensation from a new employer, and are offset by amounts of any other severance payments that are made to the participant or by the amount of any sign-on incentive or similar amounts paid upon commencement of the participant’s employment, if made within 12 months of the termination. Any salary continuation or benefits payable under the Employee Protection Plan are conditioned upon a release of claims in favor of IQVIA that may include certain restrictive covenants, including non-competition and non-solicitation of clients or employees, applicable during the one-year period following termination of employment or, if longer, the participant’s salary continuation period.
Employment Agreement with Mr. Patel
Mr. Patel is located in the U.K. and is not eligible to participate in the IQVIA Employee Protection Plan. Mr. Patel is not entitled to any payments or benefits upon a change in control. Under U.K. employment law, Mr. Patel is entitled to a statutory severance payment in the event of a termination of employment by us without cause as a result of a reduction in workforce. At the Company’s discretion, Mr. Patel would be considered for certain payments and benefits in the event of a termination of employment by us without cause. Any payments or benefits received by Mr. Patel would be conditioned upon a release of claims in favor of IQVIA that may include certain restrictive covenants, including non-competition and non-solicitation of clients or employees, applicable during the one-year period following the date his employment is terminated or the date Mr. Patel is placed on paid leave during his notice period, whichever is earlier.
Summary of Potential Payments
The following table estimates the dollar value of the additional payments and benefits our named executive officers would have been entitled to receive under applicable plans and/or arrangements described above, assuming the applicable triggering event occurred on December 31, 2024.

Name	Type of Payment or Benefit	Involuntary Termination ($)	Retirement ($)	Termination Due to Death/ Disability ($)	Change in Control without Termination ($)	Involuntary Termination Following a Change in Control ($)

Ari Bousbib	Severance Pay(1)	10,800,000	—	—	—	10,800,000
	Time-based equity awards(2)	1,345,700	1,345,700	1,345,700	—	1,345,700
	Performance-based equity awards(3)	28,328,685	28,328,685	28,328,685	—	28,328,685
	Total	40,474,385	29,674,385	29,674,385	—	40,474,385
Ronald E. Bruehlman	Severance Pay(4)	452,500	—	—	—	452,500
	Health & Welfare Benefits(5)	6,712	—	—	—	6,712
	Outplacement(6)	3,109	—	—	—	3,109
	Total	462,321	—	—	—	462,321
W. Richard Staub, III	Severance Pay(4)	2,400,000	—	—	—	2,400,000
	Health & Welfare Benefits(5)	20,124	—	—	—	20,124
	Total	2,420,124	—	—	—	2,420,124
Bhavik Patel	Severance Pay(4)	18,789	—	—	—	18,789
	Total	18,789	—	—	—	18,789
Eric M. Sherbet	Severance Pay(4)	332,500	—	—	—	332,500
	Health & Welfare Benefits(5)	9,175	—	—	—	9,175
	Outplacement(6)	3,109	—	—	—	3,109
	Total	344,784	—	—	—	344,784

IQVIA HOLDINGS INC. | 2025 Proxy Statement 101

Compensation of Named Executive Officers
Potential Payments Upon Termination or Change in Control
(1)Represents two times the sum of our Chief Executive Officer’s base salary and his target annual incentive, which is the amount payable to our Chief Executive Officer under the terms of his employment agreement in connection with a termination of his employment by us without cause or by him for good reason.
(2)Represents the value of unvested time-based SARs determined based on the difference between the exercise price of the SARs and the closing price of a share of our common stock on December 31, 2024 ($196.51), the last business day of fiscal year 2024, and the value of unvested time-based restricted stock units determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2024. For purposes of this table, we have assumed that all time-based SARs and restricted stock units would be assumed, continued or substituted in connection with a change in control and that, as a result, all time-based SARs and restricted stock units would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of time-based SARs and restricted stock units in connection with a change in control transaction may be different. As described above, any unvested outstanding time-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment or in the event of a termination due to death or disability, and in the event of retirement, any unvested outstanding time-based equity awards would continue to vest as scheduled and remain exercisable.
(3)Represents the value of unvested performance shares (assuming achievement of the performance goals at target), determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2024 ($196.51). In the event of a qualifying termination of employment, our Chief Executive Officer’s performance shares will remain outstanding and eligible to vest based on performance. In the event of a termination due to death or disability, our Chief Executive Officer’s performance shares would be fully accelerated and paid out at target. For purposes of this table, we have assumed that all performance shares would be assumed, continued or substituted in connection with a change in control and that, as a result, all performance shares would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of performance shares in connection with a change in control transaction may be different. As described above, any unvested outstanding performance-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment following a change in control or in the event of a termination due to death or disability and would assume the achievement of the performance goals at target, and in the event of retirement, any unvested outstanding performance-based equity awards would remain outstanding and vest based upon actual performance.
(4)Represents the sum of base salary continuation payable to Messrs. Bruehlman and Sherbet under the provisions of the Employee Protection Plan as in effect on December 31, 2024. For Mr. Staub, represents an amount equal to (i) 24 months of base salary and (ii) target annual bonus in effect the year of termination. Under UK employment law, Mr. Patel is entitled to a statutory severance payment in the event of a termination of employment by us without cause as a result of a reduction in workforce. The amounts for Mr. Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP).
(5)For Messrs. Bruehlman and Sherbet, Health & Welfare Benefits represent the cost to the Company of paying its portion of premiums for medical, dental and prescription drug coverage for the executive and his eligible dependents during the period during which salary continuation payments under the provisions of the Employee Protection Plan as in effect on December 31, 2024 are being made. For Mr. Staub, represents the projected cost of group health care continuation for 18 months for Mr. Staub and his eligible dependents, to which he would be entitled under his letter agreement.
(6)Represents the value of outplacement services that would be available to Messrs. Bruehlman and Sherbet under the Employee Protection Plan in the event of a qualifying termination of employment.

102 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
CEO Pay Ratio
CEO Pay Ratio
U.S. publicly-traded companies are required to disclose the ratio of their chief executive officer’s compensation to that of their median employee. Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K and the related guidance, and represents a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions, and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we report.
Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in significant changes in its pay ratio disclosure. During 2023, we identified our median employee by using base salaries or base rate of pay as our consistently applied compensation measure for all individuals, excluding our Chief Executive Officer, who were employed by us on December 1, 2023 (annualized in the case of employees who joined the Company during 2023). Because of our vast global employee population, we also applied the allowed de minimis exemption and excluded non-U.S. employees from certain countries noted below. The total number of excluded employees represented less than 5% of our population. Applying this de minimis exemption, on December 1, 2023, we had 19,849 U.S. employees and 66,852 non-U.S. employees. Irrespective of the de minimis exemption, on this same date we had 19,849 U.S. employees and 69,950 non-U.S. employees. Pursuant to the permitted de minimis exemption, the following countries were excluded from the ratio calculation: Algeria, 25; Bangladesh, 149; Bolivia, 5; Burkina Faso, 1; Chile, 289; Colombia, 436; Costa Rica, 12; Ecuador, 32; Egypt, 227; Ghana, 41; Guatemala, 61; Indonesia, 97; Jordan, 13; Kazakhstan, 5; Latvia, 32; Mexico, 960; Morocco, 49; Namibia, 1; Nigeria, 38; Norway, 47; Pakistan, 72; Panama, 6; Paraguay, 4; Peru, 82; Rwanda, 2; Sierra Leone, 1; Slovenia, 16; Sri Lanka, 38; Tunisia, 28; Ukraine, 228; Uruguay, 6; Venezuela, 6; Vietnam, 89. Because we did not experience any material changes to our employee population, or changes in employee compensation arrangements during 2024, we believe it is reasonable to use the median employee identified and reported in 2023 for purposes of calculating the pay ratio disclosure with respect to 2024, and that using this median employee will not significantly affect our pay ratio disclosure.
For 2024, the annual total compensation of our median employee, calculated under applicable SEC rules, was $77,918. For 2024, the annual total compensation for our Chief Executive Officer is reported in the “2024 Summary Compensation Table” above. On this basis, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation is estimated at 343:1.
Additionally, our Company is uniquely diverse geographically, having a presence in over 100 countries with material differences in elements of pay. When calculating our pay ratio using only our U.S. population, our Chief Executive Officer to U.S. median employee pay ratio is estimated at 230:1.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 103

Compensation of Named Executive Officers
Pay versus Performance
Pay versus Performance
The following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of the other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” as calculated pursuant to SEC rules and certain performance measures required by the rules.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On(4):			Company-Selected Measure(5)

Year					IQVIA’s Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income ($ millions)	Adjusted Diluted EPS Growth (%)(6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	26,732,998	11,450,139	6,575,714	4,095,455	127.18	181.82	1,373	9.1
2023	29,151,752	42,292,899	4,523,047	4,103,793	149.75	170.70	1,358	0.4
2022	30,135,029	5,961,064	5,007,016	1,702,449	132.61	158.40	1,091	12.5
2021	28,615,851	88,421,980	4,395,745	10,062,332	182.60	157.40	966	40.7
2020	25,575,986	44,629,998	2,887,147	3,051,142	115.96	115.30	279	0.5
(1)Ari Bousbib was our PEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below:

2020	2021	2022	2023	2024

Ronald E. Bruehlman	Ronald E. Bruehlman	Ronald E. Bruehlman	Ronald E. Bruehlman	Ronald E. Bruehlman
W. Richard Staub, III	W. Richard Staub, III	Costa Panagos	W. Richard Staub, III	W. Richard Staub, III
Kevin C. Knightly	Kevin C. Knightly	Kevin C. Knightly	Kevin C. Knightly	Bhavik Patel
Eric M. Sherbet	Eric M. Sherbet	Eric M. Sherbet	Eric M. Sherbet	Eric M. Sherbet
Michael R. McDonnell			Costa Panagos
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v)(2)(iii) of Regulation S-K and do not reflect compensation actually earned, realized or received by the PEO or Other NEOs. The amounts for Mr. Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024 (~1.28 USD/GBP). These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

2024	26,732,998	(707,772)	(20,238,983)	279,972	5,383,924	11,450,139
2023	29,151,752	(844,991)	(21,157,852)	258,365	34,885,625	42,292,899
2022	30,135,029	(420,742)	(21,388,958)	296,785	(2,661,050)	5,961,064
2021	28,615,851	(535,539)	(18,534,470)	314,052	78,562,087	88,421,980
2020	25,575,986	(898,824)	(15,916,277)	273,872	35,595,242	44,629,998

104 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
Pay versus Performance

Year	Average Summary Compensation Table Total for Other NEOs ($)	Average Exclusion of Change in Pension Value for Other NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Other NEOs ($)	Average Inclusion of Pension Service Cost for Other NEOs ($)	Average Inclusion of Equity Values for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)

2024	6,575,714	(40,796)	(4,937,350)	15,913	2,481,974	4,095,455
2023	4,523,047	(73,164)	(3,228,937)	17,778	2,865,069	4,103,793
2022	5,007,016	(46,106)	(3,363,826)	22,217	83,148	1,702,449
2021	4,395,745	(45,384)	(2,548,372)	23,204	8,237,139	10,062,332
2020	2,887,147	(60,943)	(1,728,351)	7,049	1,946,240	3,051,142
The amounts for Mr. Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2024
(~1.28 USD/GBP).
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)

2024	17,350,975	(6,450,390)	—	(3,738,897)	(1,777,764)	—	5,383,924
2023	22,020,972	1,379,297	—	11,485,356	—	—	34,885,625
2022	16,869,138	(15,553,971)	—	(3,976,217)	—	—	(2,661,050)
2021	34,647,149	25,065,538	—	18,849,400	—	—	78,562,087
2020	20,767,428	8,585,982	—	6,241,832	—	—	35,595,242

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Other NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Other NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Other NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Other NEOs ($)	Total - Average Inclusion of Equity Values for Other NEOs ($)

2024	4,043,003	(844,438)	—	(484,051)	(232,541)	—	2,481,974
2023	2,411,696	153,127	—	1,274,065	(973,819)	—	2,865,069
2022	2,660,228	(2,066,942)	—	(510,138)	—	—	83,148
2021	4,763,789	2,005,653	—	1,467,697	—	—	8,237,139
2020	1,707,797	336,729	—	149,599	(247,885)	—	1,946,240
(4)The compensation peer group for each listed fiscal year consists of the companies listed as our compensation benchmarking peer group in the Compensation Discussion & Analysis specific for that fiscal year. For 2020 and 2021 the companies included Bausch Health Companies Inc., Boston Scientific Corporation, Cognizant Technology Solutions Corporation, Fiserv, Inc., Laboratory Corporation of America Holdings, Nielsen Holdings plc, Quest Diagnostics Incorporated, Regeneron Pharmaceuticals, Inc., Salesforce, Inc., S&P Global Inc., and Thomson Reuters Corporation (but excludes Allergan plc, acquired by AbbVie Inc. on May 8, 2020). For 2022, all of these companies were included except Nielsen Holdings plc. For 2023 and 2024, the companies included AbbVie Inc., Accenture plc, Agilent Technologies, Inc., Amgen Inc., Avantor, Inc., Biogen Inc., Bristol Myers Squibb Co., Cognizant Technology Solutions Corp., Danaher Corporation, Eli Lilly & Co., Gartner, Inc., Gilead Sciences, Inc., International Business Machines Corp., ICON Plc, Laboratory Corp of America Holdings, Merck & Co., Inc., Moderna, Inc., Pfizer Inc., Regeneron Pharmaceuticals, Inc., Thermo Fisher Scientific, Inc., Vertex Pharmaceuticals Inc., and Zoetis Inc.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 105

Compensation of Named Executive Officers
Pay versus Performance
(5)The Company has identified Adjusted Diluted EPS Growth as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the Other NEOs in 2024 to the Company’s performance. See Appendix A in this Proxy Statement for a reconciliation of Adjusted Diluted EPS Growth, a non-GAAP measure, to the most directly comparable GAAP measure.
(6)Adjusted Diluted EPS Growth was chosen from the following four most important financial performance measures used by the Company to link compensation actually paid to the PEO and other NEOs in 2024 to the Company’s performance:

Performance Metrics

Adjusted Diluted EPS Growth (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Awards,” described on page 60)
Relative Total Stockholder Return (as defined in “Compensation Discussion & Analysis—Elements of Compensation— Long-Term Incentive Awards,” described on page 63)
Revenue (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Awards,” described on page 60)
Adjusted EBITDA (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Awards,” described on page 60)
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2024 Summary Compensation Table and related disclosures appropriately reward our PEO and the Other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our stockholders. The values included in the columns for Compensation Actually Paid to our PEO and the Other NEOs, calculated in accordance with Item 402(v) of SEC Regulation S-K, in each of the fiscal years reported above and over the five-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the “pay-for-performance” compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our PEO and the Other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our PEO and the Other NEOs and our stockholders.
Given a significant amount of the values in the columns for Compensation Actually Paid to our PEO and the Other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, required to be the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen or if our stock price happened to be higher or lower on the last day of the listed fiscal year.

106 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Compensation of Named Executive Officers
Pay versus Performance
Relationship Between Compensation Actually Paid and Performance Measures
In light of the significant weighting of long-term stock-based incentives in our pay mix due to the intended alignment between our named executive officers and stockholders, the Compensation Actually Paid values are significantly influenced by the value of IQVIA’s stock price. The table below reflects the relationship between the PEO and the average Other NEO compensation actually paid and the performance measures shown in the pay versus performance table from 2020 to 2024:

Period	Compensation Actually Paid to PEO		Average Compensation Actually Paid to Other NEOs		IQVIA’s TSR		Peer Group TSR		Net Income		Adj. Diluted EPS Growth

2020 to 2024	(74)%	â	34%	á	27%	á	82%	á	392%	á	74%	á
●Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR. From 2020 to 2024, the compensation actually paid to our PEO decreased by 74% and the average of the compensation actually paid to the Other NEOs increased by 34%, compared to a 27% increase in our TSR over the same time period.
●Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income. From 2020 to 2024, the compensation actually paid to our PEO decreased by 74% and the average of the compensation actually paid to the Other NEOs increased by 34%, compared to a 392% increase in our Net Income over the same time period.
●Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Adjusted Diluted EPS Growth. From 2020 to 2024, the compensation actually paid to our PEO decreased by 74% and the average of the compensation actually paid to the Other NEOs increased by 34%, compared to a 74% increase in our Adjusted Diluted EPS over the same time period.
●Relationship Between the Company’s TSR and the Peer Group TSR. The TSR for the peer group disclosed in the table above increased by 82% from 2020 to 2024 as compared to the Company’s TSR, which increased by 27% over the same time period.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 107

PROPOSAL NO. 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2025.
The Audit Committee believes that the continued retention of PricewaterhouseCoopers as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Further, our Audit Committee periodically evaluates the need for rotating the independent registered public accounting firm to maintain auditor independence. In compliance with SEC rules, the Audit Committee has been, and will continue to be, directly involved in selecting PricewaterhouseCoopers’s new lead engagement partner during the required rotation, which occurs at a minimum every five years.
Ratification of the appointment of PricewaterhouseCoopers requires the vote of a majority of the shares of our common stock cast affirmatively or negatively on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the 2025 Annual Meeting and is free to make statements during the 2025 Annual Meeting.
The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain PricewaterhouseCoopers or to appoint another independent registered public accounting firm.
Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of our stockholders or the Company.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

108 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Audit

Audit Committee Report
The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2025. The Board will ask our stockholders to ratify this selection at the 2025 Annual Meeting.
PricewaterhouseCoopers served as our independent registered public accounting firm for the years ended December 31, 2024, and 2023. Prior to the Merger, PricewaterhouseCoopers had been independent auditor of Quintiles continuously since 2002 and for IMS Health continuously since 1998.
Among its functions, the Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.
The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.
PricewaterhouseCoopers has also confirmed to us that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor’s independence.
Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee
James A. Fasano, Chair
Carol J. Burt
Colleen A. Goggins
John M. Leonard, M.D.
Sheila A. Stamps

IQVIA HOLDINGS INC. | 2025 Proxy Statement 109

Audit
Fees Paid to Independent Registered Public Accounting Firm
Fees Paid to Independent Registered Public Accounting Firm
PricewaterhouseCoopers has served as our independent auditor for the years ended December 31, 2024, and 2023. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for us worldwide.
Audit and Other Fees for Past Two Fiscal Years
The following table sets forth the aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers for fiscal years 2024 and 2023.

	($ in thousands)

	2024	2023

Audit fees(1)	$9,000	$9,140
Audit-related fees(2)	209	127
Tax fees(3)	4,000	3,500
All other fees(4)	10	20
TOTAL	$13,219	$12,787
(1)Audit fees principally include services related to the annual audit of the consolidated financial statements, quarterly review of our interim consolidated financial statements, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.
(2)Audit-related fees, if any, would consist principally of due diligence services and financial accounting and reporting consultations for related services not already reported in audit fees.
(3)Tax fees relate primarily to professional services for tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services.
(4)All other fees consisted of non-audit and accounting research services.
All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.
As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.
A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related and tax, none were billed pursuant to these provisions in fiscal 2024 without pre-approval.
The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with its independence and has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from us and our management.

110 IQVIA HOLDINGS INC. | 2025 Proxy Statement

PROPOSAL NO. 4 An Amendment to Our Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation
Background
In August 2022, the State of Delaware, which is IQVIA’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances. The amended Delaware law permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, but would not permit companies to eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the company itself or for derivative claims brought by stockholders on behalf of the company. The new law also does not allow officers to be exculpated for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which an officer derived an improper personal benefit.
In light of this change in law, the non-officer members of the Board, based on the recommendation of the N&G Committee, have unanimously recommended that the Company’s stockholders vote “FOR” an amendment (the Exculpation Amendment) to the Company’s Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) to add a provision exculpating certain of IQVIA’s officers from liability in specific circumstances, as permitted by the General Corporation Law of the State of Delaware (DGCL).
Our Certificate of Incorporation already provides for the exculpation of directors and the Exculpation Amendment would extend this protection to certain of IQVIA’s officers. A copy of the proposed amendment to our Certificate of Incorporation is included in Appendix B.
Reasons for the Proposed Amendment
The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Our Certificate of Incorporation currently provides for the exculpation of directors but does not include a provision that allows for the exculpation of officers. The Exculpation Amendment would more generally align the protections available to our directors under our governing documents and Delaware law with those available to our officers, enabling our officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Exculpation Amendment would also help to clarify the application of exculpation provisions to individuals serving as both a director and an officer. We believe that our directors and officers will best serve IQVIA if they feel protected in carrying out their duties and exercising judgment without fearing litigation for unintended mistakes, or being second guessed.
Many of our peers have adopted similar exculpation clauses limiting the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officers. In the absence of such protection, qualified officers might be deterred from serving due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, in its consideration of the proposed amendment, our Board took into account the narrow class and type of claims for which such officers would be exculpated from liability pursuant to amended Delaware law, the limited number of IQVIA officers that would be impacted and the benefits our Board believes would accrue to IQVIA by providing exculpation in accordance with the amended Delaware law, including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
The Exculpation Amendment would permit exculpation only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by IQVIA itself or for derivative claims brought by stockholders in the name of IQVIA. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good

IQVIA HOLDINGS INC. | 2025 Proxy Statement 111

PROPOSAL NO. 4 An Amendment to Our Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation

faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. If the proposed amendment is adopted, it will not eliminate or limit the liability of an officer for any act or omission occurring prior to the date on which it becomes effective.
Given the narrow class and type of claims for which officers’ liability would be exculpated, the Board believes the Exculpation Amendment would not negatively impact stockholder rights. The Exculpation Amendment may also reduce the Company’s future insurance needs and costs.
The Exculpation Amendment is aimed at striking a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain experienced and high-quality officers to work on its behalf. Accordingly, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, consistent with the protection in the Certificate of Incorporation currently afforded our directors, and the benefits the Board believes would accrue to IQVIA and its stockholders in the form of an enhanced ability to attract and retain talented officers and potentially reduce frivolous and costly litigation, the non-officer members of the Board, based on the recommendation of the N&G Committee, adopted a resolution authorizing and declaring it advisable and in the best interests of IQVIA to amend the Certificate of Incorporation to limit the scope of officer liability and recommended the submission of this amendment for stockholder approval at the 2025 Annual Meeting.
Timing and Effect of the Proposed Amendment to the Certificate
If the Exculpation Amendment is approved by our stockholders, it will become effective immediately upon its filing with the Secretary of State of the State of Delaware, which we expect will occur promptly after the 2025 Annual Meeting.
If the Exculpation Amendment is not approved by our stockholders, our Certificate of Incorporation will remain unchanged. In accordance with the DGCL, our Board may elect to abandon the Exculpation Amendment without further action by the stockholders at any time prior to the effectiveness of its filing with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.
Vote Required
The affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve this proposal. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

112 IQVIA HOLDINGS INC. | 2025 Proxy Statement

PROPOSAL NO. 5 Stockholder Proposal: Improve Shareholder Ability to Call for a Special Shareholder Meeting
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which the Company and the Board accept no responsibility. The stockholder proposal is required to be voted on at our 2025 Annual Meeting only if properly presented at our 2025 Annual Meeting.
John Chevedden, whose address is 2215 Nelson Avenue No. 205, Redondo Beach, CA 90278, is the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding three years, has notified the Company of his intent to present the following proposal at the 2025 Annual Meeting.

IQVIA received a letter from Mr. Chevedden mandating exactly how his proposal was to be presented in this proxy statement. Below is the exact text of the proposal that Mr. Chevedden required the Company to include in this proxy statement, including the accompanying color image. The following text is not provided by the Company.

Proposal 5 – Improve Shareholder Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. This includes that all the requirements for shareholders to call a special shareholder meeting be included in the bylaws.
This proposal addresses the unfortunate IQVIA Holdings Board’s bait-and-switch gamesmanship at the 2023 IQV annual meeting. At this 2023 meeting there was an IQV Board of Directors proposal for 25% of shareholders to call for a special shareholder meeting. However IQV shareholders would have to read 900-words of the Board’s proposal description to learn that there was a major restriction attached to the 25% figure. The major restriction was that all shares not owned for a full continuous year would be excluded.
This means that if 33% of IQV shares are owned for less than a year it would require 40% of the eligible shares to call for a special shareholder meeting. The IQV Board of Directors could have been upfront in acknowledging that their 25% figure can mandate a requirement of 40% of eligible IQV shares. A potential 40% requirement makes the current ability to call for a special shareholder meeting almost impossible to use.
Please vote yes:
Improve Shareholder Ability to Call for a Special Shareholder Meeting – Proposal 5

Board Recommendation
For the reasons stated below, our Board believes that the approval of Mr. Chevedden’s proposal is NOT in the best interests of stockholders or the Company and recommends that you vote AGAINST this Proposal 5.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 113

PROPOSAL NO. 5 Stockholder Proposal: Improve Shareholder Ability to Call for a Special Shareholder Meeting
IQVIA’s Statement in Opposition
IQVIA’s Statement in Opposition to Mr. Chevedden’s Proposal
After careful consideration, the Board unanimously recommends a vote AGAINST Mr. Chevedden’s proposal for the reasons provided below:

Current special meeting requirements are in IQVIA’s and the stockholders’ best interests

The Board believes that maintaining the Company’s current requirements for calling special meetings is in the best interest of IQVIA and our stockholders. The current special meeting right requires the Board to call a special meeting upon the written request of one or more stockholders who own, in the aggregate, shares representing at least 25% of our then outstanding common stock for at least one year. Our existing stockholder special meeting right was approved by stockholders at the 2023 annual meeting of stockholders with approximately 96% of the votes cast in favor. Additionally, at the 2023 annual meeting a competing proposal submitted by Mr. Chevedden seeking to set the ownership threshold to call a special meeting at 10% failed to garner majority support. Nonetheless, in recognition of the support that the 10% threshold proposal received, we engaged with stockholders on the topic and stockholders have conveyed their positive reactions to adopting a special meeting right at 25% along with the significant number of other corporate governance enhancements we have made in recent years.

The current ownership threshold strikes an appropriate balance

We believe that the current 25% ownership threshold and one-year holding period are reasonable and strike an appropriate balance between enhancing our stockholders’ ability to act on important and urgent matters and protecting against misuse by a small number of potentially transient stockholders whose interests may not be shared by the majority of stockholders. Special meetings impose significant costs on the Company, both administrative and operational, and our Board, management team and employees must devote significant time and attention to preparing for a special meeting, which takes their time and attention away from their primary focus of overseeing and operating the Company’s business.
Given the current ownership of the Company, the proposed 10% threshold would allow a single stockholder to call a special meeting. One or a small minority of stockholders should not be entitled to cause such significant expense and distraction to advance their own special interests, to consider a matter that may be of little or no interest to most stockholders or that a significant majority of our stockholders may oppose. Such minority stockholders could also request special meetings solely to seek concessions from the Company that serve only their interests in exchange for avoiding a special meeting. Special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting in cases where a substantial portion of stockholders agree that a special meeting must be called. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Providing a special meeting request right at a lower threshold risks giving a small number of stockholders a disproportionate amount of influence over the Company’s affairs.
Moreover, the 10% ownership threshold requested by the stockholder proponent is lower than that of a significant majority of S&P 500 companies that offer stockholders a special meeting right. According to FactSet, as of January 2025, a 10% threshold has been adopted by only 14% of S&P 500 companies that offer stockholders a special meeting right, while a significant majority of S&P 500 companies that have adopted a special meeting right have adopted a threshold higher than 10%.
The Board also believes the one-year holding period is consistent with market practice and appropriate to limit the special meeting right to stockholders with durationally meaningful interests in the Company. In addition, the continuous one-year holding period is consistent with the minimum holding period established by the SEC under Rule 14a-8 of the Exchange Act, which enables a stockholder to include a proposal in an issuer’s proxy statement. In adopting the holding requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a stockholder has a meaningful “economic stake or investment interest” in a company before the stockholder may draw on company and stockholder resources and command the time and attention of other stockholders to consider and vote on the proposal. The Board believes the SEC’s reasoning is equally applicable to the Company’s continuous one-year holding requirement for requesting a special meeting.

114 IQVIA HOLDINGS INC. | 2025 Proxy Statement

PROPOSAL NO. 5 Stockholder Proposal: Improve Shareholder Ability to Call for a Special Shareholder Meeting
IQVIA’s Statement in Opposition

The stockholder proponent grossly mischaracterizes IQVIA’s approach

In Mr. Chevedden’s proposal, he grossly mischaracterizes IQVIA’s approach, and the effect of the 25% special meeting right adopted by the Company. The entirety of IQVIA’s proposal was laid out over only two pages, and the Company listed the one-year requirement in the first sentence under the section clearly titled “Specific Proposed Amendments”. In addition, the Company made no changes to its definition of “ownership” that stockholders were required to demonstrate under Section 1.3(d) of its Bylaws at the time—so the allegation of a “bait and switch” is completely without merit. In fact, a one-year holding requirement is appropriate to ensure those bringing such requests have the longer-term interests of the Company in mind rather than attempting to opportunistically seek concessions of the Board or take actions that would not serve the long-term interests of the stockholders or the Company.
The special meeting right adopted by the Company is consistent with many other S&P 500 companies that have adopted such rights and, at 25%, is a strong indicator that the issue is not unduly narrow and is deemed critical by our stockholders generally.

IQVIA engages meaningfully with stockholders

The Board values stockholder engagement and appreciates our stockholders’ perspectives. IQVIA maintains a robust stockholder engagement program, where IQVIA management and members of the Board routinely meet with stockholders to receive feedback on various issues. As further described in “Corporate Governance—Stockholder Engagement,” following our 2024 annual meeting and in early 2025, we invited stockholders representing approximately 60% of our shares outstanding and met with stockholders representing approximately 23% of our shares outstanding. In some cases, stockholders expressed that engagement was not necessary at the time because they had no new significant concerns with our compensation or governance practices. The Board and its committees have considered stockholder feedback received through these engagements and have taken responsive action over the years, as further detailed in “Corporate Governance—Stockholder Engagement—Summary of Board Responsiveness to Governance Feedback.” The Company is committed to maintaining its highly responsive and comprehensive stockholder engagement program such that many concerns may be addressed without the need for costly special meetings. However, in the event that a long-term shareholder or group of long-term shareholders feels the Board has failed to respond, or addressing an issue at a special meeting is of critical importance, the existing 25% offers a well-established balance between accessing the right and ensuring that the meeting is of broad interest to the wider stockholder base.
Board Recommendation
For the foregoing reasons, our Board believes that the approval of this stockholder proposal is NOT in the best interests of stockholders or the Company and recommends that you vote AGAINST this Proposal 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT TO ENHANCE STOCKHOLDER VALUE VOTE “AGAINST” THIS PROPOSAL

IQVIA HOLDINGS INC. | 2025 Proxy Statement 115

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise indicated, the following table sets forth information relating to the beneficial ownership of our common stock as of January 31, 2025, by:
●each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
●each of our named executive officers;
●each of our directors; and
●all executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated, and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 176,063,745 shares of our common stock outstanding as of January 31, 2025. Shares of our common stock that a person has the right to acquire within 60 days of January 31, 2025, are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703.

	Shares Beneficially Owned

Name of Beneficial Owners	Number	Percent

5% stockholders:
The Vanguard Group(1)	21,077,827	12.0%
BlackRock, Inc.(2)	15,166,087	8.6%
Harris Associates L.P.(3)	9,747,869	5.5%
GIC Private Limited(4)	9,130,496	5.2%
Directors and named executive officers:
Ari Bousbib(5)	2,437,880	1.4%
Ronald E. Bruehlman(6)	116,558	*
W. Richard Staub, III(7)	32,595	*
Bhavik Patel(8)	10,499	*
Eric M. Sherbet(9)	99,621	*
Carol J. Burt(10)	7,009	*
John P. Connaughton(11)	1,047	*
John G. Danhakl(12)	30,847	*
James A. Fasano(13)	2,739	*
Colleen A. Goggins(14)	15,238	*
John M. Leonard(15)	13,783	*

116 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned

Name of Beneficial Owners	Number	Percent

Leslie Wims Morris(16)	4,605	*
Todd B. Sisitsky(17)	—	—
Sheila A. Stamps(18)	3,105	*
All executive officers and directors as a group (14 persons)(19)	2,775,526	1.6%
*    Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)As reported by The Vanguard Group in a Schedule 13G filed with the SEC on February 13, 2024, which reported holdings as of December 29, 2023. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 242,171 shares, sole dispositive power with respect to 20,291,634 shares, and shared dispositive power with respect to 786,193 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)As reported by BlackRock, Inc. in a Schedule 13G filed with the SEC on January 25, 2024, which reported holdings as of December 31, 2023. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 13,884,087 shares and sole dispositive power with respect to 15,166,087 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)As reported by Harris Associates L.P. in a Schedule 13G filed with the SEC on February 14, 2024, which reported holdings as of December 31, 2023. The Schedule 13G states that Harris Associates L.P. has sole voting power with respect to 7,848,356 shares and sole dispositive power with respect to 9,747,869 shares. The principal business address of Harris Associates L.P. is 111 South Wacker Drive, Suite 4600, Chicago, IL 60606.
(4)As reported by GIC Private Limited in a Schedule 13G filed with the SEC on August 15, 2024, which reported holdings as of August 13, 2024. The Schedule 13G states that GIC Private Limited has sole voting power with respect to 6,196,441 shares, shared voting power with respect to 2,934,055 shares, sole dispositive power with respect to 6,196,441 shares, and shared dispositive power with respect to 2,934,055 shares. The principal business address of GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(5)Includes 1,097,495 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 6,848 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2025. Of the shares beneficially owned, 543,302 shares of common stock are held in trust for the benefit of members of Mr. Bousbib’s family.
(6)Includes 69,189 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 1,957 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2025. Of the shares beneficially owned, 11,893 shares of common stock are held in Ronald E. Bruehlman Revocable Trust.
(7)Includes 15,558 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 489 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2025.
(8)Includes 9,444 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 228 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2025.
(9)Includes 78,334 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 734 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2025.
(10)Consists of 5,962 shares of common stock held in the Carol Burt Hilliard Revocable Trust and 1,047 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(11)Consists of 1,047 shares of common stock issued pursuant to Company stock incentive plans.
(12)Consists of 28,724 shares of common stock held for the benefit of members of Mr. Danhakl’s family and 2,123 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(13)Consists of 1,063 shares of common stock issued pursuant to Company stock incentive plans and 1,676 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(14)Consists of 11,290 shares of common stock issued pursuant to Company stock incentive plans and 3,948 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(15)Consists of 13,783 shares of common stock issued pursuant to Company stock incentive plans.
(16)Consists of 2,058 shares of common stock issued pursuant to Company stock incentive plans and 2,547 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(17)Mr. Sisitsky does not participate in the non-employee director compensation program and therefore does not receive annual equity awards.
(18)Consists of 2,058 shares of common stock issued pursuant to Company stock incentive plans and 1,047 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(19)Includes 1,270,020 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days, 10,256 shares underlying restricted stock units scheduled to vest within 60 days and 12,388 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 117

Certain Relationships and Related Person Transactions

Related Party Transactions Approval Policy
We have adopted a written policy assigning responsibility to our Audit Committee for reviewing and approving related party transactions. For purposes of this policy, a related person transaction includes any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC.
In the course of its review of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the Audit Committee based on full information concerning the proposed transaction, including the related persons involved; their relationship to the Company; their interest and role in the transaction; the proposed terms of the transaction, including materiality and character of the related party’s direct or indirect interest; the benefits and perceived benefits, or lack thereof, to the Company and the related party; the availability to the Company of alternative means or transactions by which to obtain like benefits; terms that would prevail in a similar transaction with an unaffiliated third party; the actual or apparent conflict of interest of the related party; and such other information as our Audit Committee deems appropriate. Our policy provides that we generally should not engage in related party transactions unless the Audit Committee has determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

118 IQVIA HOLDINGS INC. | 2025 Proxy Statement

About the 2025 Annual Meeting

Who is entitled to vote at the 2025 Annual Meeting? How many shares can I vote?
Only stockholders of record on February 24, 2025, are entitled to receive notice of and to vote at the 2025 Annual Meeting. Each share of our common stock is entitled to one vote. There is no cumulative voting. On February 24, 2025, there were [ ] shares of common stock outstanding.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our most recent Annual Report on Form 10-K, to our stockholders by providing access to such documents online instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials, which was mailed to the holders of our common stock, will instruct you as to how you may access and review all of the proxy materials online. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy online. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.
What constitutes a quorum?
A quorum of shares is necessary to hold a valid stockholders’ meeting. Our Bylaws provide that a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which a stockholder directs an “abstention” from voting, as well as shares that a broker holds in “street name” and votes on some matters but not others (known as “broker non-votes,” which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.
What proposals will be voted on at the 2025 Annual Meeting? How does the Board recommend that I vote? What vote is required to approve each item of business?
The chart below summarizes the items of business for the 2025 Annual Meeting, the voting requirements, and the effects of broker non-votes and abstentions, as prescribed by our corporate governance documents and Delaware law, on the outcome of the vote for these proposals at the 2025 Annual Meeting.

Proposal		Board Recommendation	Vote Required	Effect of Absentions and Broker Non-Votes

1	Election of director nominees to serve for the next year and until their successors are elected and qualified	FOR each nominee	Majority of votes cast	No effect
2	Advisory (non-binding) vote to approve our executive compensation (say-on-pay)	FOR	Not Applicable(1)	No effect
3	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	Majority of votes cast	No effect
4	Approve an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation	FOR	Majority of outstanding shares of common stock	Abstentions and broker non-votes treated as votes “against”
5	Stockholder proposal, if properly presented	AGAINST	Not Applicable(1)	No effect
(1)Given this is an advisory vote, there is no required approval threshold.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 119

About the 2025 Annual Meeting
Majority Voting Standard for Election of Directors
Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The N&G Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The N&G Committee and the Board, in making its recommendation or decision, as applicable, must consider what it believes is in the best interests of the Company and its stockholders, and may consider any factor or other information it deems relevant. The Board will act on the tendered resignation, taking into account the N&G Committee’s recommendation, and will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.
In a contested election, directors are elected by a plurality of the votes cast. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined ten days in advance of when we file our definitive Proxy Statement with the SEC.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name on the books and records of our transfer agent, Equiniti Trust Company, LLC (Equiniti), you are considered, with respect to those shares, the “stockholder of record.” Proxy materials or a Notice of Internet Availability of Proxy Materials have been sent directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials or a Notice of Internet Availability of Proxy Materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions. Please note that because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How do stockholders vote?
If you are a stockholder of record, you may vote your shares in any of the following ways:
In person
You may attend the 2025 Annual Meeting and cast your vote there. If you have already voted online, by telephone or by mail, your vote at the 2025 Annual Meeting will supersede your prior vote.
By proxy
Stockholders of record have a choice of voting by proxy:
●over the Internet at www.voteproxy.com;
●by using the toll-free telephone number 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and following the instructions, as noted on your proxy card; or
●by completing a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.
The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. E.D.T. on April 23, 2025.
If you are a beneficial owner holding shares in street name, please refer to your proxy card or the voting instruction form forwarded by your broker, bank or other nominee to see which of the above choices are available to you. Brokers are not permitted to vote on Proposal Nos. 1, 2, 4 or 5 without instructions from the beneficial owner of the shares. It is particularly important, if you hold your shares through a broker or other nominee, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal No. 3 if you do not do so.

120 IQVIA HOLDINGS INC. | 2025 Proxy Statement

About the 2025 Annual Meeting
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
If a stockholder gives a proxy, how are the shares voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your proxies) will vote your shares in the way that you indicate. The individuals named as proxies on the proxy card are Mr. Bousbib, our Chairman and Chief Executive Officer, Mr. Bruehlman, our Executive Vice President and Chief Financial Officer, and Mr. Sherbet, our Executive Vice President, General Counsel and Secretary. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on the election of each director or voted for or against or to abstain from voting on all, some or none of the other items of business to come before the 2025 Annual Meeting.
If you properly sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as the Board recommends.
It is possible that items of business other than those listed above may be brought before stockholders at the 2025 Annual Meeting. The individuals named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion.
In any event, the individuals named as proxies on the proxy card must comply with the rules of the SEC when voting shares on a discretionary basis. At the date of this Proxy Statement, we have not received any notice regarding any other matter to come before the 2025 Annual Meeting that was timely in accordance with our Bylaws.
If I vote by proxy, may I still attend the 2025 Annual Meeting?
Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the 2025 Annual Meeting and voting in person.
Who can attend the 2025 Annual Meeting?
Any Company stockholder as of the close of business on February 24, 2025, may attend the 2025 Annual Meeting. You will need proof of ownership to enter the meeting. Even if you plan to attend the meeting, please vote your shares in advance by submitting a proxy.
If your shares are held in street name you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.
Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.
For directions to the meeting, you may contact the Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703.
How can I revoke a proxy?
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary (which must be filed with the Secretary by the time the 2025 Annual Meeting begins) or by attending the 2025 Annual Meeting and voting in person.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 121

About the 2025 Annual Meeting
Who is paying the costs of this proxy solicitation?
Proxies will be solicited by the Company on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies on our behalf in person, by telephone, or by electronic communication. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $12,000 plus out-of-pocket expenses.
How can I find out the results of the voting at the 2025 Annual Meeting?
Equiniti will receive and tabulate the vote in connection with the 2025 Annual Meeting. Representatives of Equiniti will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results. Equiniti has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting stockholder votes in a contested proxy solicitation).
Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2025 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Why did my household only receive one paper copy of the Notice? How can I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we deliver a single copy of the Notice and, if requested, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate Notice or a copy of this Proxy Statement and our 2024 Annual Report on Form 10-K to any stockholder at a shared address to which we delivered a single Notice.
To receive free of charge a separate copy of this Proxy Statement and our 2024 Annual Report on Form 10-K, stockholders may write or call us at the following:
Investor Relations Department
2400 Ellis Road
Durham, North Carolina 27703
ir@iqvia.com
203-448-4600
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
How can I reduce the number of proxy materials I receive?
If more than one copy of this Proxy Statement and our 2024 Annual Report on Form 10-K has been mailed to your address, and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports, or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.
How can I receive electronic access to proxy materials?
If you hold shares registered in your name, you may sign up at www.investordelivery.com to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when our 2024 Annual Report on Form 10-K and this Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

122 IQVIA HOLDINGS INC. | 2025 Proxy Statement

About the 2025 Annual Meeting
If you own your shares in street name, you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by going online at www.proxyvote.com.
If I cannot attend the 2025 Annual Meeting, what are the deadlines for voting?
If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:59 p.m. E.D.T. on Wednesday, April 23, 2025. It is not necessary for you to also return your proxy card.
If you choose to vote by mailing a proxy card, you should mail your signed proxy card sufficiently in advance for it to be received no later than 9:00 a.m. E.D.T. on Wednesday, April 23, 2025.

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Other Relevant Information

Compensation Committee Interlocks and Insider Participation
None of the members of the LDC Committee have at any time been an officer or employee of the Company or any of its subsidiaries. During 2024, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or LDC Committee.
Delinquent Section 16(a) Reports
Our officers, directors and greater than 10% stockholders are required under Section 16(a) of the Exchange Act, to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except for one inadvertent late Form 4 filing as a result of a purchase of Company shares by an entity over which Mr. Danhakl has beneficial ownership via the Danhakl Revocable Family Trust. The purchase of Company shares was made without Mr. Danhakl’s knowledge by an independent financial broker/advisor who manages the purchasing entity.
Overview of Russian Operations
Historically, our operations in Russia have represented an immaterial portion of our overall business, largely focused on supporting global pharmaceutical companies conducting clinical studies in the country. Decisions on whether to conduct a clinical study in a particular country are made by the global pharmaceutical companies sponsoring the applicable studies. Clinical trial investigators are responsible for the overall conduct of a clinical study at a particular study site. IQVIA’s primary role in supporting clinical studies on behalf of our pharmaceutical customers is to provide oversight of the conduct, safety, and integrity of the clinical studies across all sites where the studies are being conducted.
At the outset of the conflict between Russia and Ukraine, for studies in start-up or early phase in Russia, we provided recommendations to our customers to redirect patient recruitment away from Russia to other countries based on consultations with our customers. At the same time, for studies that had already enrolled Russian patients into studies, we consulted with customers about the safety impact of discontinuing ongoing studies in Russia. We, and our customers, recognized ethical and regulatory obligations in connection with the safety of Russian subjects who entrusted their health and wellbeing to the physician investigators and trial sponsors conducting clinical research. This requires IQVIA and our customers to continue an ongoing and appropriate level of oversight for some studies already underway in Russia. Failure to do so could potentially jeopardize the safety of patients as well as fail to detect important medical effects of the therapies being investigated, which would have a deleterious impact on patients around the world. Decisions to continue or discontinue a clinical study in Russia, or elsewhere, are principally the responsibility of our customers and we are largely guided by their decisions to commence or discontinue trials in compliance with applicable laws. Our business in Russia continues to decline as studies that were in-flight at the time the conflict began are completed.
Other Matters
We know of no matters, other than those referred to in this Proxy Statement, which will be presented at the 2025 Annual Meeting. If, however, any other appropriate business is properly presented at the 2025 Annual Meeting, the individuals named in the enclosed proxy card will have discretion to vote on those matters for you.

124 IQVIA HOLDINGS INC. | 2025 Proxy Statement

Other Relevant Information
Cautionary Note Regarding Forward-Looking Statements
Stockholder Proposals and Nominees for 2026 Annual Meeting of Stockholders
Under SEC rules, for a stockholder proposal to be included in our proxy statement (and form of proxy) for presentation at our 2026 annual meeting of stockholders the proposal must be received by us, marked to the attention of Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703 by [ ], 2025. As the rules of the SEC make clear, merely submitting a proposal does not guarantee it will be included in our proxy statement.
Our Bylaws provide for a right of proxy access. The proxy access bylaw enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, who has continuously owned at least 3% of our outstanding shares of common stock for at least three consecutive years may nominate up to 20% of the Board or two directors (whichever is more) and have such nominee(s) included in our proxy statement, if the stockholder(s) and the nominee(s) satisfy the applicable requirements set forth in our Bylaws. Stockholders seeking to have one or more nominees included in our 2026 proxy statement must deliver the notice required by our Bylaws to the attention of Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703 between [ ], 2025, and [ ], 2025.
Under our Bylaws, and as permitted by SEC rules, a stockholder must follow certain procedures to nominate candidates for election as directors or to introduce an item of business at an annual meeting of stockholders, even if those matters will not be included in our proxy statement for that meeting. Any such nomination or item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2026 annual meeting of stockholders between December 25, 2025, and January 24, 2026. However, if the date of our 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2025 Annual Meeting, we must receive notice no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to such annual meeting or ten days after the day on which the date of our 2026 annual meeting of stockholders is first disclosed in a public announcement (the Advance Notice Deadline). In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act when providing notice to the Company no later than the Advance Notice Deadline.
Any director nomination must contain the information specified in our Bylaws.
Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only, and the information on these websites is not part of, or incorporated by reference into, this Proxy Statement.
Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement, as well as other written reports and oral statements that we make from time to time, includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act). The words “expects,” “assumes,” “anticipates,” “believes,” “estimates,” “intends,” “may,” “plans,” “forecasts,” “projects,” “should,” “seeks,” “sees,” “targets,” “will”, “would” and similar words and expressions, and variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflict or other disruptions outside

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Other Relevant Information
Cautionary Note Regarding Forward-Looking Statements
of our control such as the current situation in Ukraine and Russia; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and the other factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments or otherwise.
By Order of the Board of Directors,
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
Dated: February [ ], 2025
Durham, North Carolina

126 IQVIA HOLDINGS INC. | 2025 Proxy Statement

APPENDIX A Financial Reconciliations

Use of Non-GAAP Financial Measures
This Proxy Statement includes financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Margin Expansion, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Tax Rate, Adjusted Cash Tax Rate, Free Cash Flow, and Net Leverage Ratio. Non-GAAP financial information is provided to enhance understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. We use non-GAAP measures in our operational and financial decision-making and believe that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, we exclude all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures and are used to prepare strategic plans and annual budgets and review management compensation. We also believe that stockholders may find non-GAAP financial measures useful for the same reasons, although stockholders are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, stockholders should not consider such performance measures in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. Stockholders are encouraged to review the reconciliations below of these financial measures.

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APPENDIX A Financial Reconciliations
Use of Non-GAAP Financial Measures
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION

($ in millions) (unaudited)	Twelve Months Ended December 31,

	2024	2023	2022	2021	2020	2019

Net Income Attributable to IQVIA Holdings Inc.	$1,373	$1,358	$1,091	$966	$279	$191
Provision for income taxes(1)	301	101	260	163	72	116
Depreciation and amortization	1,114	1,125	1,130	1,264	1,287	1,202
Interest expense, net	623	636	403	369	410	438
(Income) loss of unconsolidated affiliates	(5)	—	12	(6)	(7)	9
Income from non-controlling interests	—	—	—	5	29	36
Deferred revenue purchase accounting adjustments	—	—	1	3	1	10
Stock-based compensation	206	217	194	170	95	146
Other (income) expense, net(2)	(63)	(132)	104	(81)	(23)	(6)
Loss on extinguishment of debt	—	6	—	26	13	24
Restructuring and related expenses(3)	106	126	73	68	85	77
Acquisition related expenses	29	132	78	75	143	157
ADJUSTED EBITDA	$3,684	$3,569	$3,346	$3,022	$2,384	$2,400
(1)Twelve months ended December 31, 2023, includes a $125 million tax benefit due to an internal legal entity restructuring.
(2)Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)Reflects restructuring costs as well as accelerated expenses related to lease exits.

CALCULATION OF ADJUSTED EBITDA MARGIN AND ADJUSTED EBITDA MARGIN EXPANSION

($ in millions) (unaudited)	2024	2023

Revenues	$15,405	$14,984
Adjusted EBITDA	$3,684	$3,569
Adjusted EBITDA Margin	23.9%	23.8%
Adjusted EBITDA Margin expansion	10 bps

128 IQVIA HOLDINGS INC. | 2025 Proxy Statement

APPENDIX A Financial Reconciliations
Use of Non-GAAP Financial Measures
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

($ in millions, except per share data) (unaudited)	Twelve Months Ended December 31,

	2024	2023	2022	2021	2020	2019

Net Income Attributable to IQVIA Holdings Inc.	$1,373	$1,358	$1,091	$966	$279	$191
Provision for income taxes(1)	301	101	260	163	72	116
Purchase accounting amortization(2)	557	560	563	833	933	914
(Income) loss of unconsolidated affiliates	(5)	—	12	(6)	(7)	9
Income from non-controlling interests	—	—	—	5	29	36
Deferred revenue purchase accounting adjustments	—	—	1	3	1	10
Stock-based compensation	206	217	194	170	95	146
Other (income) expense, net(3)	(63)	(132)	104	(81)	(23)	(6)
Loss on extinguishment of debt	—	6	—	26	13	24
Royalty hedge gain	—	—	—	—	—	6
Restructuring and related expenses(4)	106	136	135	68	85	77
Acquisition related expenses	29	132	78	75	143	157
Adjusted Pre Tax Income	$2,504	$2,378	$2,438	$2,222	$1,620	$1,680
Adjusted tax expense	(462)	(477)	(501)	(453)	(330)	(359)
Income from non-controlling interests	—	—	—	(5)	(29)	(36)
Minority interest effect in non-GAAP adjustments(5)	—	—	—	(4)	(9)	(9)
Adjusted Net Income	$2,042	$1,901	$1,937	$1,760	$1,252	$1,276

Adjusted earnings per share attributable to common stockholders:
Basic	$11.26	$10.34	$10.33	$9.20	$6.54	$6.54
Diluted	$11.13	$10.20	$10.16	$9.03	$6.42	$6.39
Weighted average common shares outstanding:
Basic	181.3	183.8	187.6	191.4	191.3	195.1
Diluted	183.4	186.3	190.6	195.0	195.0	199.6
(1)Twelve months ended December 31, 2023, includes a $125 million tax benefit due to an internal legal entity restructuring; the benefit is excluded from Adjusted tax expense.
(2)Reflects all the amortization of acquired intangible assets.
(3)Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(4)Reflects restructuring costs as well as accelerated expenses related to lease exits and asset abandonments.
(5)Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.

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APPENDIX A Financial Reconciliations
Use of Non-GAAP Financial Measures
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

($ in millions) (unaudited)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023

Net Cash provided by Operating Activities	$2,716	$2,149
Acquisition of property, equipment and software	(602)	(649)
FREE CASH FLOW	$2,114	$1,500
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF DECEMBER 31, 2024

($ in millions) (unaudited)

Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of December 31, 2024	$13,983
Net Debt as of December 31, 2024	$12,281
Adjusted EBITDA for the twelve months ended December 31, 2024	$3,684
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.80x
NET LEVERAGE RATIO (NET DEBT/LTM ADJUSTED EBITDA)	3.33x
CALCULATION OF ADJUSTED TAX RATE

($ in millions) (unaudited)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023

Adjusted Pre Tax Income	$2,504	$2,378
Adjusted Tax Expense	$462	$477
Adjusted Tax Rate	18.5%	20.1%
ADJUSTED TAX RATE CHANGE	160 bps
CALCULATION OF ADJUSTED CASH TAX RATE

($ in millions) (unaudited)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023

Adjusted Pre Tax Income	$2,504	$2,378
Cash Paid for Income Taxes, net of refunds	$295	$340
Adjusted Cash Tax Rate	11.8%	14.3%
ADJUSTED CASH TAX RATE CHANGE	250 bps

130 IQVIA HOLDINGS INC. | 2025 Proxy Statement

APPENDIX B Amended Certificate of Incorporation

1.The name of the corporation is “IQVIA Holdings Inc.” (hereinafter referred to as the “Corporation”).
2.The street address and county of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808, and the name of its registered agent at such address is Corporation Service Company.
3.The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
4.Capitalization.
A.Authorized Shares. The Corporation shall have authority to issue four hundred and one million (401,000,000) shares, consisting of (a) four hundred million (400,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”); and (b) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
B.Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same preferences, limitations and relative rights.
1.Voting Rights. On all matters to be voted on by the Corporation’s stockholders, each holder of record of shares of Common Stock will be entitled to one vote per share so held.
2.Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities of the Corporation, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder.
3.Liquidation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.
C.Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the shares of each such series to have such designations, preferences, relative rights and powers, including voting powers (or qualifications, limitations or restrictions thereof) as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation. Authority is expressly granted to the Board of Directors, subject to the provisions hereof and to any limitations provided under the DGCL, to authorize the issuance of one or more series within the class of Preferred Stock, and with respect to each such series to determine and fix by resolution or resolutions the designations, preferences, relative rights and powers, including voting powers, full or limited, or no voting power, of such shares, or the qualifications, limitations or restrictions of such shares. This paragraph is intended to afford to the Board of Directors the maximum authority permitted under the DGCL.
5.Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.
Subject to the requirements of applicable law, a special meeting of the stockholders of the Corporation may be called at any time (i) by a majority of the members of the Board of Directors, (ii) by the Chairman of the Board or Chief Executive Officer of the Corporation, or (iii) by the Secretary of the Corporation upon receipt of the written request of one or more record holders (and the record or beneficial owners, if any, such holders represent) representing ownership of an aggregate of not less than 25% of the voting power of all issued and outstanding shares of Common Stock of the Corporation, provided that such shares have been owned continuously by such holders for at least one year, and provided such request complies with the procedures for calling a special meeting of stockholders as set forth in the Corporation’s bylaws, as may be amended from time to time.

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APPENDIX B Amended Certificate of Incorporation

Any special meeting of the stockholders shall be held on such date, at such time and at such place within or outside the State of Delaware as the Corporation may designate. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. No business may be transacted and no corporate action may be taken at a special meeting other than business within the purpose or purposes stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.
6.The Corporation shall be entitled to treat the person in whose name any shares are registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as required by applicable law.
7.The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the Board of Directors shall be not less than five (5) nor more than seventeen (17), and shall be fixed in such a manner as may be prescribed by the bylaws. ~~Each director who is serving as a director immediately following the 2022 annual meeting of stockholders, or is elected thereafter as a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2023 and 2024 annual meetings of stockholders, the successors to the class of directors whose terms expire at each such meeting shall be elected for a one-year term expiring at the subsequent annual meeting of stockholders. At the 2025 annual meeting of stockholders, and at each meeting of shareholders thereafter, e~~Each director shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall hold office until the expiration of the term for which he or she is elected, and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy may be filled by the Board of Directors for a term of office continuing until the next election of directors by the stockholders.
8.In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the bylaws of the Corporation. Any amendment, alteration, change, addition or repeal of the bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of a majority of the shares of the Corporation present in person or by proxy at a meeting and entitled to vote on such amendment, alteration, change, addition or repeal.
9.Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, ~~(i) any director who prior to the 2022 annual meeting of stockholders was elected to a three-year term (a “Classified Term”) that continues beyond the date of the 2022 annual meeting (a “Classified Director”) may be removed from office during such Classified Term by the stockholders of the Corporation only for cause, and only by the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Section 9 as one class, and (ii) any director that is not a Classified Director~~ directors may be removed from office by the stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Section 9 as one class.
Subject to the bylaws of the Corporation, when one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.
10.Limitation of Director and Officer Liability; Indemnification
A.Limitation of Director and Officer Liability. To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (as applicable), except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL. No amendment to, or modification or repeal of, this Article 10 shall adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 10, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent

132 IQVIA HOLDINGS INC. | 2025 Proxy Statement

APPENDIX B Amended Certificate of Incorporation

permitted by the DGCL, as so amended. For purposes of this Article 10, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or hereafter may be amended from time to time.
B.Indemnification.
1.Nature of Indemnity. The Corporation shall indemnify any person (an “Indemnitee”) who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as a director, officer, partner, member, trustee, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof (any such entity, an “Other Entity”), to the fullest extent from time to time permitted by law in the event he or she is or is threatened to be involved as a party, witness or otherwise in any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process, whether or not brought by or on behalf of the Corporation, by reason of the fact that he or she is or was acting in such capacity; provided, however, that the Corporation shall not indemnify any such Indemnitee against liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (1) reasonable expenses, including without limitation all reasonable attorneys’ fees actually incurred by him or her in connection with any such action, suit or proceeding; (2) all payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he or she may have become liable in such action, suit or proceeding; and (3) all reasonable expenses incurred in enforcing the indemnification rights provided herein. The rights granted herein shall not be limited by the provisions contained in Section 145 of the DGCL.
2.Determination That Indemnification Is Proper. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by Article 10(B)(1), including without limitation making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board of Directors may give notice to, and obtain approval by, the stockholders of the Corporation for any decision to indemnify.
3.Advance Payment of Expenses. Expenses incurred by a director or an officer in connection with an action, suit or proceeding referred to in Article 10(B)(1) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article 10(B); provided, however, that the Corporation shall have no obligation to advance expenses incurred by a director or officer with respect to any claim initiated by such director or officer without the prior written consent of or authorization of the Board of Directors (other than a claim brought by a director or officer to enforce his or her or rights under this Article 10). Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
4.No Duplication of Payments. The Corporation shall not be liable under this Article 10(B) to make any payment in connection with any claim made against any Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder; provided, however, that the Corporation agrees that, as between the Corporation, on the one hand, and any Sponsor Stockholder with whom a director is or was affiliated and any insurer providing insurance coverage to such Sponsor Stockholder, on the other hand, the Corporation (1) is the indemnitor of first resort under this Article 10 (i.e., its obligations under this Article 10 are primary and any indemnification or advancement obligations of any Sponsor Stockholder with whom a director is or was affiliated and the obligations of any insurer of such Sponsor Stockholder to provide insurance coverage with respect to the same obligations are secondary), (2) shall be required to advance the full amount of expenses incurred by the director and shall be liable for the full amount of iindemnification obligations as required by the terms of this Certificate of Incorporation and any other

IQVIA HOLDINGS INC. | 2025 Proxy Statement 133

APPENDIX B Amended Certificate of Incorporation

agreements the Corporation may have with the director, without regard to any rights the director may have against such Sponsor Stockholder, and (c) unconditionally and irrevocably waives, relinquishes, releases such Sponsor Stockholder from and agrees not to exercise any rights that it may have with respect to any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. For purposes of this Article 10, “Sponsor Stockholder” means any current or former stockholder that is or was party to the Stockholders Agreement (as defined below), any Affiliate (as defined in the Stockholders Agreement) of such stockholder (other than the Corporation and its subsidiaries), and/or any other investment entity or related management company that is advised by the same investment adviser as any of the foregoing entities or by an Affiliate (as defined in the Stockholders Agreement) of such investment adviser.
5.Subrogation. Subject to the limitations set forth in Article 10(B)(4), in the event of payment of indemnification to an Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.
C.Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee, member or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 10 or the DGCL.
D.Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article 10 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article 10.
E.Survival; Amendment or Repeal. The foregoing provisions of this Article 10 shall be deemed to be a contract between the Corporation and each Indemnitee at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of the Indemnitee.
F.Other Indemnification. This Article 10 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to Indemnitees or persons other than Indemnitees when and as authorized by appropriate corporate action, including without limitation by separate agreement with the Corporation.
11.Except as set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
12.Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.
13.The stockholders of the Corporation shall have no right to cumulate their votes for the election of directors.
14.Renouncement of Corporate Opportunity.
A.Scope. The provisions of this Article 14 are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation and, to the extent applicable, its stockholders, with respect to certain classes or categories of business opportunities. “Exempted Person” means each of the Bain Shareholders, the TPG Shareholders, the CPP Shareholder and the LG Shareholders (each as defined in the Shareholders Agreement, dated as of May 3, 2016, by and among the Corporation and certain of its stockholders named therein, as such agreement existed as of May 3, 2016 (the “Stockholders

134 IQVIA HOLDINGS INC. | 2025 Proxy Statement

APPENDIX B Amended Certificate of Incorporation

Agreement”)), their respective Affiliates (other than the Corporation and its subsidiaries), TPG Global, LLC and Bain Capital, LLC and their Affiliates and all of their respective partners, principals, directors, officers, members, managers, managing directors and/or employees, including any of the foregoing who serve as officers or directors of the Corporation. Solely for purposes of this Article 14, references to “Affiliate”, “Nominee”, and “Stockholder Group” have the meaning ascribed to such terms in the Stockholders Agreement.
B.Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or, to the extent applicable, any of its or their stockholders, for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.
C.Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 14, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
D.Effect of Stockholders Agreement. The provisions of Sections B and C of this Article 14 (i) shall be subject to compliance with any procedures regarding corporate opportunities specified in the Stockholders Agreement and (ii) shall continue with respect to an Exempted Person until the first date that both of the following conditions are true (a) such Exempted Person’s applicable Stockholder Group is not entitled to designate at least one (1) Nominee to the Board of Directors of the Corporation pursuant to the Stockholders Agreement, and (b) no individual is serving on the Board who has at any time been designated as a Nominee by such Exempted Person’s applicable Stockholder Group.
E.Amendment of this Article 14. No amendment or repeal of this Article 14 in accordance with the provisions of Article 11 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article 14 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation of the Corporation, the Corporation’s bylaws or applicable law.

IQVIA HOLDINGS INC. | 2025 Proxy Statement 135

© 2025. All rights reserved. IQVIA® is a registered trademark of IQVIA Inc. in the United States, the European Union, and various other countries.

ANNUAL MEETING OF STOCKHOLDERS OF

# IQVIA HOLDINGS INC.

**April 24, 2025**

Please sign, date and mail your Proxy Card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

042425

**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

**The Board of Directors recommends that you vote FOR the following:**

1. The election of each of the director nominees listed below (a through i).

| NOMINEES: | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| a. Ari Bousbib | ☐ | ☐ | ☐ |
| b. Carol J. Burt | ☐ | ☐ | ☐ |
| c. John G. Danhakl | ☐ | ☐ | ☐ |
| d.James A. Fasano | ☐ | ☐ | ☐ |
| e. Colleen A. Goggins | ☐ | ☐ | ☐ |
| f. John M. Leonard, M.D. | ☐ | ☐ | ☐ |
| g. Leslie Wims Morris | ☐ | ☐ | ☐ |
| h. Todd B. Sisitsky | ☐ | ☐ | ☐ |
| i. Sheila A. Stamps | ☐ | ☐ | ☐ |

**The Board of Directors recommends that you vote FOR proposal 2.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Approve an advisory (non-binding) resolution to approve IQVIA's executive compensation (say-on-pay). | ☐ | ☐ | ☐ |

**The Board of Directors recommends that you vote FOR proposal 3.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 3. Ratification of the appointment of PricewaterhouseCoopers LLP as IQVIA's independent registered public accounting firm for 2025. | ☐ | ☐ | ☐ |

**The Board of Directors recommends that you vote FOR proposal 4.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 4. Approve a Company proposal to amend IQVIA's Certificate of Incorporation regarding officer exculpation. | ☐ | ☐ | ☐ |

**The Board of Directors recommends that you vote AGAINST proposal 5.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 5. If properly presented, a stockholder proposal concerning special stockholder meetings. | ☐ | ☐ | ☐ |

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

0

# IQVIA HOLDINGS INC.

**Proxy for Annual Meeting of Stockholders on April 24, 2025**

**Solicited on Behalf of the Board of Directors**

The undersigned hereby appoints Ari Bousbib, Ronald E. Bruehlman, and Eric M. Sherbet, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of IQVIA HOLDINGS INC., to be held on April 24, 2025 at 9:00 a.m., E.D.T., at the Hotel Zero Degrees, 15 Milestone Road, Danbury, CT 06810, and at any postponements or adjournments thereof, as follows:

**(Continued and to be signed on the reverse side)**

1.1

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